PROSPECTUS SUPPLEMENT
(To Prospectus dated May 12, 1999)

                                  $285,000,000
                      CENTEX HOME EQUITY LOAN TRUST 1999-2

        CENTEX HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1999-2

                           CENTEX CREDIT CORPORATION
                      D/B/A CENTEX HOME EQUITY CORPORATION
[Centex Logo]                 SELLER AND SERVICER

                       CHEC ASSET RECEIVABLE CORPORATION
                                   DEPOSITOR

                   THE TRUST WILL ISSUE PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                         CLASS A       PRINCIPAL                                                              FINAL SCHEDULED
                       CERTIFICATES     BALANCE                        CERTIFICATE RATE                      DISTRIBUTION DATE
                        Class A-1     $73,427,000                            5.91%                             April 25, 2019
                        Class A-2     $13,366,000                            6.10%                           September 25, 2021
                        Class A-3     $31,185,000                            6.26%                             July 25, 2025
                        Class A-4     $29,916,000                            6.60%                            January 25, 2028
                        Class A-5     $19,506,000     7.00% (or 7.50% for each interest period after the       June 25, 2030
                                                     servicer has failed to exercise its right to purchase
                                                     all of the outstanding home equity loans), subject to
                                                                     an interest rate cap
                        Class A-6     $18,600,000                            6.60%                             June 25, 2030
                        Class A-7     $84,000,000       One Month LIBOR plus 0.25% (or One Month LIBOR         June 25, 2030
                                                    plus 0.50% for each interest period after the servicer
                                                    has failed to exercise its right to purchase all of the
                                                    outstanding home equity loans), subject to an available
                                                                           funds cap
                        Class A-8     $15,000,000                            6.04%                             June 25, 2030

                   THE CERTIFICATES

                   o Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month. The first scheduled distribution date is June 25, 1999.

                   o Distributions on the Class A-1, Class A-2, Class A-3,
                     Class A-4, Class A-5 and Class A-6 Certificates will be primarily based on a group of non-conforming closed-end fixed rate home equity loans. Distributions on the Class A-7 and Class A-8 Certificates will be primarily based on a group of non-conforming closed-end adjustable rate home equity loans.

                   o The Class A Certificates currently have no trading market.

                   o The Class A Certificates will have the benefit of an
                     irrevocable and unconditional financial guaranty insurance policy issued by Financial Security Assurance Inc., as certificate insurer, guaranteeing timely payment of interest and ultimate payment of principal to the holders of the Class A Certificates.

                                  [FSA Logo]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. will offer the Class A Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the Class A Certificates are expected to be approximately $284,195,499, excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $100,000.
We expect that delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedelbank and the Euroclear System on or about May 20, 1999.

LEHMAN BROTHERS
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                                            SALOMON SMITH BARNEY

                                  May 12, 1999

CONSIDER CAREFULLY
THE RISK FACTORS
BEGINNING ON PAGE
S-14 IN THIS
PROSPECTUS
SUPPLEMENT AND PAGE
15 IN THE
PROSPECTUS.

The Class A
Certificates will
represent interests
in the trust only
and will not be
guaranteed by or
represent interests
in or obligations of
Centex Home Equity
Corporation or any
of its affiliates.

This prospectus
supplement may be
used to offer and
sell the
certificates only if
accompanied by the
prospectus.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                                      THE
                            ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Class A Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Certificates. In addition, all dealers selling the Class A Certificates will be required to deliver a prospectus supplement and prospectus until August 10, 1999.

                               TABLE OF CONTENTS

           PROSPECTUS SUPPLEMENT
--------------------------------------------
CAPTION                                         PAGE
--------------------------------------------  ----------
Summary.....................................       S-3
Risk Factors................................      S-14
Description of the Home Equity Loans........      S-19
Prepayment and Yield Considerations.........      S-37
Formation of the Trust and Trust Property...      S-45
Description of the Certificates.............      S-45
The Policy and the Certificate Insurer......      S-59
Use of Proceeds.............................      S-63
Certain Federal Income Tax Considerations...      S-63
Certain State Tax Considerations............      S-64
ERISA Considerations........................      S-64
Legal Investment Considerations.............      S-66
Underwriting................................      S-67
Experts.....................................      S-68
Legal Matters...............................      S-68
Ratings.....................................      S-68
Index of Defined Terms......................      S-69
Annex I.....................................     A-I-1

                 PROSPECTUS
--------------------------------------------
CAPTION                                         PAGE
--------------------------------------------    ------
Prospectus Supplement.......................         2
Reports to Holders..........................         2
Available Information.......................         2
Incorporation of Certain Documents
  by Reference..............................         3
Summary of Terms............................         4
Risk Factors................................        15
The Depositor...............................        19
The Seller and the Servicer.................        19
Description of the Securities...............        26
The Trust Funds.............................        32
Enhancement.................................        37
The Agreements..............................        38
Certain Legal Aspects of the Home Equity
  Loans.....................................        51
Use of Proceeds.............................        57
Federal Income Tax Consequences.............        58
State Tax Consequences......................        78
ERISA Considerations........................        78
Legal Investment............................        81
Plan of Distribution........................        81
Legal Matters...............................        82
Index of Defined Terms......................        83

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, you should read carefully this entire prospectus supplement and accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-69 in this prospectus supplement.

Issuer....................................  Centex Home Equity Loan Trust 1999-2.
Depositor.................................  CHEC Asset Receivable Corporation, a Delaware corporation and wholly owned subsidiary of Centex Credit Corporation d/b/a Centex Home
                                            Equity Corporation.
                                            We refer you to "THE DEPOSITOR" in the prospectus for more detail.
Seller and Servicer.......................  Centex Credit Corporation d/b/a Centex Home Equity Corporation.
                                            We refer you to "THE SELLER AND THE SERVICER" in the prospectus for more detail.
Certificate Insurer.......................  Financial Security Assurance Inc., a New York monoline insurance company.
                                            We refer you to "THE POLICY AND THE CERTIFICATE INSURER" for more detail.
Trustee...................................  Norwest Bank Minnesota, National Association.
Closing Date..............................  May 20, 1999.
Cut-Off Date..............................  May 1, 1999.
Distribution Date.........................  The 25th day of each month, or if such day is not a business day, then the next succeeding business day. The first distribution date will be June 25, 1999.
Record Date...............................  With respect to any distribution date and each class of Fixed Rate
                                            Certificates, the last business day of the month immediately preceding the calendar month in which such distribution date occurs.
                                            With respect to any distribution date and the Variable Rate
                                            Certificates, the last business day immediately preceding such distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which such distribution date occurs.
The Certificates
  General.................................  On the closing date, the trust will issue the Class A Certificates, the Class X-IO Certificates and the Class R Certificates. The
                                            Class A Certificates are senior certificates and the Class X-IO and the Class R Certificates are subordinate certificates.
  Class A Certificates....................  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                                            Class A-6, Class A-7 and Class A-8 Certificates.
  Class R Certificates....................  The Class R-1 and Class R-2 Certificates.
  Offered Certificates....................  The Class A Certificates.

  Non-Offered Certificates................  The Class X-IO Certificates and Class R Certificates are not being offered to the public. Any information with respect to the Class X-IO and Class R Certificates is included in this prospectus supplement solely to provide a better understanding of the Class A Certificates.
  Group I Certificates....................  The Group I Certificates will be the Class A-1, Class A-2,
                                            Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.
                                            Distributions on the Group I Certificates will be primarily derived from payments on the home equity loans in Group I.
  Group II Certificates...................  The Group II Certificates will be the Class A-7 and Class A-8
                                            Certificates. Distributions on the Group II Certificates will be primarily derived from payments on the home equity loans in Group II.
  Fixed Rate Certificates.................  The Group I Certificates and the Class A-8 Certificates.
  Variable Rate Certificates..............  The Class A-7 Certificates.
  Denominations...........................  The Class A Certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.
  Book-Entry Registration.................  We will issue the Class A Certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the Class A
                                            Certificates are book-entry they will be registered in the name of the nominee of depository in the United States.
                                            Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be effected through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in the prospectus.
                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                            Certificates," and "ANNEX I" in this prospectus supplement and "RISK
                                            FACTORS--Book-Entry Registration" and "DESCRIPTION OF THE
                                            SECURITIES--Book-Entry Securities" in the prospectus for more detail.
  Final Scheduled Distribution Dates and
     Final Maturity Date..................  The final scheduled distribution date for each class of Class A
                                            Certificates is as set forth on the cover page of this prospectus supplement.
                                            Each final scheduled distribution date was determined as described in
                                            "DESCRIPTION OF THE CERTIFICATES--Final Scheduled Distribution Dates"
                                            in this prospectus supplement. The policy does not guarantee the full payment of the principal balance of all classes of Class A
                                            Certificates on their related final scheduled distribution dates. The policy guarantees full payment of the principal balance of each class of Class A Certificates on the final maturity date. The final maturity date with respect to the Class A Certificates is the distribution date in June 2030.
                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Final Scheduled
                                            Distribution Dates" in this prospectus supplement.

Distributions to Class A
  Certificateholders
  General.................................  You will be entitled to receive payments of interest on each distribution date. The amount of interest that you are entitled to receive on any distribution date is subject to reduction as a result of the application of the Soldiers' and Sailors' Civil Relief Act of
                                            1940. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans. If you hold a Class A Certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.
  Fixed Rate Certificate Interest.........  The interest rate on any distribution date for a Fixed Rate
                                            Certificate will be the interest rate set forth on the cover page of this prospectus supplement.
                                            The "Interest Period" with respect to each distribution date and a
                                            Fixed Rate Certificate is the calendar month preceding the month of such distribution date. For example, if the distribution date occurs on June 25, 1999, the Interest Period would be the month of May 1999.
                                            Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a Fixed
                                            Rate Certificate you would use the following formula to calculate your interest payment on any distribution date:
                                            30 x IR x PB = your interest payment
                                            360
                                            IR = the applicable per annum fixed interest rate, subject in the case of the Class A-5 Certificates, to both (1) an interest rate cap and (2) an increase if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.
                                            PB = the principal balance of your Fixed Rate Certificate immediately prior to any distributions on such distribution date.
                                            If you are a holder of a Fixed Rate Certificate, the interest payment owed to you for a distribution date will be increased by any unpaid amounts owed to you from prior distribution dates, plus accrued interest at the applicable certificate rate.
                                            If you are a holder of a Class A-5 Certificate, you will not receive additional funds on future distribution dates to compensate you for any reduction in the amount of interest paid to you on a prior distribution date because of the interest rate cap.
                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Certificate Rate"
                                            and "--Distributions" in this prospectus supplement for more detail.
  Variable Rate Certificate Interest......  The interest rate on any distribution date with respect to the
                                            Variable Rate Certificates will equal one-month LIBOR plus the applicable margin for such distribution date, subject to an available funds cap. The applicable margin will increase if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.
                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Certificate Rate"
                                            in this prospectus supplement for a description of the available funds cap.

                                            The "Interest Period" with respect to each distribution date and the
                                            Variable Rate Certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the Variable Rate Certificates will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year consisting of 360 days. Therefore if you are a holder of a
                                            Variable Rate Certificate, you would use the following formula to calculate your interest payment on any distribution date:
                                            N x IR x PB = your interest payment
                                            360
                                            N = number of days in the Interest Period
                                            IR = the per annum floating interest rate for such Interest Period, subject to both (1) an available funds cap and (2) an increase if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.
                                            PB = the principal balance of your Variable Rate Certificate immediately prior to any distributions on such distribution date.
                                            If you are a holder of a Variable Rate Certificate, the interest payment owed to you for a distribution date will be increased by any unpaid amounts owed to you from prior distribution dates, plus accrued interest at the applicable certificate rate.
                                            Additionally, the amount by which the interest payment to you as a holder of a Variable Rate Certificate is reduced because of the available funds cap will be paid to you on future distribution dates, on a subordinated basis, to the extent that money is available to make such payments.
                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Certificate Rate,"
                                            "--Calculation of One-Month LIBOR" and "--Distributions" in this prospectus supplement for more detail.
Principal
  General.................................  On each distribution date, the amount available for distributions of principal for each home equity loan group will include:
                                            o payments of principal on the home equity loans in the related home equity loan group received during the prior calendar month, and all other amounts relating to principal received on such home equity loans during the prior calendar month;
                                            o plus, the outstanding principal balance of each home equity loan in the related home equity loan group repurchased by the seller or purchased by the servicer prior to the monthly remittance date;
                                            o plus the principal portion of amounts received with respect to the substitution of a home equity loan in the related home equity loan group;

                                            o plus, the amount of any excess collections required to be distributed to satisfy the required level of overcollateralization.
                                              This will reduce the principal balance of the Class A Certificates of the related group faster as compared with the principal balance of the home equity loans of such group, thereby increasing the level of overcollateralization of such home equity loan group;

                                            o plus, the principal portion of the proceeds received by the trustee with respect to the related home equity loan group upon termination of the trust; and

                                            o minus, any decrease in the required level of overcollateralization of the related home equity loan group. This will increase the principal balance of the Class A Certificates of the related home equity loan group as compared with the principal balance of the home equity loans of such group, thereby decreasing the level of overcollateralization.

  Group I Certificates....................  On each distribution date principal will be distributed to the Group
                                            I Certificates in the following order of priority:

                                            o first, to the Class A-6 Certificates, for each distribution date on or after the distribution date in June 2002, in an amount up to a specified amount;

                                            o second, to the Class A-1, Class A-2, Class A-3, Class A-4,
                                              Class A-5 and Class A-6 Certificates, in that order, until the principal balance of each such class has been reduced to zero.

                                            The Class A-6 Certificate is a "lock-out" certificate. If you are a holder of a Class A-6 Certificate generally you will not be entitled to receive payments of principal until the distribution date in June
                                            2002 and thereafter you will be entitled to receive a
                                            disproportionately smaller or larger amount of principal relative to the other Group I Certificates.

                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Distributions" in
                                            this prospectus supplement for more detail.

  Group II Certificates...................  On each distribution date principal will be distributed to the Group
                                            II Certificates in the following order of priority:

                                            o first, to the Class A-8 Certificates, for each distribution date on or after the distribution date in February 2001, in an amount up to a specified amount;

                                            o second, to the Class A-7 and Class A-8 Certificates, in that order, until the principal balance of each such class has been reduced to zero;

                                            The Class A-8 Certificate is a "lock-out" certificate. If you are a holder of a Class A-8 Certificate generally you will not be entitled to receive payments of principal until the distribution date in
                                            February 2001 and thereafter you will be entitled to receive a disproportionately larger amount of principal relative to the other class of Group II Certificates.

                                            We refer you to "DESCRIPTION OF THE CERTIFICATES--Distributions" in
                                            this prospectus supplement for more detail.

  Trust Property..........................  The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer. The trust property includes:
                                            o a pool of non-conforming closed-end fixed rate and adjustable rate home equity loans, secured primarily by first and second deeds of trust or mortgages on one-to four-family residential properties;
                                            o payments on the home equity loans received on and after the cut-off date, other than principal received and interest due before the cut-off date;
                                            o property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;
                                            o amounts on deposit in the accounts specified herein;
                                            o rights under any hazard insurance policies, if any covering the mortgaged properties; and
                                            o proceeds of the foregoing.
                                            The Class A Certificateholders will also have the benefit of a financial guaranty insurance policy issued by Financial Security
                                            Assurance Inc.
The Home Equity Loans
  General.................................  The statistical information presented in this prospectus supplement is with respect to 4,157 home equity loans, of which 3,142 are fixed-rate home equity loans and 1,015 are adjustable-rate home equity loans as of the cut-off date. Prior to the closing date, certain of these home equity loans may be removed from the pool and other home equity loans may be substituted in their place, subject to the consent of the certificate insurer. It is expected that less than
                                            1% of the home equity loans will be removed from the pool presented in this prospectus supplement.
                                            The home equity loans will be divided into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The
                                            Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described herein). The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either (a) six months after the date of origination of the related home equity loan or (b) two years after the date of origination of the related home equity loan.
                                            The home equity loans are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties, located in 45 states and the District of Columbia. None of the home equity loans are insured by primary mortgage insurance policies.
                                            All of the home equity loans in the trust have been originated by the seller, an affiliate of the seller or a broker for simultaneous assignment to the seller.

                                            The home equity loans are not guaranteed by the depositor, the seller, the servicer, the certificate insurer, the trustee or any of their affiliates.
                                            We refer you to "DESCRIPTION OF THE HOME EQUITY LOANS--General" in
                                            this prospectus supplement for more detail.
  Group I Home Equity Loans...............  The home equity loans in Group I will have the following characteristics as of the cut-off date:
                                            o number of home equity loans: 3,142
                                            o aggregate principal balance: $186,000,471.34
                                            o average principal balance: $59,198.11
                                            o maximum principal balance: $474,881.80
                                            o minimum principal balance: $2,500.00
                                            o last maturity date: May 10, 2029
                                            o interest rates range: 7.05% to 16.85%
                                            o weighted average interest rate: 11.36% (approximate)
                                            o weighted average remaining term to stated maturity, based on principal balance: 315 months (approximate)
                                            o remaining term to stated maturity range: 57 months to 360 months
                                            o weighted average combined loan-to-value ratio: 79.46% (approximate)
                                            o No original combined loan-to-value ratio exceeded 105.87%
                                            o balloon loans: 0.08% (approximate)
                                            o secured by first lien on the mortgaged property: 93.60%
                                            o secured by second lien on mortgaged property: 6.40%
                                            We refer you to "DESCRIPTION OF THE HOME EQUITY LOANS--Group I Home
                                            Equity Loans" in this prospectus supplement for more detail.
  Group II Home Equity Loans..............  The home equity loans in Group II will have the following characteristics as of the cut-off date:
                                            o all home equity loans in Group II:
                                            o number of home equity loans: 1,015
                                            o aggregate principal balance: $99,001,058.55
                                            o average principal balance: $97,537.99
                                            o maximum principal balance: $400,000.00
                                            o minimum principal balance: $17,600.00
                                            o last maturity date: May 15, 2029
                                            o weighted average interest rate: 10.77% (approximate)
                                            o interest rates range: 6.80% to 14.99%
                                            o weighted average remaining term to stated maturity, based on principal balance: 357 months (approximate)
                                            o remaining term to stated maturity range: 118 months to 360 months
                                            o weighted average loan-to-value ratio: 82.86% (approximate)
                                            o No original loan-to-value ratio exceeded 103.49%

                                            o weighted average gross margin: 7.13% (approximate)
                                            o gross margins range: 3.05% to 11.04%
                                            o weighted average maximum interest rate: 17.77% (approximate)
                                            o maximum interest rate range: 13.80% to 21.99%
                                            o weighted average minimum interest rate: 10.77% (approximate)
                                            o minimum interest rate range: 6.80% to 14.99%
                                            o Six-Month Adjustable Rate Loans:
                                            o number of home equity loans: 285
                                            o weighted average remaining period until interest rate adjustment:
                                              approximately 5 months
                                            o initial payment adjustment: effective with the seventh monthly payment
                                            o initial interest rate adjustment cap: 1.00%
                                            o semi-annual interest rate adjustment cap: 1.00%
                                            o lifetime interest rate cap: 17.34%
                                            o 2/28 Adjustable Rate Loans:
                                            o number of home equity loans: 730
                                            o weighted average remaining period until next interest rate adjustment: approximately 23 months
                                            o initial payment adjustment: effective with the 25th monthly payment
                                            o initial interest rate adjustment cap: 2.00%
                                            o semi-annual interest rate adjustment cap: 1.00%
                                            o lifetime interest rate cap: 17.96%
                                            We refer you to "DESCRIPTION OF THE HOME EQUITY LOANS--Group II Home
                                            Equity Loans" in this prospectus supplement for more detail.
Delinquency Advances and Compensating
  Interest................................  Each month the servicer will determine the amount of any unpaid interest due on the home equity loans. If the servicer believes that unpaid interest can be recovered, then the servicer will either:
                                            o advance the unpaid interest to the trust out of its own funds; or
                                            o advance the unpaid interest to the trust out of collections on the home equity loans that are not required to be distributed on the related distribution date.
                                            The servicer is required to reimburse the trust for amounts advanced from trust collections prior to the date on which such amounts are required to be a part of any amounts distributable to you.
                                            The servicer will provide to the trust the amount of any shortfall in the anticipated collection of interest on a home equity loan that is caused by a full prepayment of a home equity loan or a prepayment of at least six times a mortgagor's monthly payment up to the amount of the aggregate servicing fee for the related period.

                                            The servicer is entitled to be reimbursed by the trust for any delinquency advances from the related home equity loan. The servicer is also entitled to be reimbursed by the trust for any such delinquency advances, as well as unreimbursed payments of
                                            compensating interest, from all the home equity loans to the extent funds are available after making certain other distributions on the related distribution date.

                                            We refer you to "THE AGREEMENTS--Advances; Compensating Interest" in
                                            the prospectus for more detail.

Servicing Advances........................  Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

                                            o expenditures in connection with a foreclosed home equity loan prior to the liquidation thereof;

                                            o the cost of any enforcement or judicial proceedings, including foreclosures; and

                                            o the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

                                            The servicer shall be entitled to be reimbursed by the trust for any such servicing advances from the related home equity loan and also from all the home equity loans to the extent funds are available after making certain other distributions on the related distribution date.

                                            We refer you to "THE AGREEMENTS--Advances; Compensating Interest" in
                                            the prospectus for more detail.

Credit Enhancement

  Certificate Insurance Policy............  The certificate insurer will issue a financial guaranty insurance policy with respect to the Class A Certificates in favor of the
                                            Trustee.

                                            The policy will unconditionally and irrevocably guarantee the timely payment of interest on and the ultimate payment of the principal amount of each class of Class A Certificates.

                                            On each distribution date, the trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (1) pay current interest on the Class A
                                            Certficates or (2) reduce the principal balance of the related
                                            Class A Certificates to an amount equal to the principal balance of the home equity loans in the related home equity loan group. If an insufficiency exists and is covered by the policy, then the trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the principal balance on each class of
                                            Class A Certificates on the final maturity date.

                                            The policy does not cover any shortfalls related to the Soldiers' and
                                            Sailors' Civil Relief Act of 1940, as amended, or as a result of the application of any interest rate cap or available funds cap.

                                            If for any reason the certificate insurer does not make the payments required in the policy, you will have to rely solely on the home equity loans for your payments of interest and principal and you may suffer a loss.
                                            We refer you to "THE POLICY AND THE CERTIFICATE INSURER" for more detail.
  Overcollateralization...................  Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans in the related home equity loan group exceeds the principal balance of the Class A
                                            Certificates related to such home equity loan group. The Group I
                                            Certificates and the Group II Certificates will not have the benefit of any overcollateralization on the date the Class A Certificates are issued. Following the date the Class A Certificates are issued, certain excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of certificates then entitled to receive distributions of principal until the overcollateralization level for a home equity loan group equals the required overcollateralization amount for such home equity loan group.
                                            If there are not sufficient excess interest collections, the related overcollateralization amount will not be increased to or maintained at the required level. In addition, realized losses on the home equity loans will reduce the amount of overcollateralization. If realized losses on the home equity loans result in the
                                            overcollateralization amount for a home equity loan group becoming negative, to the extent that excess amounts are not available from such home equity loan group or the other home equity loan group, a draw will be made on the policy. The required overcollateralization amount for each home equity loan group may be reduced or eliminated by the certificate insurer without your consent.
  Crosscollateralization..................  Each home equity loan group provides for limited crosscollateralization of the Class A Certificates related to the other home equity loan group. Excess amounts generated by one home equity loan group will be available to fund shortfalls in:
                                            o the payment of interest on the Class A Certificates related to the other home equity loan group;
                                            o the reimbursement of the certificate insurer and the trustee for amounts owed in respect of the other home equity loan group; and
                                            o the required overcollateralization level of the other home equity loan group.
                                            We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS," "DESCRIPTION
                                            OF THE CERTIFICATES--Credit Enhancement--Overcollateralization
                                            Resulting from Cash Flow Structure" and "--Crosscollateralization
                                            Provisions" in this prospectus supplement and "ENHANCEMENT" in the prospectus for more detail.

Optional Termination by the Servicer......  The servicer may, at its option, terminate the trust on any date on which the aggregate principal balance of the home equity loans in the home equity pool is less than 10% of their principal balance on the cut-off date.
                                            We refer you to "THE AGREEMENTS--Optional Termination" in the prospectus for more detail.
Optional Purchase of Defaulted Home Equity
  Loans...................................  The servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes 90 days or more delinquent, subject to the limitations described in the pooling and servicing agreement.
                                            We refer you to "THE AGREEMENTS--Optional Purchase of Defaulted Home
                                            Equity Loans" in the prospectus for more detail.
Certain Federal Tax Considerations........  In the opinion of Stroock & Stroock & Lavan LLP, counsel to the seller and the trust, for federal income tax purposes, the trust will include two real estate mortgage investment conduits or "REMICs". The
                                            Class A Certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of such REMIC for federal income tax purposes with payment terms equivalent to the terms of such certificates.
                                            For further information regarding the federal income tax consequences of investing in the Class A Certificates, we refer you to "CERTAIN
                                            FEDERAL INCOME TAX CONSIDERATIONS" in this prospectus supplement and
                                            "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.
ERISA Considerations......................  Subject to the considerations and conditions described under "ERISA
                                            CONSIDERATIONS" in this prospectus supplement, it is expected that the Class A Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income
                                            Security Act of 1974, as amended.
Legal Investment Considerations...........  The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates.
                                            We refer you to "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus supplement and "LEGAL INVESTMENT" in the prospectus for more detail.
Certificate Rating........................  It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's
                                            Investors Service, Inc.
                                            We refer you to "RATINGS" and "RISK FACTORS--Reduction in Certificate
                                            Rating Could Have an Adverse Effect on the Value of Your
                                            Certificates" in this prospectus supplement and "RISK
                                            FACTORS--Ratings Are Not Recommendations" in the prospectus for more detail.

                                  RISK FACTORS

     An investment in the Class A Certificates involves significant risks. Before you decide to invest in the Class A Certificates, you should carefully consider, among other things, the following risk factors and the risk factors discussed under the heading "Risk Factors" beginning on page 15 of the prospectus.

PERFORMANCE MAY BE AFFECTED BY START-UP NATURE OF BUSINESS

     Although the seller began originating home equity loans in 1994, prior to October 1997 the seller sold substantially all of its home equity loans in whole loan transactions on a servicing released basis. Consequently, the servicer has only fourteen months of historical loss data relating to its home equity loan portfolio that you may refer to for purposes of examining the loss experience of home equity loans similar to the home equity loans being sold to the trust. Moreover, the servicing of home equity loans of the type included in the trust (as compared to the servicing of conforming or prime home equity loans) requires special skill and diligence. The servicing of these types of home equity loans generally requires more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer will directly service all of the home equity loans in the trust. The servicer's lack of experience in servicing home equity loans may result in greater losses on the home equity loans and result in accelerated prepayments on your certificates. You will bear any reinvestment risk resulting from such accelerated prepayments.

     For a description of the servicing process, we refer you to "THE SELLER AND THE SERVICER" in the prospectus for more detail.

THE BORROWERS HAVE LESS THAN PERFECT CREDIT

     The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history, collateral and in certain other respects. The home equity loans originated or acquired by the seller or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, such as impaired past credit experience, limited credit history, insufficient home equity value, or a high level of debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac's guidelines.

BALLOON LOANS MAY HAVE HIGHER RATES OF DEFAULT

     Collections on approximately 0.08% of the Group I home equity loans may vary because, among other things, the related borrowers are not required to make monthly payments of principal that will be sufficient to amortize such home equity loans by their maturity. In the case of such home equity loans, commonly referred to as "balloon loans," a borrower generally will be required to pay the entire remaining principal amount of the home equity loan at its maturity. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on a balloon loan. Because the Group I home equity loans contain balloon loans, the credit risk may be greater than to holders of instruments representing interests only in level payment fully amortizing first mortgage loans. An increase in interest rates over the coupon rate applicable at the time a balloon loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment, which could lead to a default on such balloon loan.

NEWLY ORIGINATED HOME EQUITY LOANS MAY DEFAULT

     Approximately 99.98% of the Group I home equity loans and all of the Group II home equity loans were originated within twelve months prior to the cut-off date. The weighted average remaining term to stated maturity of the Group I and Group II home equity loans as of the cut-off date is approximately 315 months and 357 months, respectively. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN DUE TO PREPAYMENTS

     GENERAL. Generally, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments relating to the home equity loans) on the home equity loans. In general, the yield on a Class A Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, the yield on a Class A Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of prepayments.

     NO PREPAYMENT PENALTIES. Approximately 38.17% of the Group I home equity loans and approximately 27.31% of the Group II home equity loans, in each case as of the cut-off date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans in the trust may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     DUE-ON-SALE CLAUSES. All of the home equity loans contain due-on-sale provisions and the servicer will be required by the pooling and servicing agreement to enforce such provisions unless such enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume such home equity loan. To the extent permitted by applicable law, any such assumption will not release the original borrower from its obligation under any such home equity loan.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Home Equity Loans" in the prospectus for more detail.

     2/28 ADJUSTABLE RATE LOANS. Approximately 69.80% of the Group II home equity loans, as of the cut-off date, have a two year fixed rate term followed by a 28 year adjustable rate term. As with all home equity loans, the rate of prepayments on "2/28 Adjustable Rate Loans" (as we call these loans in this prospectus supplement) which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Adjustable Rate Loans may differ from that of the other home equity loans. As a 2/28 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

     We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement for more detail.

EFFECT OF HOME EQUITY LOAN YIELD ON CERTIFICATE RATE OF CLASS A-7 CERTIFICATES; BASIS RISK

     Approximately 30.20% of the Group II home equity loans, as of the cut-off date, adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. We refer to these loans in this prospectus supplement as the "Six-Month Adjustable Rate Loans." Approximately 69.80% of the Group II home equity loans, as of the cut-off date, are 2/28 Adjustable Rate Loans. Such home equity loans provide for a fixed interest rate for a period of approximately two years following origination and thereafter provide for interest rate and payment adjustments in a manner similar to the Six-Month Adjustable Rate Loans. The interest rate for the Class A-7 Certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to the Class A-7 Available Funds Cap (as defined in "DESCRIPTION OF THE CERTIFICATES--Certificate Rate"). One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, various factors may cause the Class A-7 Available Funds Cap to limit the amount of interest that would otherwise be distributable on the Class A-7 Certificates. The operation of the Class A-7 Available Funds Cap may cause the certificate rate of the Class A-7 Certificates to be reduced for extended periods in a rising interest rate environment. Although it is intended that the amount by which a Class A-7 certificateholder's interest payment has been reduced by operation of the Class A-7 Available Funds Cap will be paid to such certificateholder on future distribution dates, we cannot assure you that excess funds will be available to make any such payments.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Calculation of One-Month LIBOR" in this prospectus supplement for more detail.

     In addition, Group II home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Class A-7 Available Funds Cap limiting increases in the certificate rate for such class. Finally, the Group II home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Class A-7 Certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in the Class A-7 Available Funds Cap limiting the certificate rate for the Class A-7 Certificates in interest periods that have more than 30 days related to such loan group. Consequently, the interest that becomes due on the Group II home equity loans (net of the sum of the fees payable to each of the servicer, the trustee and the certificate insurer) may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class A-7 Certificates and the accrued interest on the Class A-8 Certificates with respect to any distribution date.

     If you are a holder of a Class A-7 Certificate and the certificate rate is capped in any period by the Class A-7 Available Funds Cap you may suffer a temporary or permanent decline in the market value of your certificates.

YIELD CONSIDERATIONS RELATING TO EXCESS CASH

     If the Class A Certificates related to a home equity loan group are overcollateralized by such home equity loan group below the required amount, certain excess interest, if any, will be distributable on such Class A Certificates as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which such excess interest is distributed as a payment of principal. If the actual rate of such excess interest distribution is slower than the rate anticipated by an investor who purchases a related Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such excess interest distribution is faster than the rate anticipated by an investor who purchases a related Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of such excess interest available for such distribution with respect to a home equity loan group on any distribution date will be affected by:

     o the actual amount of interest received, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;

     o changes in the weighted average of the coupon rates of such home equity loans resulting from prepayments and liquidations of home equity loans; and

     o in the case of Group II home equity loans, adjustments in the related interest rates.

     The amount of excess interest distributed as principal on the Class A Certificates related to a home equity loan group will be based on the required amount of overcollateralization. The required level of overcollateralization may increase or decrease during the period that the related classes of Class A Certificates remain outstanding. Any increase in the overcollateralization for the Class A Certificates related to a home equity loan group may result in an accelerated rate of amortization of the related Class A Certificates until the overcollateralization for such Class A Certificates equals the required amount of overcollateralization. Any decrease in the required amount of overcollateralization will result in a decelerated rate of amortization of the related Class A Certificates until the overcollateralization for such Class A Certificates is reduced to the required amount of overcollateralization for such Class A Certificates.

LIQUIDATION OF HOME EQUITY LOANS COULD CAUSE PAYMENT DELAYS AND/OR LOSSES

     GENERAL. Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on Class A Certificates could occur if the certificate insurer were unable to perform its obligations under the policy. Further, liquidation expenses(such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the Class A Certificates and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of Class A Certificates could experience a loss if the certificate insurer were unable to perform its obligations under the policy.

     SECOND LIENS. As of the cut-off date, approximately 93.60% of the aggregate principal balance of the Group I home equity loans are secured by first liens on the related properties, and approximately 6.40% of the aggregate principal balance of the Group I home equity loans are secured by second liens on the related properties. With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power under certain circumstances to consent to a new mortgage lien on such mortgaged property having priority over such home equity loan in connection with the refinancing of such first lien. Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior home equity loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the certificate insurer is unable to perform its obligations under the policy, the trust and, accordingly, the holders of the Class A Certificates, bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

     HIGH LTV LOANS. Approximately 0.18% of the aggregate principal balance of the Group I home equity loans have a combined loan-to-value ratio in excess of 100% and approximately 0.07% of the aggregate principal balance of the Group II home equity loans have a loan-to-value ratio in excess of 100%. If these home equity loans default and the related mortgaged property is liquidated, there may not be sufficient proceeds to repay the home equity loan. In this event if the certificate insurer is unable to perform its obligations under the policy, the trust and, accordingly, the holders of the Class A Certificates, bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS" in the prospectus for more detail.

THERE COULD BE DELAYS IN DISTRIBUTIONS ON YOUR CERTIFICATES IF THE TRANSFER OF HOME EQUITY LOANS TO THE TRUST IS NOT CONSIDERED A SALE IN THE EVENT OF BANKRUPTCY

     The sale of the home equity loans from the seller to the depositor and the depositor to the trust will be treated by the seller, the depositor and the trust as a sale of the home equity loans. In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller or depositor, may argue that the transaction between the seller, the depositor and the trust, with respect to the home equity loans was a pledge of such home equity loans in connection with a borrowing rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Class A Certificates.

PREPAYMENT INTEREST SHORTFALLS MAY RESULT IN LOSS OF INTEREST

     When a full principal prepayment is made on a home equity loan or a prepayment of at least six times a mortgagor's monthly payment, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections payable on the Class A Certificates that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related due period. Neither the servicing fee nor the policy will be available to cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldiers' and Sailors' Civil Relief Act of 1940. Prepayment interest shortfalls, after application of the servicing fee as described above, will be covered by the policy.

GEOGRAPHIC CONCENTRATION MAY AFFECT PERFORMANCE

     Approximately 14.89%, 9.60% and 5.18% of the Group I home equity loans are located in Texas, Florida and Tennessee, respectively, and approximately 8.96%, 8.49%, 7.31%, 6.96% and 5.09% of the Group II home equity loans are located in California, Ohio, Washington, New York and Georgia, respectively. To the extent that the related regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the home equity loans may be expected to exacerbate the foregoing risks. The seller and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long such declines may continue.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

     Approximately 5.90% of the aggregate principal balance of the home equity loans are subject to the Home Ownership and Equity Protection Act of 1994.

     We refer you to "RISK FACTORS--Consumer Protection Laws May Affect Home Equity Loans" and "CERTAIN LEGAL ASPECTS OF LOANS" in the prospectus for more details.

REDUCTION IN CERTIFICATE RATING COULD HAVE AN ADVERSE EFFECT ON THE VALUE OF YOUR CERTIFICATES

     The rating of the Class A Certificates will depend primarily on an assessment of the claims-paying ability of the certificate insurer and on an assessment by the rating agencies of the home equity loans. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the rating initially given to the Class A Certificates may result in a reduction in the rating of the Class A Certificates.

     The rating by the rating agencies of the Class A Certificates is not a recommendation for you to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to Class A Certificateholders on a subordinated basis due to the application of any available funds cap described under the section "DESCRIPTION OF THE CERTIFICATES--Certificate Rate" or the possibility that Class A Certificateholders might realize a lower than anticipated yield. The ratings of the Class A Certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Any downgrade in the rating of the certificate insurer will likely result in the downgrade of the rating of the Class A Certificates. None of the seller, the servicer or depositor is required to maintain the rating of the Class A Certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES

     As is the case with most companies using computers in their operations, the servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue during the next year. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. The servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

     However, in the event that the servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer under the pooling and servicing agreement could be materially adversely affected.

                      DESCRIPTION OF THE HOME EQUITY LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement concerning the pool of home equity loans (the "Home Equity Loans") transferred to Centex Home Equity Loan Trust 1999-2 (the "Trust") is based on the pool of Home Equity Loans as of May 1, 1999 (the "Cut-Off Date").

     This subsection describes generally certain characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Home Equity Loans as of the Cut-Off Date (the "Cut-Off Date Loan Balance"). Prior to the date of issuance of the Class A Certificates (the "Closing Date"), certain of these Home Equity Loans may be removed from the pool and other Home Equity Loans may be substituted in their place, subject to the consent of the Certificate Insurer. It is expected that less than 1% of the Home Equity Loans will be removed from the pool of Home Equity Loans presented in this Prospectus Supplement.

     Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups (each, a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Home Equity Loans in Group I (the "Group I Home Equity Loans") will bear interest at fixed interest rates. The Home Equity Loans in Group II (the "Group II Home Equity Loans") will bear interest at adjustable rates. Distributions on the Group I Certificates will be based primarily on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II Certificates will be based primarily on amounts available for distribution in respect of the Group II Home Equity Loans.

     The Home Equity Loans to be transferred by Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Seller") to CHEC Asset Receivable Corporation (the "Depositor") and from the Depositor to the Trust on the Closing Date will consist of 4,157 home equity loans, of which 3,142 are fixed rate home equity loans and 1,015 are adjustable rate home equity loans, evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages on properties which are located in 45 states and the District of Columbia (the "Mortgaged Properties"). The aggregate outstanding Cut-Off Date Loan Balance of the Group I Home Equity Loans is $186,000,471.34 or approximately 65.26% of the Cut-Off Date Loan Balance of the Home Equity Loans. The aggregate outstanding Cut-Off Date Loan Balance of the Group II Home Equity Loans is $99,001,058.55 or approximately 34.74% of the Cut-Off Date Loan Balance of the Home Equity Loans. The Mortgaged Properties securing the Home Equity Loans consist primarily of one-to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). All of the Home Equity Loans were originated no earlier than August 1997. Home Equity Loans representing approximately 93.60% of the Cut-Off Date Loan Balance of the Group I Home Equity Loans were secured by first liens on related properties and the remaining approximately 6.40% of the Cut-Off Date Loan Balance of the Group I Home Equity Loans are secured by second liens on related properties. No Original Combined Loan-to-Value Ratio (as defined below) relating to any Group I Home Equity Loan exceeded 105.87% as of the Cut-Off Date. As of the Cut-Off Date, all of the Group II Home Equity Loans are secured by first liens on the related properties. No Original Loan-to-Value Ratio relating to any Group II Home Equity Loan exceeded 103.49% as of the Cut-Off Date. None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies.

     All of the Home Equity Loans in the Trust have been or will be originated by the Seller, an affiliate of the Seller or a broker for simultaneous assignment to the Seller.

     The Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios shown below were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination or the sales price of such Mortgaged Property if such Mortgaged Property was sold within the 12 month period preceding the time of loan origination (the "Appraised Values"). In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller may discount the Appraised Value of Mortgaged Properties (when calculating maximum Loan-to-Value Ratios) where the Mortgaged Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisal were accepted as written. The "Original Combined Loan-to-Value Ratio" of a

Home Equity Loan (other than a Land Home Loan) is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the lesser of the appraised values of the Mortgaged Properties at the time of origination or the sales price of such Mortgaged Property if such Mortgaged Property was sold within the 12 month period preceding the time of loan origination. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio. The "Original Combined Loan-to-Value Ratio" of a Land Home Loan is the ratio, expressed as a percentage, equal to the original principal balance of the Land Home Loan divided by the sum of the appraised value of the real estate at the time of origination plus the sales price of the manufactured home (allowing for the standard industry dealer markup of 30%), including sales and other taxes, filing and recording fees imposed by law and premiums for related insurance and optional equipment up to 25% of the base invoice and set-up fees.

     We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans--Land Home Loans" in the Prospectus for more detail.

     We refer you to "RISK FACTORS--The Borrowers Have Less Than Perfect Credit" in this Prospectus Supplement for more detail.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

GROUP I HOME EQUITY LOANS

     As of the Cut-Off Date, the average of the outstanding principal balances (the "Loan Balances") of the Group I Home Equity Loans was $186,000,471.34. The minimum and maximum principal balances of the Group I Home Equity Loans as of the Cut-Off Date were $2,500.00 and $474,881.80, respectively. As of the Cut-Off Date, the weighted average per annum interest rate (the "Coupon Rate") of the Group I Home Equity Loans was approximately 11.36%; the Coupon Rates of the Group I Home Equity Loans ranged from 7.05% to 16.85%; the weighted average Original Combined Loan-to-Value Ratio of the Group I Home Equity Loans was approximately 79.46%; the weighted average remaining term to maturity of the Group I Home Equity Loans was approximately 315 months; the original terms to maturity of the Group I Home Equity Loans ranged from 60 months to 360 months; and the remaining terms to maturity of the Group I Home Equity Loans ranged from 57 months to 360 months. As of the Cut-Off Date, approximately 93.60% of the Cut-Off Date Loan Balance of the Group I Home Equity Loans was secured by first liens on the related properties and approximately 6.40% of the Cut-Off Date Loan Balance of the Group I Home Equity Loans was secured by second liens on the related properties. Group I Home Equity Loans containing "balloon" payments represented approximately 0.08% of the Cut-Off Date Loan Balance of the Group I Home Equity Loans. No Group I Home Equity Loan will mature later than May 10, 2029. As of the Cut-Off Date, approximately 0.08% of the Group I Home Equity Loans were 30-59 days past due. However, investors in the Class A Certificates should be aware that approximately 85.43% of the Group I Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after April 1, 1999 and it was not possible for such Group I Home Equity Loans to be more than 30 days past due as of the Cut-Off Date. As of the Cut-Off Date, no Group I Home Equity Loan was 60 or more days past due.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Group I Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group I and other fixed rate Home Equity Loans may be substituted in their place, subject to the consent of the Certificate Insurer. The Seller believes that the information set forth herein with respect to Group I as presently constituted is representative of the characteristics of Group I as it will be constituted at the Closing Date, although certain characteristics of the Group I Home Equity Loans may vary but the Seller does not believe that any such variance will be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                        OF GROUP I HOME EQUITY LOANS(1)

                                                                                                        % OF
                                                               NUMBER OF            CUT-OFF DATE      CUT-OFF DATE
STATE                                                         HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------   -----------------    ---------------    ------------
Arizona....................................................            82          $  5,607,885.88         3.01%
Arkansas...................................................            49             2,377,541.22         1.28
California.................................................            44             3,047,751.57         1.64
Colorado...................................................            60             5,017,694.06         2.70
Connecticut................................................            13               701,680.11         0.38
Delaware...................................................             4               244,301.84         0.13
District of Columbia.......................................             3               243,175.40         0.13
Florida....................................................           252            17,859,482.09         9.60
Georgia....................................................            90             6,177,012.35         3.32
Idaho......................................................             9               422,486.23         0.23
Illinois...................................................           130             6,901,096.49         3.71
Indiana....................................................            60             3,661,825.49         1.97
Iowa.......................................................            68             3,359,673.92         1.81
Kansas.....................................................            68             3,317,345.12         1.78
Kentucky...................................................            20               902,199.91         0.49
Louisiana..................................................            45             2,407,284.24         1.29
Maine......................................................            10               496,527.56         0.27
Maryland...................................................            18               986,122.81         0.53
Massachusetts..............................................            22             1,716,789.08         0.92
Michigan...................................................            56             3,121,926.42         1.68
Minnesota..................................................            35             1,543,158.82         0.83
Mississippi................................................            99             4,248,431.28         2.28
Missouri...................................................           186             8,484,547.35         4.56
Montana....................................................             2                77,258.25         0.04
Nebraska...................................................            51             3,451,561.75         1.86
Nevada.....................................................            11               929,518.92         0.50
New Hampshire..............................................             5               548,640.77         0.29
New Jersey.................................................            33             2,896,068.58         1.56
New Mexico.................................................            48             3,407,020.64         1.83
New York...................................................           116             8,159,310.06         4.39
North Carolina.............................................           124             8,512,368.15         4.58
Ohio.......................................................           133             8,111,455.20         4.36
Oklahoma...................................................            83             3,397,118.72         1.83
Oregon.....................................................            19               864,760.33         0.46
Pennsylvania...............................................           152             7,651,306.72         4.11
Rhode Island...............................................             5               406,712.00         0.22
South Carolina.............................................            76             5,190,743.54         2.79
Tennessee..................................................           133             9,632,358.92         5.18
Texas......................................................           532            27,704,419.38        14.89
Utah.......................................................            31             1,850,483.78         0.99
Virginia...................................................            60             3,579,365.64         1.92
Washington.................................................            55             3,917,781.30         2.11
West Virginia..............................................            12               541,545.96         0.29
Wisconsin..................................................            30             1,695,384.27         0.91
Wyoming....................................................             8               629,349.23         0.34
                                                                    -----          ---------------       ------
       Total...............................................         3,142          $186,000,471.34       100.00%
                                                                    -----          ---------------       ------
                                                                    -----          ---------------       ------

------------------

(1) Determined by property address designated as such in the related Mortgage.

       ORIGINAL COMBINED LOAN-TO-VALUE RATIO OF GROUP I HOME EQUITY LOANS

                                                                                                        % OF
                                                               NUMBER OF            CUT-OFF DATE      CUT-OFF DATE
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)           HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------   -----------------    ---------------    ------------
 10.01 -  15.00............................................             4          $     78,993.59         0.04%
 15.01 -  20.00............................................             4                74,569.66         0.04
 20.01 -  25.00............................................            11               231,043.93         0.12
 25.01 -  30.00............................................            15               472,416.63         0.25
 30.01 -  35.00............................................            23               703,359.74         0.38
 35.01 -  40.00............................................            32             1,006,372.89         0.54
 40.01 -  45.00............................................            28               882,454.46         0.47
 45.01 -  50.00............................................            43             1,711,431.38         0.92
 50.01 -  55.00............................................            62             2,360,410.08         1.27
 55.01 -  60.00............................................            84             3,312,966.83         1.78
 60.01 -  65.00............................................           149             7,712,340.01         4.15
 65.01 -  70.00............................................           241            12,253,331.35         6.59
 70.01 -  75.00............................................           335            18,199,412.85         9.78
 75.01 -  80.00............................................           891            54,382,051.79        29.24
 80.01 -  85.00............................................           571            32,875,382.84        17.67
 85.01 -  90.00............................................           532            42,157,849.68        22.67
 90.01 -  95.00............................................            67             4,611,512.07         2.48
 95.01 - 100.00............................................            44             2,648,972.15         1.42
100.01 - 105.00............................................             5               262,079.01         0.14
105.01 - 110.00............................................             1                63,520.41         0.03
                                                                    -----          ---------------       ------
       Total...............................................         3,142          $186,000,471.34       100.00%
                                                                    -----          ---------------       ------
                                                                    -----          ---------------       ------

                   COUPON RATES OF GROUP I HOME EQUITY LOANS

                                                                                                        % OF
                                                               NUMBER OF            CUT-OFF DATE      CUT-OFF DATE
RANGE OF COUPON RATES (%)                                     HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------   -----------------    ---------------    ------------
 7.001 -  7.750............................................             8          $    803,517.42         0.43%
 7.751 -  8.000............................................            11             1,055,142.92         0.57
 8.001 -  8.250............................................            10               749,274.76         0.40
 8.251 -  8.500............................................            15             1,237,683.77         0.67
 8.501 -  8.750............................................            29             2,006,041.06         1.08
 8.751 -  9.000............................................            66             5,466,457.91         2.94
 9.001 -  9.250............................................            28             2,269,640.59         1.22
 9.251 -  9.500............................................            70             4,722,469.60         2.54
 9.501 -  9.750............................................            57             4,006,444.28         2.15
 9.751 - 10.000............................................           208            15,781,052.54         8.48
10.001 - 10.250............................................            74             4,870,521.38         2.62
10.251 - 10.500............................................           161            12,385,370.93         6.66
10.501 - 10.750............................................           142             9,664,621.96         5.20
10.751 - 11.000............................................           333            20,414,893.27        10.98
11.001 - 11.250............................................           113             7,039,784.10         3.78
11.251 - 11.500............................................           173            10,688,020.61         5.75
11.501 - 11.750............................................           173            10,065,631.79         5.41
11.751 - 12.000............................................           327            19,809,673.25        10.65
12.001 - 12.250............................................           123             7,006,382.44         3.77
12.251 - 12.500............................................           201            10,305,870.92         5.54
12.501 - 12.750............................................           122             5,818,565.53         3.13
12.751 - 13.000............................................           182             8,716,088.46         4.69
13.001 - 13.250............................................            77             3,443,825.50         1.85
13.251 - 13.500............................................            89             4,026,855.05         2.16
13.501 - 13.750............................................            72             2,638,518.84         1.42
13.751 - 14.000............................................           103             4,219,119.48         2.27
14.001 - 14.250............................................            33             1,244,466.91         0.67
14.251 - 14.500............................................            29             1,405,098.73         0.76
14.501 - 14.750............................................            30             1,196,783.95         0.64
14.751 - 15.000............................................            37             1,417,680.02         0.76
15.001 - 15.250............................................             4               156,467.27         0.08
15.251 - 15.500............................................             6               267,272.14         0.14
15.501 - 15.750............................................            13               402,239.44         0.22
15.751 - 16.000............................................             9               303,196.01         0.16
16.001 - 16.250............................................             1                21,000.00         0.01
16.251 - 16.500............................................             2                78,747.31         0.04
16.501 - 16.750............................................             1                44,674.02         0.02
16.751 - 17.000............................................            10               251,377.17         0.14
                                                                    -----          ---------------       ------
       Total...............................................         3,142          $186,000,471.34       100.00%
                                                                    -----          ---------------       ------
                                                                    -----          ---------------       ------

            CUT-OFF DATE LOAN BALANCES OF GROUP I HOME EQUITY LOANS

                                                                                                        % OF
                                                               NUMBER OF            CUT-OFF DATE      CUT-OFF DATE
RANGE OF CUT-OFF DATE LOAN BALANCES                           MORTGAGE LOANS        LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------   -----------------    ---------------    ------------
$     0.01 -    5,000.00...................................             2          $      6,646.74         0.00%
  5,000.01 -   10,000.00...................................             9                87,185.35         0.05
 10,000.01 -   15,000.00...................................            87             1,129,109.82         0.61
 15,500.01 -   20,000.00...................................           136             2,450,012.50         1.32
 20,000.01 -   25,000.00...................................           191             4,395,048.99         2.36
 25,001.00 -   30,000.00...................................           241             6,695,243.02         3.60
 30,000.01 -   35,000.00...................................           241             7,901,956.94         4.25
 35,000.01 -   40,000.00...................................           234             8,838,442.43         4.75
 40,000.01 -   45,000.00...................................           219             9,390,037.33         5.05
 45,000.01 -   50,000.00...................................           246            11,744,362.01         6.31
 50,000.01 -   55,000.00...................................           195            10,252,693.69         5.51
 55,000.01 -   60,000.00...................................           209            12,064,082.60         6.49
 60,000.01 -   65,000.00...................................           146             9,161,396.45         4.93
 65,000.01 -   70,000.00...................................           152            10,297,581.11         5.54
 70,000.01 -   75,000.00...................................           107             7,757,335.67         4.17
 75,000.01 -   80,000.00...................................            87             6,780,195.68         3.65
 80,000.01 -   85,000.00...................................            79             6,531,730.90         3.51
 85,000.01 -   90,000.00...................................            57             4,967,962.93         2.67
 90,000.01 -   95,000.00...................................            68             6,296,967.15         3.39
 95,000.01 -  100,000.00...................................            53             5,212,235.79         2.80
100,000.01 -  105,000.00...................................            53             5,445,298.00         2.93
105,000.01 -  110,000.00...................................            49             5,272,471.39         2.83
110,000.01 -  115,000.00...................................            37             4,154,454.48         2.23
115,000.01 -  120,000.00...................................            23             2,704,611.45         1.45
120,000.01 -  125,000.00...................................            33             4,026,981.56         2.17
125,000.01 -  130,000.00...................................            24             3,058,335.86         1.64
130,000.01 -  135,000.00...................................            20             2,653,452.59         1.43
135,000.01 -  140,000.00...................................            14             1,933,673.50         1.04
140,000.01 -  145,000.00...................................            15             2,132,370.80         1.15
145,000.01 -  150,000.00...................................            11             1,636,870.73         0.88
150,000.01 -  200,000.00...................................            66            11,266,198.78         6.06
200,000.01 -  250,000.00...................................            24             5,278,819.45         2.84
250,000.01 -  300,000.00...................................             7             1,901,137.07         1.02
300,000.01 -  350,000.00...................................             4             1,313,526.11         0.71
350,000.01 -  400,000.00...................................             1               367,342.55         0.20
400,000.01 -  450,000.00...................................             1               419,818.12         0.23
450,000.01 -  500,000.00...................................             1               474,881.80         0.26
                                                                    -----          ---------------       ------
       Total...............................................         3,142          $186,000,471.34       100.00%
                                                                    -----          ---------------       ------
                                                                    -----          ---------------       ------

                         TYPES OF MORTGAGED PROPERTIES
                          OF GROUP I HOME EQUITY LOANS

                                                                                                        % OF
                                                               NUMBER OF            CUT-OFF DATE      CUT-OFF DATE
PROPERTY TYPE                                                 HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------   -----------------    ---------------    ------------
Single Family..............................................         2,824          $163,040,528.53        87.66%
2-4 Family.................................................           123             8,140,962.18         4.38
PUD........................................................            77             7,590,005.46         4.08
Manufactured Housing.......................................            56             3,239,744.95         1.74
Condominiums...............................................            28             1,419,679.44         0.76
Land Home..................................................            15             1,407,739.29         0.76
Townhouses.................................................            16             1,002,379.32         0.54
Row House..................................................             3               159,432.17         0.09
                                                                    -----          ---------------       ------
       Total...............................................         3,142          $186,000,471.34       100.00%
                                                                    -----          ---------------       ------
                                                                    -----          ---------------       ------

             ORIGINAL TERM TO MATURITY OF GROUP I HOME EQUITY LOANS

                                                                                                          % OF
                                                              NUMBER OF             CUT-OFF DATE       CUT-OFF DATE
ORIGINAL TERM TO MATURITY (MONTHS)                           HOME EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
----------------------------------------------------------   -----------------    -----------------    -------------
 49 -  60.................................................            28           $    622,459.03           0.33%
 61 -  72.................................................             2                 27,529.27           0.01
 73 -  84.................................................            10                263,770.70           0.14
 85 -  96.................................................             2                 56,898.61           0.03
 97 - 108.................................................             1                 53,476.40           0.03
109 - 120.................................................           207              6,358,998.93           3.42
133 - 144.................................................             4                133,708.54           0.07
169 - 180.................................................           587             23,904,231.30          12.85
181 - 192.................................................             1                 22,967.04           0.01
193 - 204.................................................             1                 52,999.60           0.03
229 - 240.................................................           325             16,073,714.37           8.64
289 - 300.................................................            17                864,612.83           0.46
349 - 360.................................................         1,957            137,565,104.72          73.96
                                                                   -----           ---------------        -------
       Total..............................................         3,142           $186,000,471.34         100.00%
                                                                   -----           ---------------        -------
                                                                   -----           ---------------        -------

            REMAINING TERM TO MATURITY OF GROUP I HOME EQUITY LOANS

                                                                                                          % OF
                                                              NUMBER OF             CUT-OFF DATE       CUT-OFF DATE
REMAINING TERM TO MATURITY (MONTHS)                          HOME EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
----------------------------------------------------------   -----------------    -----------------    -------------
 49 -  60.................................................            28           $    622,459.03           0.33%
 61 -  72.................................................             2                 27,529.27           0.01
 73 -  84.................................................            10                263,770.70           0.14
 85 -  96.................................................             2                 56,898.61           0.03
 97 - 108.................................................             1                 53,476.40           0.03
109 - 120.................................................           207              6,358,998.93           3.42
133 - 144.................................................             4                133,708.54           0.07
157 - 168.................................................             1                 39,815.66           0.02
169 - 180.................................................           586             23,864,415.64          12.83
181 - 192.................................................             1                 22,967.04           0.01
193 - 204.................................................             1                 52,999.60           0.03
229 - 240.................................................           325             16,073,714.37           8.64
289 - 300.................................................            17                864,612.83           0.46
349 - 360.................................................         1,957            137,565,104.72          73.96
                                                                   -----           ---------------        -------
       Total..............................................         3,142           $186,000,471.34         100.00%
                                                                   -----           ---------------        -------
                                                                   -----           ---------------        -------

             MONTHS SINCE ORIGINATION OF GROUP I HOME EQUITY LOANS

                                                                                                          % OF
                                                              NUMBER OF             CUT-OFF DATE       CUT-OFF DATE
MONTHS SINCE ORIGINATION                                     HOME EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
----------------------------------------------------------   -----------------    -----------------    -------------
 0........................................................         1,670           $ 98,092,767.43          52.74%
 1 - 6....................................................         1,468             87,660,521.64          47.13
 7 - 12...................................................             3                207,366.60           0.11
13 - 24...................................................             1                 39,815.66           0.02
                                                                   -----           ---------------        -------
       Total..............................................         3,142           $186,000,471.34         100.00%
                                                                   -----           ---------------        -------
                                                                   -----           ---------------        -------

                 OCCUPANCY STATUS OF GROUP I HOME EQUITY LOANS

                                                           NUMBER OF            CUT-OFF DATE      % OF CUT-OFF DATE
OCCUPANCY STATUS                                          HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-------------------------------------------------------   -----------------    ---------------    -----------------
Owner Occupied (Primary)...............................         2,952          $176,929,126.12           95.12%
Investment Property....................................           169             8,060,929.75            4.33
Second Home............................................            21             1,010,415.47            0.54
                                                                -----          ---------------         -------
     Total.............................................         3,142          $186,000,471.34          100.00%
                                                                -----          ---------------         -------
                                                                -----          ---------------         -------

                   LIEN POSITION OF GROUP I HOME EQUITY LOANS

                                                           NUMBER OF            CUT-OFF DATE      % OF CUT-OFF DATE
LIEN POSITION                                             HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-------------------------------------------------------   -----------------    ---------------    -----------------
First..................................................         2,737          $174,101,607.12           93.60%
Second.................................................           405            11,898,864.22            6.40
                                                                -----          ---------------         -------
     Total.............................................         3,142          $186,000,471.34          100.00%
                                                                -----          ---------------         -------
                                                                -----          ---------------         -------

                DOCUMENTATION TYPE OF GROUP I HOME EQUITY LOANS

                                                           NUMBER OF            CUT-OFF DATE      % OF CUT-OFF DATE
DOCUMENTATION TYPE(1)                                     HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-------------------------------------------------------   -----------------    ---------------    -----------------
Full Documentation.....................................         2,720          $159,183,300.41           85.58%
Stated Income..........................................           282            16,209,169.44            8.71
Limited Documentation..................................           125             9,200,262.19            4.95
Other(2)...............................................            15             1,407,739.29            0.76
                                                                -----          ---------------         -------
     Total.............................................         3,142          $186,000,471.34          100.00%
                                                                -----          ---------------         -------
                                                                -----          ---------------         -------

------------------
(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans" in the Prospectus for a description of the Seller's documentation programs.

(2) Includes the Land Home Loans, which were originated by an affiliate of the Seller pursuant to different documentation programs.

                   CREDIT GRADE OF GROUP I HOME EQUITY LOANS

                                                           NUMBER OF            CUT-OFF DATE      % OF CUT-OFF DATE
CREDIT GRADE BALANCE(1)                                   HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-------------------------------------------------------   -----------------    ---------------    -----------------
A1.....................................................           801          $ 52,563,493.65           28.26%
A2.....................................................         1,039            63,093,412.81           33.92
A+.....................................................           213            13,975,567.92            7.51
B......................................................           472            25,002,694.29           13.44
C1.....................................................           351            17,309,505.43            9.31
C2.....................................................           136             6,831,331.45            3.67
D......................................................           115             5,816,726.50            3.13
Other(2)...............................................            15             1,407,739.29            0.76
                                                                -----          ---------------         -------
     Total.............................................         3,142          $186,000,471.34          100.00%
                                                                -----          ---------------         -------
                                                                -----          ---------------         -------

------------------
(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Criteria of the Seller" in the Prospectus for a description of the Seller's credit grades and underwriting criteria.

(2) Includes the Land Home Loans, which were originated by an affiliate of the Seller pursuant to different underwriting guidelines.

             SECOND MORTGAGE RATIO OF GROUP I HOME EQUITY LOANS(1)

                                                           NUMBER OF            CUT-OFF DATE      % OF CUT-OFF DATE
RANGE OF SECOND MORTGAGE RATIOS (%)                       HOME EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-------------------------------------------------------   -----------------    ---------------    -----------------
 5.01 - 10.00..........................................            23          $    327,477.28            2.75%
10.01 - 15.00..........................................            53             1,127,447.87            9.48
15.01 - 20.00..........................................            73             1,724,395.31           14.49
20.01 - 25.00..........................................            63             1,590,648.52           13.37
25.01 - 30.00..........................................            44             1,111,528.30            9.34
30.01 - 35.00..........................................            45             1,433,279.85           12.05
35.01 - 40.00..........................................            22               836,328.87            7.03
40.01 - 45.00..........................................            15               789,948.43            6.64
45.01 - 50.00..........................................            18               697,876.56            5.87
50.01 - 55.00..........................................            11               626,047.08            5.26
55.01 - 60.00..........................................            12               508,787.78            4.28
60.01 - 65.00..........................................             8               376,930.73            3.17
65.01 - 70.00..........................................             5               171,191.94            1.44
70.01 - 75.00..........................................             7               287,874.07            2.42
75.01 - 80.00..........................................             3               100,411.59            0.84
80.01 - 85.00..........................................             1                41,384.21            0.35
90.01 - 95.00..........................................             2               147,305.82            1.24
                                                                -----          ---------------         -------
     Total.............................................           405          $ 11,898,864.22          100.00%
                                                                -----          ---------------         -------
                                                                -----          ---------------         -------

------------------
(1) Applies only to Home Equity Loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of such Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of such Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related Mortgaged Property at the date of origination of such Home Equity Loan.

GROUP II HOME EQUITY LOANS

     As of the Cut-Off Date, the average Loan Balance of the Group II Home Equity Loans was approximately $99,001,058.55. The minimum and maximum principal balances of the Group II Home Equity Loans as of the Cut-Off Date were $17,600.00 and $400,000.00, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans was approximately 82.86%; the weighted average remaining term to maturity of the Group II Home Equity Loans was approximately 357 months; the original terms to maturity of the Group II Home Equity Loans ranged from 120 months to 360 months; and the remaining terms to maturity of the Group II Home Equity Loans ranged from 118 months to 360 months. As of the Cut-Off Date, all of the Group II Home Equity Loans are secured by first liens on the related properties. No Group II Home Equity Loan will mature later than May 15, 2029. As of the Cut-Off Date, no Group II Home Equity Loan was 30-59 days past due. However, investors in the Class A Certificates should be aware that approximately 90.51% of the Group II Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after April 1, 1999 and it was not possible for such Group II Home Equity Loans to be more than 30 days past due as of the Cut-Off Date. As of the Cut-Off Date, no Group II Home Equity Loan was 60 or more days past due.

     As of the Cut-Off Date, for approximately 30.20% of the Group II Home Equity Loans the first adjustment date is six months after the date of origination of the related Home Equity Loan ("Six-Month Adjustable Rate Loans") and for approximately 69.80% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is two years after the date of origination of the related Home Equity Loan ("2/28 Adjustable Rate Loans") and, in each case commencing on such first adjustment date the Coupon Rate adjusts semiannually thereafter based upon the London interbank offered rate for Six-Month United States dollar deposits and the related gross margin, subject to the limitations described below. As of the Cut-Off Date, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 5 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 23 months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on such loan, an initial interest rate adjustment cap of 1.00%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such Six-Month Adjustable Rate Loan and a lifetime interest rate adjustment cap of 7.00% above the initial rate of such loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on such loan, an initial interest rate adjustment cap of 2.00%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 2/28 Adjustable Rate Loan and a lifetime interest rate adjustment cap of 7.00% above the initial rate of such loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group II Home Equity Loans was approximately 10.77% per annum. The Coupon Rates borne by the Group II Home Equity Loans as of the Cut-Off Date ranged from 6.80% per annum to 14.99% per annum. The Group II Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately 7.13%. As of the Cut-Off Date, the gross margins for the Group II Home Equity Loans ranged from 3.05% to 11.04%. As of the Cut-Off Date, the maximum rates at which interest may accrue on the Group II Home Equity Loans (the "Maximum Rates") ranged from 13.80% per annum to 21.99% per annum. The Group II Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately 17.77% per annum. As of the Cut-Off Date, the minimum rates at which interest may accrue on the Group II Home Equity Loans (the "Minimum Rates") ranged from 6.80% per annum to 14.99% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group II Home Equity Loans was approximately 10.77% per annum.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Group II Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group II and other fixed and adjustable rate Home Equity Loans may be substituted therefor, subject to the consent of the Certificate Insurer. The Seller believes that the information set forth herein with respect to Group II as presently constituted is representative of the characteristics of Group II as it will be constituted at the Closing Date, although certain characteristics of the Home Equity Loans may vary but the Seller does not believe that any such variance will be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                        OF GROUP II HOME EQUITY LOANS(1)

                                                            NUMBER OF            CUT-OFF DATE     % OF CUT-OFF DATE
STATE                                                      HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
--------------------------------------------------------   -----------------    --------------    -----------------
Arizona.................................................            30          $ 2,672,174.54            2.70%
Arkansas................................................             4              190,244.68            0.19
California..............................................            58            8,872,788.61            8.96
Colorado................................................            21            2,449,257.63            2.47
Connecticut.............................................            12            1,800,482.15            1.82
Delaware................................................             4              316,081.34            0.32
Florida.................................................            29            2,396,733.66            2.42
Georgia.................................................            50            5,037,867.79            5.09
Idaho...................................................             4              334,374.65            0.34
Illinois................................................            43            3,911,167.92            3.95
Indiana.................................................            22            1,596,932.47            1.61
Iowa....................................................             8              436,720.94            0.44
Kansas..................................................             8              638,439.33            0.64
Kentucky................................................             9              750,307.84            0.76
Louisiana...............................................             2              104,700.00            0.11
Maine...................................................             8              595,509.97            0.60
Maryland................................................            10            1,271,780.87            1.28
Massachusetts...........................................            33            4,209,037.04            4.25
Michigan................................................            21            1,879,680.74            1.90
Minnesota...............................................            39            3,123,430.25            3.15
Mississippi.............................................             5              398,600.81            0.40
Missouri................................................            45            2,975,077.08            3.01
Montana.................................................             2              253,149.51            0.26
Nebraska................................................             5              337,266.49            0.34
Nevada..................................................             9            1,201,522.89            1.21
New Hampshire...........................................            10            1,199,722.82            1.21
New Jersey..............................................            22            2,528,726.95            2.55
New Mexico..............................................             5              555,658.55            0.56
New York................................................            62            6,892,980.12            6.96
North Carolina..........................................            51            4,832,639.84            4.88
Ohio....................................................            96            8,409,443.84            8.49
Oklahoma................................................            24            1,365,813.48            1.38
Oregon..................................................            12            1,775,625.08            1.79
Pennsylvania............................................            64            4,426,032.88            4.47
Rhode Island............................................             5              581,155.23            0.59
South Carolina..........................................            11              764,366.49            0.77
South Dakota............................................             1               36,000.00            0.04
Tennessee...............................................            39            3,386,175.73            3.42
Texas...................................................            34            3,447,608.44            3.48
Utah....................................................             5              552,072.11            0.56
Virginia................................................             6              659,551.66            0.67
Washington..............................................            54            7,239,286.56            7.31
West Virginia...........................................             2               85,391.85            0.09
Wisconsin...............................................            28            2,343,447.02            2.37
Wyoming.................................................             3              166,030.72            0.17
                                                                 -----          --------------         -------
       Total............................................         1,015          $99,001,058.55          100.00%
                                                                 -----          --------------         -------
                                                                 -----          --------------         -------

------------------
(1) Determined by property address designated as such in the related Mortgage.

          ORIGINAL LOAN-TO-VALUE RATIOS OF GROUP II HOME EQUITY LOANS

                                                                                                        % OF
                                                                 NUMBER OF HOME       CUT-OFF DATE    CUT-OFF DATE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS(%)                        EQUITY LOANS         LOAN BALANCE    LOAN BALANCE
--------------------------------------------------------------   -----------------   --------------   ------------
Less than or equal to 50.00...................................            19         $   995,498.16        1.01%
 50.01 -  55.00...............................................             7             547,692.55        0.55
 55.01 -  60.00...............................................            12             847,237.96        0.86
 60.01 -  65.00...............................................            20           1,349,999.81        1.36
 65.01 -  70.00...............................................            45           3,370,017.18        3.40
 70.01 -  75.00...............................................           105           9,445,631.85        9.54
 75.01 -  80.00...............................................           218          21,385,828.40       21.60
 80.01 -  85.00...............................................           234          23,286,054.71       23.52
 85.01 -  90.00...............................................           318          34,415,121.79       34.76
 90.01 -  95.00...............................................            22           2,146,876.64        2.17
 95.01 - 100.00...............................................            14           1,139,692.60        1.15
100.01 - 105.00...............................................             1              71,406.90        0.07
                                                                       -----         --------------      ------
          Total...............................................         1,015         $99,001,058.55      100.00%
                                                                       -----         --------------      ------
                                                                       -----         --------------      ------

            CUT-OFF DATE LOAN BALANCES OF GROUP II HOME EQUITY LOANS

                                                                                                        % OF
                                                                 NUMBER OF HOME       CUT-OFF DATE    CUT-OFF DATE
RANGE OF CUT-OFF DATE LOAN BALANCES                              EQUITY LOANS         LOAN BALANCE    LOAN BALANCE
--------------------------------------------------------------   -----------------   --------------   ------------
$ 15,000.01 -  20,000.00......................................             5         $    97,073.76        0.10%
  20,000.01 -  25,000.00......................................             8             186,613.70        0.19
  25,000.01 -  30,000.00......................................            24             667,802.26        0.67
  30,000.01 -  35,000.00......................................            27             888,348.53        0.90
  35,000.01 -  40,000.00......................................            36           1,339,878.76        1.35
  40,000.01 -  45,000.00......................................            37           1,577,202.24        1.59
  45,000.01 -  50,000.00......................................            46           2,188,458.75        2.21
  50,000.01 -  55,000.00......................................            48           2,535,536.55        2.56
  55,000.01 -  60,000.00......................................            72           4,170,271.28        4.21
  60,000.01 -  65,000.00......................................            42           2,630,741.01        2.66
  65,000,01 -  70,000.00......................................            44           2,988,309.63        3.02
  70,000.01 -  75,000.00......................................            48           3,481,602.11        3.52
  75,000.01 -  80,000.00......................................            58           4,509,996.51        4.56
  80,000.01 -  85,000.00......................................            40           3,302,461.82        3.34
  85,000.01 -  90,000.00......................................            37           3,242,858.99        3.28
  90,000.01 -  95,000.00......................................            41           3,803,250.94        3.84
  95,000.01 - 100,000.00......................................            34           3,311,989.82        3.35
 100,000.01 - 105,000.00......................................            28           2,872,693.34        2.90
 105,000.01 - 110,000.00......................................            26           2,796,403.12        2.82
 110,000.01 - 115,000.00......................................            30           3,358,571.98        3.39
 115,000.01 - 120,000.00......................................            26           3,070,919.99        3.10
 120,000.01 - 125,000.00......................................            17           2,077,592.80        2.10
 125,000.01 - 130,000.00......................................            16           2,042,465.85        2.06
 130,000.01 - 135,000.00......................................            18           2,388,252.50        2.41
 135,000.00 - 140,000.00......................................            18           2,457,138.11        2.48
 140,000.01 - 145,000.00......................................            21           3,004,074.80        3.03
 145,000.01 - 150,000.00......................................            12           1,772,453.07        1.79
 150,000.01 - 200,000.00......................................            94          16,361,752.95       16.53
 200,000.01 - 250,000.00......................................            34           7,442,386.96        7.52
 250,000.01 - 300,000.00......................................            15           4,121,636.91        4.16
 300,000.01 - 350,000.00......................................            11           3,527,614.53        3.56
 350,000.01 - 400,000.00......................................             2             784,705.00        0.79
                                                                       -----         --------------      ------
          Total...............................................         1,015         $99,001,058.55      100.00%
                                                                       -----         --------------      ------
                                                                       -----         --------------      ------

          TYPES OF MORTGAGED PROPERTIES OF GROUP II HOME EQUITY LOANS

                                                                                         % OF
                                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
PROPERTY TYPE                                                  HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
Single Family...............................................           870          $83,586,983.36        84.43%
2-4 Family..................................................            68            7,367,138.76         7.44
PUD.........................................................            40            5,534,118.40         5.59
Condominiums................................................            13              916,095.93         0.93
Townhouses..................................................            11              842,216.48         0.85
Manufactured Housing........................................            11              648,252.81         0.65
Row House...................................................             2              106,252.81         0.11
                                                                     -----          --------------       ------
          Total.............................................         1,015          $99,001,058.55       100.00%
                                                                     -----          --------------       ------
                                                                     -----          --------------       ------

            ORIGINAL TERM TO MATURITY OF GROUP II HOME EQUITY LOANS

                                                                                                        % OF
ORIGINAL TERM TO                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
MATURITY (MONTHS)                                              HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
109 - 120...................................................             2          $    67,466.15         0.07%
169 - 180...................................................            10              494,631.39         0.50
229 - 240...................................................             8              623,943.12         0.63
289 - 300...................................................             1              208,800.00         0.21
349 - 360...................................................           994           97,606,217.89        98.59
                                                                     -----          --------------       ------
          Total.............................................         1,015          $99,001,058.55       100.00%
                                                                     -----          --------------       ------
                                                                     -----          --------------       ------

             MONTHS SINCE ORIGINATION OF GROUP II HOME EQUITY LOANS

                                                                                                        % OF
                                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
MONTHS SINCE ORIGINATION                                       MORTGAGE LOANS        LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
0...........................................................           604          $58,660,812.65        59.25%
1 -  6......................................................           409           40,014,356.59        40.42
7 - 12......................................................             2              325,889.32         0.33
                                                                     -----          --------------       ------
          Total.............................................         1,015          $99,001,058.55       100.00%
                                                                     -----          --------------       ------
                                                                     -----          --------------       ------

            REMAINING TERM TO MATURITY OF GROUP II HOME EQUITY LOANS

                                                                                                         % OF
                                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
REMAINING TERM TO MATURITY (MONTHS)                            HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
109 - 120...................................................             2          $    67,466.15          0.07%
169 - 180...................................................            10              494,631.39          0.50
229 - 240...................................................             8              623,943.12          0.63
289 - 300...................................................             1              208,800.00          0.21
349 - 360...................................................           994           97,606,217.89         98.59
                                                                     -----          --------------      --------
       Total................................................         1,015          $99,001,058.55        100.00%
                                                                     -----          --------------      --------
                                                                     -----          --------------      --------

                 OCCUPANCY STATUS OF GROUP II HOME EQUITY LOANS

                                                                                                         % OF
                                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
OCCUPANCY STATUS                                               HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
Owner Occupied (Primary)....................................           969          $95,752,544.47         96.72%
Investment Property.........................................            42            2,925,587.37          2.96
Second Home.................................................             4              322,926.71          0.33
                                                                     -----          --------------      --------
       Total................................................         1,015          $99,001,058.55        100.00%
                                                                     -----          --------------      --------
                                                                     -----          --------------      --------

                DOCUMENTATION TYPE OF GROUP II HOME EQUITY LOANS

                                                                                                         % OF
                                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
DOCUMENTATION TYPE(1)                                          HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
Full Documentation..........................................           859          $81,718,256.20         82.54%
Stated Income...............................................           105           10,415,320.04         10.52
Limited Documentation.......................................            51            6,867,482.32          6.94
                                                                     -----          --------------      --------
       Total................................................         1,015          $99,001,058.55        100.00%
                                                                     -----          --------------      --------
                                                                     -----          --------------      --------

------------------

(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans" in the Prospectus for a description of the Seller's documentation programs.

                   CREDIT GRADE OF GROUP II HOME EQUITY LOANS

                                                                                                         % OF
                                                                NUMBER OF            CUT-OFF DATE     CUT-OFF DATE
CREDIT GRADE(1)                                                HOME EQUITY LOANS     LOAN BALANCE     LOAN BALANCE
------------------------------------------------------------   -----------------    --------------    ------------
A+..........................................................            12          $ 1,572,367.91          1.59%
A1..........................................................           161           18,726,480.10         18.92
A2..........................................................           477           49,189,203.90         49.69
B...........................................................           185           15,562,477.63         15.72
C1..........................................................           120            9,709,742.97          9.81
C2..........................................................            59            4,161,152.30          4.20
D...........................................................             1               79,633.75          0.08
                                                                     -----          --------------      --------
       Total................................................         1,015          $99,001,058.55        100.00%
                                                                     -----          --------------      --------
                                                                     -----          --------------      --------

------------------
(1) We refer you to "THE SELLER AND THE SERVICER--Underwriting Criteria of the Seller" in the Prospectus for a description of the Seller's credit grades and underwriting criteria.

               CURRENT COUPON RATES OF GROUP II HOME EQUITY LOANS

                                                                                                     % OF
                                                        NUMBER OF HOME          CUT-OFF DATE       CUT-OFF DATE
RANGE OF CURRENT COUPON RATES(%)                        EQUITY LOANS            LOAN BALANCE       LOAN BALANCE
---------------------------------------------------     -----------------      --------------      ------------
 6.751 -  7.000....................................               2            $   297,100.00           0.30%
 7.001 -  7.250....................................               1                 88,000.00           0.09
 7.251 -  7.500....................................               1                148,636.24           0.15
 7.751 -  8.000....................................               2                232,750.00           0.24
 8.001 -  8.250....................................               7              1,094,839.11           1.11
 8.251 -  8.500....................................               3                555,652.29           0.56
 8.501 -  8.750....................................               9                843,222.31           0.85
 8.751 -  9.000....................................              30              3,473,821.60           3.51
 9.001 -  9.250....................................              15              1,312,975.70           1.33
 9.251 -  9.500....................................              40              4,425,364.25           4.47
 9.501 -  9.750....................................              45              4,524,572.81           4.57
 9.751 - 10.000....................................             103             11,996,224.04          12.12
10.001 - 10.250....................................              48              4,559,089.61           4.65
10.251 - 10.500....................................              95             10,932,608.13          11.04
10.501 - 10.750....................................              75              7,710,139.50           7.79
10.751 - 11.000....................................             102             10,111,513.30          10.21
11.001 - 11.250....................................              61              5,773,594.63           5.83
11.251 - 11.500....................................              85              7,391,017.86           7.47
11.501 - 11.750....................................              65              5,769,164.42           5.83
11.751 - 12.000....................................              66              5,901,899.51           5.96
12.001 - 12.250....................................              27              2,443,130.78           2.47
12.251 - 12.500....................................              26              2,061,852.40           2.08
12.501 - 12.750....................................              18              1,519,657.57           1.53
12.751 - 13.000....................................              46              3,178,914.78           3.21
13.001 - 13.250....................................              13              1,106,801.84           1.12
13.251 - 13.500....................................              17                911,303.70           0.92
13.501 - 13.750....................................               1                 59,976.73           0.06
13.751 - 14.000....................................               6                302,909.64           0.31
14.001 - 14.250....................................               3                139,626.03           0.14
14.251 - 14.500....................................               2                 68,720.61           0.07
14.751 - 15.000....................................               1                 25,979.16           0.03
                                                              -----            --------------         ------
       Total.......................................           1,015            $99,001,058.55         100.00%
                                                              -----            --------------         ------
                                                              -----            --------------         ------

                  GROSS MARGINS OF GROUP II HOME EQUITY LOANS

                                                                                                     % OF
                                                        NUMBER OF HOME          CUT-OFF DATE       CUT-OFF DATE
RANGE OF GROSS MARGINS(%)                               EQUITY LOANS            LOAN BALANCE       LOAN BALANCE
---------------------------------------------------     -----------------      --------------      ------------
 2.001 -  4.000....................................               4            $   525,100.00           0.53%
 4.001 -  6.000....................................             143             15,385,725.83          15.54
 6.001 -  8.000....................................             636             64,249,276.40          64.90
 8.001 - 10.000....................................             219             18,071,715.77          18.25
10.001 - 12.000....................................              13                769,240.56           0.78
                                                              -----            --------------         ------
       Total.......................................           1,015            $99,001,058.55         100.00%
                                                              -----            --------------         ------

                  MAXIMUM RATES OF GROUP II HOME EQUITY LOANS

                                                                                                     % OF
                                                        NUMBER OF HOME          CUT-OFF DATE       CUT-OFF DATE
RANGE OF MAXIMUM RATES(%)                               EQUITY LOANS            LOAN BALANCE       LOAN BALANCE
---------------------------------------------------     -----------------      --------------      ------------
13.501 - 14.000....................................               2            $   297,100.00           0.30%
14.001 - 14.500....................................               2                236,636.24           0.24
14.501 - 15.000....................................               2                232,750.00           0.24
15.001 - 15.500....................................              10              1,650,491.40           1.67
15.501 - 16.000....................................              39              4,317,043.91           4.36
16.001 - 16.500....................................              55              5,738,339.95           5.80
16.501 - 17.000....................................             148             16,520,796.84          16.69
17.001 - 17.500....................................             143             15,531,697.74          15.69
17.501 - 18.000....................................             177             17,821,652.80          18.00
18.001 - 18.500....................................             146             13,164,612.49          13.30
18.501 - 19.000....................................             131             11,671,063.93          11.79
19.001 - 19.500....................................              53              4,504,983.18           4.55
19.501 - 20.000....................................              64              4,698,572.35           4.75
20.001 - 20.500....................................              30              2,018,105.54           2.04
20.501 - 21.000....................................               7                362,886.37           0.37
21.001 - 21.500....................................               5                208,346.64           0.21
21.501 - 22.000....................................               1                 25,979.16           0.03
                                                              -----            --------------         ------
       Total.......................................           1,015            $99,001,058.55         100.00%
                                                              -----            --------------         ------
                                                              -----            --------------         ------

          NEXT INTEREST ADJUSTMENT DATE OF GROUP II HOME EQUITY LOANS

                                                                                                     % OF
                                                        NUMBER OF HOME          CUT-OFF DATE       CUT-OFF DATE
NEXT INTEREST ADJUSTMENT DATE                           EQUITY LOANS            LOAN BALANCE       LOAN BALANCE
---------------------------------------------------     -----------------      --------------      ------------
August 1999........................................              27            $ 2,510,497.44           2.54%
September 1999.....................................              93             10,530,080.08          10.64
October 1999.......................................              92              8,546,518.20           8.63
November 1999......................................              73              8,312,599.58           8.40
June 2000..........................................               1                 29,838.62           0.03
September 2000.....................................               1                296,050.70           0.30
February 2001......................................              71              6,559,271.17           6.63
March 2001.........................................             218             20,414,507.90          20.62
April 2001.........................................             283             27,243,631.74          27.52
May 2001...........................................             156             14,558,063.13          14.70
                                                              -----            --------------         ------
       Total.......................................           1,015            $99,001,058.55         100.00%
                                                              -----            --------------         ------
                                                              -----            --------------         ------

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the Seller's delinquency experience with respect to home equity loans similar in type to the Home Equity Loans as of the last day of each of the months indicated. No home equity loan is considered delinquent for purposes of the table until a payment is one calendar month past due on a contractual basis. It should be noted that the Seller commenced its servicing activities of home equity loans similar to the Home Equity Loans in October 1997. Accordingly, the Seller does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for examining the delinquency experience of home equity loans similar to the Home Equity Loans. The information in the table below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency experience on past, current or future pools of home equity loans for which the Seller is the servicer.

     The Seller believes that as its loan portfolio matures, the rate of delinquencies, loan losses, foreclosures and REO Properties will increase.

                             DELINQUENCY EXPERIENCE

                             APRIL 30, 1999              MARCH 31, 1999            FEBRUARY 28, 1999           JANUARY 31, 1999
                        ------------------------    ------------------------    ------------------------    ----------------------
                        NUMBER        DOLLAR        NUMBER        DOLLAR        NUMBER        DOLLAR        NUMBER       DOLLAR
                        OF LOANS     AMOUNT($)      OF LOANS     AMOUNT($)      OF LOANS     AMOUNT($)      OF LOANS    AMOUNT($)
                        --------   -------------    --------   -------------    --------   -------------    --------   -----------
Portfolio............   18,458     1,218,885,383    17,284     1,140,247,193    15,912     1,049,184,582    14,883     978,271,688
Delinquency
  Percentage
  30-59 days.........    1.25%         1.08%         1.33%         1.13%         1.63%         1.47%         1.46%        1.24%
  60-89 days.........    0.42          0.39          0.45          0.43          0.42          0.39          0.41         0.35
  90 days and over...    1.18          1.13          1.00          0.95          0.97          0.94          0.85         0.83
                         ------    -------------     ------    -------------     ------    -------------     ------    -----------
Total delinquency....    2.85%         2.60%         2.78%         2.51%         3.02%         2.80%         2.72%        2.42%
                         ------    -------------     ------    -------------     ------    -------------     ------    -----------
                         ------    -------------     ------    -------------     ------    -------------     ------    -----------

                         DECEMBER 31, 1998
                       ----------------------
                       NUMBER       DOLLAR
                       OF LOANS    AMOUNT($)
                       --------   -----------
Portfolio............  14,163     928,215,205
Delinquency
  Percentage
  30-59 days.........   1.25%        0.95%
  60-89 days.........   0.40         0.38
  90 days and over...   0.74         0.66
                        ------    -----------
Total delinquency....   2.39%        2.00%
                        ------    -----------
                        ------    -----------

                                                                                                                    JULY 31,
                          NOVEMBER 30, 1998      OCTOBER 31, 1998      SEPTEMBER 30, 1998       AUGUST 31, 1998       1998
                        ---------------------  ---------------------  ---------------------  ---------------------  --------
                        NUMBER      DOLLAR     NUMBER      DOLLAR     NUMBER      DOLLAR     NUMBER      DOLLAR     NUMBER
                        OF LOANS   AMOUNT($)   OF LOANS   AMOUNT($)   OF LOANS   AMOUNT($)   OF LOANS   AMOUNT($)   OF LOANS
                        --------  -----------  --------  -----------  --------  -----------  --------  -----------  --------
Portfolio...........    13,041    852,554,527  11,562    751,363,789  10,531    686,940,200   9,381    609,510,272   8,493
Delinquency
  Percentage
  30-59 days........     1.17%       1.06%      0.83%       0.66%      1.15%       0.99%      1.38%       1.25%      1.58%
  60-89 days........     0.30        0.25       0.28        0.25       0.28        0.29       0.47        0.33       0.40
  90 days and
    over............     0.75        0.69       0.73        0.70       0.84        0.77       0.62        0.63       0.41
                         ------   -----------   ------   -----------   ------   -----------   ------   -----------   ------
Total delinquency...     2.22%       2.00%      1.83%       1.61%      2.26%       2.05%      2.46%       2.21%      2.39%
                         ------   -----------   ------   -----------   ------   -----------   ------   -----------   ------
                         ------   -----------   ------   -----------   ------   -----------   ------   -----------   ------


                                       JUNE 30, 1998
                                   ---------------------
                        DOLLAR     NUMBER      DOLLAR
                       AMOUNT($)   OF LOANS   AMOUNT($)
                      -----------  --------  -----------
Portfolio...........  548,554,854   7,330    476,206,388
Delinquency
  Percentage
  30-59 days........     1.29%      1.50%       1.34%
  60-89 days........     0.46       0.37        0.37
  90 days and
    over............     0.40       0.27        0.24
                      -----------   ------   -----------
Total delinquency...     2.15%      2.14%       1.95%
                      -----------   ------   -----------
                      -----------   ------   -----------

     The following table summarizes the loss and REO experience at the date indicated, of all home equity loans originated or acquired by the Seller, serviced by the Seller and securitized by or on behalf of the Seller (the "Securitized Loans").

                                LOSS EXPERIENCE

                                                                                                  AT MARCH 31, 1999
                                                                                                  -----------------
Unpaid principal balance of Securitized Loans..................................................     $ 966,480,950
Net Gains/(Losses) on liquidated loans(1)......................................................     $      39,756
Percentage of Net Gains/(Losses) on liquidated loans(1)(2).....................................              0.00%
Real Estate Owned..............................................................................     $   2,004,720
Percentage of Real Estate Owned................................................................              0.21%

------------------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premiums or discounts).

(2) Based upon the unpaid principal balance of the Securitized Loans outstanding on the last day of the indicated period.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on each Class of Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by the Seller ("Prepayments")) and realized losses on the Home Equity Loans. Certain of the Home Equity Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Home Equity Loans are subject to penalties for prepayments.

PREPAYMENTS

     Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan and any optional purchase of the remaining Home Equity Loans in connection with the termination of the Trust) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Home Equity Loans.

     The rate of prepayment on the Home Equity Loans cannot be predicted. Approximately 38.17% of the Group I Home Equity Loans and approximately 27.31% of the Group II Home Equity Loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first home equity loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume such Home Equity Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of such penalties.

     We refer you to "CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS--Due-on-Sale Clauses in Home Equity Loans" in the Prospectus for more detail.

     As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates such as the Group I Home Equity Loans is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

     Net Monthly Excess Cash Flow for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Class Principal Balance of the related classes of Class A Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in such Home Equity Loan Group exceeds the actual overcollateralization amount for such Home Equity Loan Group. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the applicable Class Principal Balance. If the actual rate of such Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Net Monthly Excess Cash Flow available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related Due Period and such amount will be influenced by changes in the weighted average of the Coupon Rates of such Home Equity Loans resulting from prepayments and liquidations. The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the Class Principal Balance of the applicable Class A Certificates on each Distribution Date will be based on the then required overcollateralization amount for the related Home Equity Loan Group, which may increase or decrease during the period any class of Class A Certificates which remains outstanding. Any increase in the required overcollateralization amount for a Home Equity Loan Group may result in an accelerated rate of amortization of the related Class A Certificates until the overcollateralization amount for the related Home Equity Loan Group equals the required overcollateralization amount for the related Home Equity Loan Group and any decrease in such required overcollateralization amount for the related Home Equity Loan Group will result in a decelerated rate of amortization of the related Class A Certificates until the overcollateralization amount for the related Home Equity Loan Group is reduced to the required overcollateralization amount.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Credit Enhancement" in this prospectus supplement for more detail.

PAYMENT DELAY FEATURE OF THE FIXED RATE CERTIFICATES

     The effective yield to the Group I Certificateholders and the Class A-8 Certificateholders will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of such Certificates because distributions will not be payable to such Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

PRINCIPAL PAYMENT FEATURES OF THE CLASS A-6 CERTIFICATES AND CLASS A-8 CERTIFICATES

     Investors in the Class A-6 Certificates should be aware that because the Class A-6 Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in June 2002 and thereafter will receive a disproportionately small or large portion of principal payments (unless the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero), the weighted average life of the Class A-6 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Certificates entitled to such distributions.

     Investors in the Class A-8 Certificates should be aware that because the Class A-8 Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in February 2001 and thereafter will receive a disproportionately large portion of principal payments (unless the Class Principal Balance of the Class A-7 Certificates has been reduced to zero), the weighted average life of the Class A-8 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-8 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Class A Certificates entitled to such distributions.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize such Home Equity Loans ("Balloon Loans").

     Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Certificates is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Group I Home Equity Loans in the first month of the life of such Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such Home Equity Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I Home Equity Loans each month. The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the Trust.

     Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

     The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Home Equity Loans consist of pools of loans with the amortization characteristics set forth below, (ii) the Closing Date for the Class A Certificates is May 20, 1999, (iii) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 1999 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each month (with no defaults, delinquencies, modifications, waivers or amendments), (v) the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption in the case of the Group I Home Equity Loans, or at the specified percentages of CPR, in the case of the Group II Home Equity Loans, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,
(vii) the optional termination is not exercised (except as noted in footnote 2 on the following tables), (viii) the Class A Certificates of each Class have the respective Certificate Rates and initial Class Principal Balances as set forth herein (with the Certificate Rate for the Class A-7 Certificates being equal to the sum of One-Month LIBOR and 0.25% per annum), (ix) the overcollateralization levels are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement, (x) the Coupon Rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur on six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and Six-Month LIBOR (such sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors), and (xi) Six-Month LIBOR remains constant at 5.0738% per annum and One-Month LIBOR remains constant at 4.9025% per annum.

                                    GROUP I

                                                                                        REMAINING           ORIGINAL
                                                                                         TERM TO            TERM TO
POOL                                                            LOAN          COUPON     MATURITY           MATURITY
NUMBER                                                         BALANCE         RATE      (MONTHS)           (MONTHS)
--------------------------------------------------------   ---------------    ------    ----------------    -------------
1.......................................................   $  7,383,132.94    11.468%          112               113
2.......................................................     24,037,939.84    11.434           179               180
3.......................................................     16,149,681.01    11.421           239               240
4.......................................................    138,429,717.55    11.334           359               360

                                    GROUP II

                                         NUMBER OF
                                         MONTHS                   INITIAL
                                         TO NEXT                  INTEREST       INTEREST                              REMAINING
                                         COUPON                     RATE           RATE                                TERM TO
POOL            LOAN          COUPON     CHANGE        GROSS      ADJUSTMENT     ADJUSTMENT     MAXIMUM     MINIMUM    MATURITY
NUMBER        BALANCE          RATE       DATE         MARGIN       CAP            CAP           RATE        RATE      (MONTHS)
------     --------------     ------     ---------     ------     ----------     ----------     -------     -------    ---------
  1        $ 2,510,497.44     10.548%         4        7.502%        1.000%         1.000%      17.048%     10.048%       349
  2         10,530,080.08     10.340          5        7.351         1.000          1.000       16.840       9.840        350
  3          8,546,518.20     10.312          6        7.243         1.000          1.000       16.812       9.812        352
  4          8,312,599.58     10.302          7        7.215         1.000          1.000       16.802       9.802        358
  5          6,885,160.49     11.270         22        7.265         2.000          1.000       17.770      10.770        357
  6         20,414,507.90     11.091         23        7.255         2.000          1.000       17.591      10.591        358
  7         27,243,631.74     10.835         24        6.933         2.000          1.000       17.335      10.335        360
  8         14,558,063.13     10.844         25        6.937         2.000          1.000       17.344      10.344        360


        ORIGINAL
        TERM TO
POOL    MATURITY
NUMBER  (MONTHS)
------  --------
  1        352
  2        352
  3        352
  4        358
  5        360
  6        360
  7        360
  8        360

DECREMENT TABLES

     The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I Certificates and at the indicated percentages of CPR, in the case of the Group II Certificates, and the corresponding weighted average lives of such Classes. It is not likely that each of (i) all of the Home Equity Loans will have the characteristics assumed, (ii) the Home Equity Loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage or (iii) the level of One-Month LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

      PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING (TO MATURITY)

                                                                       CLASS A-1                                  CLASS A-2
GROUP I PREPAYMENT                             ----------------------------------------------------------       -------------
ASSUMPTION                                     50.0%   75.0%   100.0%   120.0%   150.0%   200.0%   250.0%       50.0%   75.0%
---------------------------------------------  -----   -----   ------   ------   ------   ------   ------       -----   -----
DISTRIBUTION DATE
---------------------------------------------
Initial Balance                                 100     100      100      100      100      100      100         100     100
May 25, 2000.................................    76      67       59       52       41       24        6         100     100
May 25, 2001.................................    50      31       13        0        0        0        0         100     100
May 25, 2002.................................    26       0        0        0        0        0        0         100     100
May 25, 2003.................................     7       0        0        0        0        0        0         100       0
May 25, 2004.................................     0       0        0        0        0        0        0          40       0
May 25, 2005.................................     0       0        0        0        0        0        0           0       0
May 25, 2006.................................     0       0        0        0        0        0        0           0       0
May 25, 2007.................................     0       0        0        0        0        0        0           0       0
May 25, 2008.................................     0       0        0        0        0        0        0           0       0
May 25, 2009.................................     0       0        0        0        0        0        0           0       0
May 25, 2010.................................     0       0        0        0        0        0        0           0       0
May 25, 2011.................................     0       0        0        0        0        0        0           0       0
May 25, 2012.................................     0       0        0        0        0        0        0           0       0
May 25, 2013.................................     0       0        0        0        0        0        0           0       0
May 25, 2014.................................     0       0        0        0        0        0        0           0       0
May 25, 2015.................................     0       0        0        0        0        0        0           0       0
May 25, 2016.................................     0       0        0        0        0        0        0           0       0
May 25, 2017.................................     0       0        0        0        0        0        0           0       0
May 25, 2018.................................     0       0        0        0        0        0        0           0       0
May 25, 2019.................................     0       0        0        0        0        0        0           0       0
May 25, 2020.................................     0       0        0        0        0        0        0           0       0
May 25, 2021.................................     0       0        0        0        0        0        0           0       0
May 25, 2022.................................     0       0        0        0        0        0        0           0       0
May 25, 2023.................................     0       0        0        0        0        0        0           0       0
May 25, 2024.................................     0       0        0        0        0        0        0           0       0
May 25, 2025.................................     0       0        0        0        0        0        0           0       0
May 25, 2026.................................     0       0        0        0        0        0        0           0       0
May 25, 2027.................................     0       0        0        0        0        0        0           0       0
May 25, 2028.................................     0       0        0        0        0        0        0           0       0
Weighted Average Life* (1)...................   2.1     1.5      1.2      1.1      0.9      0.8      0.7         5.0     3.4
Weighted Average Life* (2)...................   2.1     1.5      1.2      1.1      0.9      0.8      0.7         5.0     3.4


GROUP I PREPAYMENT
ASSUMPTION                                     100.0%   120.0%   150.0%   200.0%   250.0%
---------------------------------------------  ------   ------   ------   ------   ------
DISTRIBUTION DATE
---------------------------------------------
Initial Balance                                  100      100      100      100      100
May 25, 2000.................................    100      100      100      100      100
May 25, 2001.................................    100       97        0        0        0
May 25, 2002.................................      0        0        0        0        0
May 25, 2003.................................      0        0        0        0        0
May 25, 2004.................................      0        0        0        0        0
May 25, 2005.................................      0        0        0        0        0
May 25, 2006.................................      0        0        0        0        0
May 25, 2007.................................      0        0        0        0        0
May 25, 2008.................................      0        0        0        0        0
May 25, 2009.................................      0        0        0        0        0
May 25, 2010.................................      0        0        0        0        0
May 25, 2011.................................      0        0        0        0        0
May 25, 2012.................................      0        0        0        0        0
May 25, 2013.................................      0        0        0        0        0
May 25, 2014.................................      0        0        0        0        0
May 25, 2015.................................      0        0        0        0        0
May 25, 2016.................................      0        0        0        0        0
May 25, 2017.................................      0        0        0        0        0
May 25, 2018.................................      0        0        0        0        0
May 25, 2019.................................      0        0        0        0        0
May 25, 2020.................................      0        0        0        0        0
May 25, 2021.................................      0        0        0        0        0
May 25, 2022.................................      0        0        0        0        0
May 25, 2023.................................      0        0        0        0        0
May 25, 2024.................................      0        0        0        0        0
May 25, 2025.................................      0        0        0        0        0
May 25, 2026.................................      0        0        0        0        0
May 25, 2027.................................      0        0        0        0        0
May 25, 2028.................................      0        0        0        0        0
Weighted Average Life* (1)...................    2.6      2.2      1.8      1.4      1.2
Weighted Average Life* (2)...................    2.6      2.2      1.8      1.4      1.2

------------------

* The weighted average life of a Class A Certificate is determined by
  (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of such Class A Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class Principal Balance of such Class A Certificate.
(1) To maturity.
(2) To optional termination. The optional termination of the Trust is dependent on the aggregate principal balance of the Home Equity Loans in the Trust being reduced to less than 10% of their principal balance on the Cut-Off Date.

     These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

      PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING (TO MATURITY)

                                                                       CLASS A-3                                   CLASS A-4
GROUP I PREPAYMENT                             ----------------------------------------------------------    ----------------------
ASSUMPTION                                     50.0%   75.0%   100.0%   120.0%   150.0%   200.0%   250.0%    50.0%   75.0%   100.0%
---------------------------------------------  -----   -----   ------   ------   ------   ------   ------    -----   -----   ------
DISTRIBUTION DATE
---------------------------------------------
Initial Percentage...........................   100     100      100      100      100      100      100      100     100      100
May 25, 2000.................................   100     100      100      100      100      100      100      100     100      100
May 25, 2001.................................   100     100      100      100       95       24        0      100     100      100
May 25, 2002.................................   100     100       89       49        0        0        0      100     100      100
May 25, 2003.................................   100      88       29        0        0        0        0      100     100      100
May 25, 2004.................................   100      42        0        0        0        0        0      100     100       82
May 25, 2005.................................    82       7        0        0        0        0        0      100     100       48
May 25, 2006.................................    53       0        0        0        0        0        0      100      78       24
May 25, 2007.................................    36       0        0        0        0        0        0      100      64       14
May 25, 2008.................................    17       0        0        0        0        0        0      100      47        1
May 25, 2009.................................     0       0        0        0        0        0        0       99      30        0
May 25, 2010.................................     0       0        0        0        0        0        0       81      15        0
May 25, 2011.................................     0       0        0        0        0        0        0       64       2        0
May 25, 2012.................................     0       0        0        0        0        0        0       48       0        0
May 25, 2013.................................     0       0        0        0        0        0        0       32       0        0
May 25, 2014.................................     0       0        0        0        0        0        0       19       0        0
May 25, 2015.................................     0       0        0        0        0        0        0        8       0        0
May 25, 2016.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2017.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2018.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2019.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2020.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2021.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2022.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2023.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2024.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2025.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2026.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2027.................................     0       0        0        0        0        0        0        0       0        0
May 25, 2028.................................     0       0        0        0        0        0        0        0       0        0
Weighted Average Life*(1)....................   7.5     4.9      3.7      3.1      2.5      1.9      1.5     13.0     8.9      6.3
Weighted Average Life*(2)....................   7.5     4.9      3.7      3.1      2.5      1.9      1.5     13.0     8.9      6.3


GROUP I PREPAYMENT
ASSUMPTION                                     120.0%   150.0%   200.0%   250.0%
---------------------------------------------  ------   ------   ------   ------
DISTRIBUTION DATE
---------------------------------------------
Initial Percentage...........................    100      100      100       100
May 25, 2000.................................    100      100      100       100
May 25, 2001.................................    100      100      100        60
May 25, 2002.................................    100       97       23         0
May 25, 2003.................................     89       37        0         0
May 25, 2004.................................     43        0        0         0
May 25, 2005.................................     13        0        0         0
May 25, 2006.................................      0        0        0         0
May 25, 2007.................................      0        0        0         0
May 25, 2008.................................      0        0        0         0
May 25, 2009.................................      0        0        0         0
May 25, 2010.................................      0        0        0         0
May 25, 2011.................................      0        0        0         0
May 25, 2012.................................      0        0        0         0
May 25, 2013.................................      0        0        0         0
May 25, 2014.................................      0        0        0         0
May 25, 2015.................................      0        0        0         0
May 25, 2016.................................      0        0        0         0
May 25, 2017.................................      0        0        0         0
May 25, 2018.................................      0        0        0         0
May 25, 2019.................................      0        0        0         0
May 25, 2020.................................      0        0        0         0
May 25, 2021.................................      0        0        0         0
May 25, 2022.................................      0        0        0         0
May 25, 2023.................................      0        0        0         0
May 25, 2024.................................      0        0        0         0
May 25, 2025.................................      0        0        0         0
May 25, 2026.................................      0        0        0         0
May 25, 2027.................................      0        0        0         0
May 25, 2028.................................      0        0        0         0
Weighted Average Life*(1)....................    5.0      3.9      2.8       2.1
Weighted Average Life*(2)....................    5.0      3.9      2.8       2.1

------------------
*  The weighted average life of a Class A Certificate is determined by
   (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of such Class A Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class Principal Balance of such Class A Certificate.
(1) To maturity.
(2) To optional termination. The optional termination of the Trust is dependent on the aggregate principal balance of the Home Equity Loans in the Trust being reduced to less than 10% of their principal balance on the Cut-Off Date.

     These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

      PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING (TO MATURITY)

                                                                       CLASS A-5                                  CLASS A-6
GROUP I PREPAYMENT                             ----------------------------------------------------------   ----------------------
ASSUMPTION                                     50.0%   75.0%   100.0%   120.0%   150.0%   200.0%   250.0%   50.0%   75.0%   100.0%
---------------------------------------------  -----   -----   ------   ------   ------   ------   ------   -----   -----   ------
DISTRIBUTION DATE
---------------------------------------------
Initial Balance..............................   100     100      100      100      100      100      100     100     100      100
May 25, 2000.................................   100     100      100      100      100      100      100     100     100      100
May 25, 2001.................................   100     100      100      100      100      100      100     100     100      100
May 25, 2002.................................   100     100      100      100      100      100       49     100     100      100
May 25, 2003.................................   100     100      100      100      100       61        1      95      92       90
May 25, 2004.................................   100     100      100      100       95       20        0      89      85       81
May 25, 2005.................................   100     100      100      100       62        7        0      81      73       66
May 25, 2006.................................   100     100      100       89       41        4        0      71      61       52
May 25, 2007.................................   100     100      100       81       39        4        0      48      34       24
May 25, 2008.................................   100     100      100       64       30        4        0      32      19       11
May 25, 2009.................................   100     100       82       49       20        1        0      21      11        5
May 25, 2110.................................   100     100       64       35       12        0        0      14       6        2
May 25, 2011.................................   100     100       49       25        7        0        0       9       3        1
May 25, 2012.................................   100      84       37       17        3        0        0       6       2        0
May 25, 2013.................................   100      68       27       11        0        0        0       4       1        0
May 25, 2014.................................   100      54       19        7        0        0        0       2       0        0
May 25, 2015.................................   100      43       14        4        0        0        0       1       0        0
May 25, 2016.................................    96      35       10        1        0        0        0       1       0        0
May 25, 2017.................................    82      27        6        0        0        0        0       1       0        0
May 25, 2018.................................    69      21        3        0        0        0        0       0       0        0
May 25, 2019.................................    57      16        1        0        0        0        0       0       0        0
May 25, 2020.................................    48      11        0        0        0        0        0       0       0        0
May 25, 2021.................................    39       8        0        0        0        0        0       0       0        0
May 25, 2022.................................    32       5        0        0        0        0        0       0       0        0
May 25, 2023.................................    25       3        0        0        0        0        0       0       0        0
May 25, 2024.................................    19       1        0        0        0        0        0       0       0        0
May 25, 2025.................................    13       0        0        0        0        0        0       0       0        0
May 25, 2026.................................     8       0        0        0        0        0        0       0       0        0
May 25, 2027.................................     3       0        0        0        0        0        0       0       0        0
May 25, 2028.................................     0       0        0        0        0        0        0       0       0        0
Weighted Average Life*(1)....................  21.5    16.3     12.7     10.4      7.7      4.6      3.2     8.3     7.4      6.8
Weighted Average Life*(2)....................  17.6    12.6      9.6      7.7      6.0      4.2      3.1     8.3     7.4      6.8


GROUP I PREPAYMENT
ASSUMPTION                                     120.0%   150.0%   200.0%   250.0%
---------------------------------------------  ------   ------   ------   ------
DISTRIBUTION DATE
---------------------------------------------
Initial Balance..............................    100      100      100      100
May 25, 2000.................................    100      100      100      100
May 25, 2001.................................    100      100      100      100
May 25, 2002.................................    100      100      100      100
May 25, 2003.................................     88       85       79       72
May 25, 2004.................................     77       72       62       33
May 25, 2005.................................     61       53       39       14
May 25, 2006.................................     45       36       21        4
May 25, 2007.................................     18       11        9        0
May 25, 2008.................................      7        3        1        0
May 25, 2009.................................      2        1        0        0
May 25, 2110.................................      1        0        0        0
May 25, 2011.................................      0        0        0        0
May 25, 2012.................................      0        0        0        0
May 25, 2013.................................      0        0        0        0
May 25, 2014.................................      0        0        0        0
May 25, 2015.................................      0        0        0        0
May 25, 2016.................................      0        0        0        0
May 25, 2017.................................      0        0        0        0
May 25, 2018.................................      0        0        0        0
May 25, 2019.................................      0        0        0        0
May 25, 2020.................................      0        0        0        0
May 25, 2021.................................      0        0        0        0
May 25, 2022.................................      0        0        0        0
May 25, 2023.................................      0        0        0        0
May 25, 2024.................................      0        0        0        0
May 25, 2025.................................      0        0        0        0
May 25, 2026.................................      0        0        0        0
May 25, 2027.................................      0        0        0        0
May 25, 2028.................................      0        0        0        0
Weighted Average Life*(1)....................    6.5      6.1      5.6      4.7
Weighted Average Life*(2)....................    6.3      5.5      4.3      3.4

------------------

 * The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of such Class A Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class Principal Balance of such Class A Certificate.

(1)To maturity.
(2)To optional termination. The optional termination of the Trust is dependent on the aggregate principal balance of the Home Equity Loans in the Trust being reduced to less than 10% of their principal balance on the Cut-Off Date.

     These tables have been prepared based on the assumptions described above including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

      PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING (TO MATURITY)

                                                      CLASS A-7                                         CLASS A-8
                              ----------------------------------------------------------     -------------------------------
GROUP II % OF CPR             11.0%   16.5%   22.0%    28.0%    33.0%    44.0%    55.0%      11.0%   16.5%   22.0%    28.0%
--------------------------    -----   -----   ------   ------   ------   ------   ------     -----   -----   ------   ------
DISTRIBUTION DATE
--------------------------
Initial Balance...........     100     100      100      100      100      100      100       100     100      100      100
May 25, 2000..............      82      75       69       62       56       43       30       100     100      100      100
May 25, 2001..............      72      62       53       43       35       20        6        84      78       74       70
May 25, 2002..............      70      59       49       39       31       16        4        40      21        8        4
May 25, 2003..............      67      51       39       28       21       10        3         0       0        0        0
May 25, 2004..............      59      43       30       20       14        6        2         0       0        0        0
May 25, 2005..............      52      35       24       15        9        3        0         0       0        0        0
May 25, 2006..............      46      29       18       10        6        1        0         0       0        0        0
May 25, 2007..............      40      24       14        7        4        0        0         0       0        0        0
May 25, 2008..............      36      20       11        5        2        0        0         0       0        0        0
May 25, 2009..............      31      17        8        4        1        0        0         0       0        0        0
May 25, 2010..............      28      14        6        2        1        0        0         0       0        0        0
May 25, 2011..............      24      11        5        1        0        0        0         0       0        0        0
May 25, 2012..............      21       9        4        1        0        0        0         0       0        0        0
May 25, 2013..............      18       8        3        0        0        0        0         0       0        0        0
May 25, 2014..............      16       6        2        0        0        0        0         0       0        0        0
May 25, 2015..............      14       5        1        0        0        0        0         0       0        0        0
May 25, 2016..............      12       4        1        0        0        0        0         0       0        0        0
May 25, 2017..............      10       3        0        0        0        0        0         0       0        0        0
May 25, 2018..............       9       2        0        0        0        0        0         0       0        0        0
May 25, 2019..............       7       2        0        0        0        0        0         0       0        0        0
May 25, 2020..............       6       1        0        0        0        0        0         0       0        0        0
May 25, 2021..............       5       1        0        0        0        0        0         0       0        0        0
May 25, 2022..............       4       0        0        0        0        0        0         0       0        0        0
May 25, 2023..............       3       0        0        0        0        0        0         0       0        0        0
May 25, 2024..............       2       0        0        0        0        0        0         0       0        0        0
May 25, 2025..............       2       0        0        0        0        0        0         0       0        0        0
May 25, 2026..............       1       0        0        0        0        0        0         0       0        0        0
May 25, 2027..............       0       0        0        0        0        0        0         0       0        0        0
May 25, 2028..............       0       0        0        0        0        0        0         0       0        0        0
Weighted Average
 Life*(1).................     7.9     5.4      3.9      2.9      2.3      1.5      0.9       2.8     2.5      2.4      2.3
Weighted Average
 Life*(2).................     7.4     4.9      3.6      2.7      2.2      1.4      0.9       2.8     2.5      2.4      2.3


GROUP II % OF CPR           33.0%    44.0%    55.0%
--------------------------  ------   ------   ------
DISTRIBUTION DATE
--------------------------
Initial Balance...........    100      100      100
May 25, 2000..............    100      100      100
May 25, 2001..............     68       67       70
May 25, 2002..............      3       13       32
May 25, 2003..............      0        0        9
May 25, 2004..............      0        0        0
May 25, 2005..............      0        0        0
May 25, 2006..............      0        0        0
May 25, 2007..............      0        0        0
May 25, 2008..............      0        0        0
May 25, 2009..............      0        0        0
May 25, 2010..............      0        0        0
May 25, 2011..............      0        0        0
May 25, 2012..............      0        0        0
May 25, 2013..............      0        0        0
May 25, 2014..............      0        0        0
May 25, 2015..............      0        0        0
May 25, 2016..............      0        0        0
May 25, 2017..............      0        0        0
May 25, 2018..............      0        0        0
May 25, 2019..............      0        0        0
May 25, 2020..............      0        0        0
May 25, 2021..............      0        0        0
May 25, 2022..............      0        0        0
May 25, 2023..............      0        0        0
May 25, 2024..............      0        0        0
May 25, 2025..............      0        0        0
May 25, 2026..............      0        0        0
May 25, 2027..............      0        0        0
May 25, 2028..............      0        0        0
Weighted Average
 Life*(1).................    2.3      2.4      2.7
Weighted Average
 Life*(2).................    2.3      2.4      2.5

------------------

*  The weighted average life of a Class A Certificate is determined by
   (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of such Class A Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class Principal Balance of such Class A Certificate.
(1) To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate principal balance of the Home Equity Loans in the Trust being reduced to less than 10% of their principal balance on the Cut-Off Date.

     These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                   FORMATION OF THE TRUST AND TRUST PROPERTY

     The Trust will be created and established pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 1999 among the Depositor, Centex Credit Corporation d/b/a Centex Home Equity Corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer") and Norwest Bank Minnesota, National Association (the "Trustee"). On the Closing Date, the Seller will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Class A Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

     The property of the Trust will include all (a) the Home Equity Loans together with the related Home Equity Loan documents and the Seller's interest in any Mortgaged Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing (other than principal received and interest due before the Cut-Off
Date), (b) such amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held by the Servicer in the Principal and Interest Account, if any, inclusive of investment earnings thereon whether in the form of cash, instruments, securities or other properties and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement (collectively, the "Trust Estate"). The Trustee shall receive any investment earnings on amounts on deposit in the Certificate Account as additional compensation and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account. In addition to the foregoing, the Depositor shall cause Financial Security Assurance Inc. (the "Certificate Insurer") to deliver an irrevocable and unconditional financial guaranty insurance policy (the "Policy") to the Trustee for the benefit of the Owners of the Class A Certificates.

     The Class A Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. Certain distributions due to the Owners of the Class A Certificates are insured by the Certificate Insurer.

     Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the proceeds thereof and rights appurtenant thereto. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                        DESCRIPTION OF THE CERTIFICATES

     Pursuant to the Agreement the Trust will issue on the Closing Date the Centex Home Equity Loan Asset-Backed Certificates, Series 1999-2, Class A-1 Certificates (the "Class A-1 Certificates"), Class A-2 Certificates (the "Class A-2 Certificates"), Class A-3 Certificates (the "Class A-3 Certificates"), Class A-4 Certificates (the "Class A-4 Certificates"), Class A-5 Certificates (the "Class A-5 Certificates"), Class A-6 Certificates (the "Class A-6 Certificates"), Class A-7 Certificates (the "Class A-7 Certificates"),
Class A-8 Certificates (the "Class A-8 Certificates", and collectively with the other certificates offered hereby, the "Class A Certificates" or the "Offered Certificates"). The Trust will also issue on the Closing Date the Class X-IO Certificates (the "Class X-IO Certificates") and two residual classes of certificates (together, the "Class R Certificates," and together with the Class X-IO Certificates, the "Non-Offered Certificates" and together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered hereby. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this

Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

     The Class A Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Home Equity Loans; (ii) payments on the Home Equity Loans received on and after the Cut-Off Date (exclusive of principal received and interest due prior to the Cut-Off Date); (iii) Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Principal and Interest Account and the Certificate Account and funds on deposit therein; and (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties. In addition, the Depositor will cause the Certificate Insurer to issue the Policy for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee certain payments to the Class A Certificateholders as described herein and in the Policy. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

     We refer you to "--Book-Entry Certificates" below for more detail.

     No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Home Equity Loan in the trust will be assigned to one of two home equity loan groups ("Group I" and "Group II," respectively, and each a "Home Equity Loan Group"). The Group I Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group I. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II.

     The principal amount of a Class of Class A Certificates (each, a "Class Principal Balance") on any Distribution Date is equal to the applicable Class Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such class of Class A Certificates; provided, however, that for purposes of the Certificate Insurer's rights as subrogee, the Class Principal Balance shall not be reduced by principal amounts paid under the Policy. On any date, the "Aggregate Class A Principal Balance" is the aggregate of the Class Principal Balances of all Class A Certificates on such date.

     Each Class of Class A Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal as described below.

     The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

BOOK-ENTRY CERTIFICATES

     The Class A Certificates initially will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificateowners") will hold such Certificates through the Depository Trust Company ("DTC"), in the United States, or Cedelbank ("Cedel") or the Euroclear System ("Euroclear"), in Europe, if such Certificateowners are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each such class of Class A Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     DTC has advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that is has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its service is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

DISTRIBUTION DATES

     On the 25th day of each month, or if such day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), the Class A Certificateholders for each Home Equity Loan Group will be entitled to receive the Class A Distribution Amount for such Home Equity Loan Group from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Agreement (the "Certificate Account"). Distributions will be made in immediately available funds to Certificateholders of Class A Certificates by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificate Owners may experience some delay in the receipt of their payments due to the operations of DTC.

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, Dallas, Texas, the State of Maryland, or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Record Date" means (1) with respect to any Distribution Date and each Class of Fixed Rate Certificates, the last Business Day of the month immediately preceding the calendar month in which such Distribution Date occurs and
(2) with respect to any Distribution Date and the Variable Rate Certificates, the last Business Day immediately preceding such Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which such Distibution Date occurs.

     We refer you to "--Book-Entry Certificates" for more detail.

     The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send such Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed cancelled for all purposes of the Agreement and the Policy.

     Each Certificateholder of record of a Class of Class A Certificates will be entitled to receive such Certificateholder's Percentage Interest in the amounts due such Class on each Distribution Date. The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Class A Certificate as of the Closing Date by the Class Principal Balance for the related Class of Class A Certificates as of the Closing Date.

DISTRIBUTIONS

     The Trustee will be required to deposit into the Certificate Account
(i) from the Policy Payments Account, any payments made by the Certificate Insurer under the Policy (each an "Insured Payment"), (ii) the proceeds of any liquidation of the assets of the Trust and (iii) all remittances made to the Trustee by or on behalf of the Servicer.

     The Agreement establishes a certificate rate on each class of Class A Certificates (each, a "Certificate Rate") as set forth herein under "-- Certificate Rate." The "Expense Fee" for any Distribution Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as premium on the Policy (the "Premium Amount") on such Distribution Date.

     On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

          (i) first, on each Distribution Date from (x) amounts then on deposit in the Certificate Account and with respect to the related Home Equity Loan Group, (A) to the Trustee, the Trustee Fee for the related Home Equity Loan Group and any Transition Expenses and (B) provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, the Premium Amount for the related classes of Class A Certificates for such Distribution Date to the Certificate Insurer, and (y) amounts then on deposit in the Certificate Account for the unrelated Home Equity Loan Group necessary to pay unpaid amounts pursuant to clause (i)(A) and (B) above;

          (ii) second, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to the related Home Equity Loan Group with respect to such Distribution Date plus (y) any Subordination Reduction Amount with respect to the related Home Equity Loan Group with respect to such Distribution Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Home Equity Loan Group and Distribution Date) to the applicable classes of Class A Certificates and the Certificate Insurer in the following order of priority; provided, however, that on the first three Distribution Dates, 50% of the Total Monthly Excess Spread with respect to Loan Group I shall be allocated to the Class X-IO Certificateholders:

             (A) first, such Total Monthly Excess Cashflow with respect to such Home Equity Loan Group shall be allocated to the payment of the related Class A Distribution Amount (excluding any related Subordination Increase Amount) pursuant to clause (iii) below in an amount equal to the amount, if any, by which (x) such Class A Distribution Amount (excluding any related Subordination Increase Amount) exceeds (y) the Available Funds with respect to such Home Equity Loan Group (net of the related Expense Fees) (the amount of such difference with respect to a Home Equity Loan Group being an "Available Funds Shortfall" for such Home Equity Loan Group);

             (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clause (ii)(A) above shall be allocated against any Available Funds Shortfall with respect to the other Home Equity Loan Group;

             (C) third, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clauses (ii)(A) and (B) above shall be allocated to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Agreement) with respect to the related classes of Class A Certificates; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (ii)(E) below;

             (D) fourth, any portion of the Total Monthly Excess Cashflow remaining after the allocation described in clauses (ii)(A), (B) and
        (C) above shall be paid: first, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Agreement) owed to the Certificate Insurer with respect to the unrelated classes of Class A Certificates; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (ii)(F) below and second, to the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the Agreement to the extent not paid as Transition Expenses pursuant to clause (i)(x)(A) above;

             (E) fifth, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clauses (ii)(A), (B), (C) and (D) above shall be used to reduce to zero, through the payment to the Certificateholders of the related class or classes of Class A Certificates of a Subordination Increase Amount included in the related Class A Principal Distribution Amount which shall be paid pursuant to clause (iii)(B) or (C) below, an amount, if any, equal to the excess of the Specified Subordinated Amount with respect to such Home Equity Loan Group over the Subordinated Amount with respect to such Home Equity Loan Group (assuming application of 100% of principal collections received during such Due Period but prior to the application of any Subordination Increase Amount) (such excess, the "Subordination Deficiency Amount") as of such Distribution Date;

             (F) sixth, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clauses (ii)(A), (B), (C), (D) and (E) above shall be used to reduce to zero, through the payment of a Subordination Increase Amount to the Certificateholders of the unrelated classes of Class A Certificates pursuant to clause (iii)(B) or (C) below, any Subordination Deficiency Amount with respect to the unrelated Home Equity Loan Group as of such Distribution Date following applications of all Total Monthly Excess Cashflow with respect to such unrelated Home Equity Loan Group;

             (G) seventh, any portion of Total Monthly Excess Cashflow with respect to Group II remaining after the allocations described in clauses
        (ii)(A), (B), (C), (D), (E) and (F) above shall be allocated to the Certificateholders of the Class A-7 Certificates pursuant to clause
        (iii)(E) below, to the extent of any unpaid Class A-7 Certificateholders' Interest Index Carryover; and

             (H) eighth, any Total Monthly Excess Cashflow remaining after the allocations described in clauses (ii)(A), (B), (C), (D), (E), (F) and
        (G) above shall be allocated to the Servicer pursuant to clause
        (iii)(F) below, to the extent of any unreimbursed Delinquency Advances (as defined in the Prospectus), unreimbursed Servicing Advances (as defined in the Prospectus) and unreimbursed Compensating Interest (as defined in the Prospectus);

          (iii) third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment which shall be paid only to the Certificateholders of the related Class A Certificates) then on deposit in the Certificate Account with respect to the related Home Equity Loan Group (after giving effect to the allocations provided in clause (ii) above), the Trustee shall distribute:

             (A) to the Certificateholders of the Class A Certificates, the related Current Interest for each Class (including the proceeds of any Insured Payments made by the Certificate Insurer) on a pro rata basis based on each such Class A Certificate's Current Interest without priority among the Class A Certificates;

             (B) the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed as follows: (i) to the Certificateholders of the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount and (ii) the remainder as follows: first, to the Class A-1 Certificateholders until the Class Principal Balance of the Class A-1 Certificates is reduced to zero; second, to the Class A-2 Certificateholders until the Class Principal Balance of the Class A-2 Certificates is reduced to zero; third, to the Class A-3 Certificateholders until the Class Principal Balance of the Class A-3 Certificates is reduced to zero; fourth, to the Class A-4 Certificateholders until the Class Principal Balance of the Class A-4 Certificates is reduced to zero; fifth, to the Class A-5 Certificateholders until the Class Principal Balance of the Class A-5 Certificates is reduced to zero; and sixth, to the Class A-6 Certificateholders until the Class Principal Balance of the Class A-6 Certificates is reduced to zero; provided, however, during the continuance of a Certificate Insurer Default, if there is a Subordination Deficit with respect to the Group I Certificates, then the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed pro rata to the Certificateholders of the Group I Certificates;

             (C) the Class A Principal Distribution Amount applicable to the Group II Certificates shall be distributed as follows: (i) to the Certificateholders of the Class A-8 Certificates, an amount equal to the Class A-8 Lockout Distribution Amount and (ii) the remainder as follows: first, to the Class A-7 Certificateholders until the Class Principal Balance of the Class A-7 Certificates is reduced to zero; and second, to the Class A-8 Certificateholders until the Class Principal Balance of the Class A-8 Certificates is reduced to zero; provided, however, during the continuance of a Certificate Insurer Default, if there is a Subordination Deficit with respect to the Group II Certificates, then the Class A Principal Distribution Amount applicable to the Group II Certificates shall be distributed pro rata to the Certificateholders of the Group II Certificates;

             (D) (1) to the Certificate Insurer, the amounts payable to it described in clauses (ii)(C) and (D) above and (2) to the Trustee, the amounts payable to it described in clause (ii)(D) above;

             (E) to the Class A-7 Certificateholders, the amounts described in clause (ii) (G) above in respect of the aggregate unpaid Class A-7 Certificateholders' Interest Index Carryover; and

             (F) to the Servicer, the amounts described in clause
        (ii)(H) above;

          (iv) fourth, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Non-Offered Certificateholders, the remaining distributable amounts in accordance with the priorities specified in the Agreement, for such Distribution Date.

     The Premium Amount as of each Distribution Date and each Home Equity Loan Group will be as defined in the Agreement.

     "Certificate Insurer Default" is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under the Policy or (y) certain events of bankruptcy or insolvency of the Certificate Insurer.

     "Due Period" with respect to any Distribution Date is the calendar month preceding the calendar month in which such Distribution Date occurs.

     "Total Monthly Excess Spread" with respect to each Home Equity Loan Group and Distribution Date, means the excess of (x) the aggregate of all interest which is collected on the Home Equity Loans in such Home Equity Loan Group during the related monthly Due Period (net of the Servicing Fee and Trustee Fee and net of any reimbursement for nonrecoverable advances) plus the sum of any Delinquency Advances and Compensating Interest paid by the Servicer with respect to such Home Equity Loan Group over (y) the sum of Current Interest for the Class A Certificates related to such Home Equity Loan Group and the Premium Amount with respect to the Class A Certificates related to such Home Equity Loan Group.

     "Net Monthly Excess Cashflow" with respect to each Home Equity Loan Group and Distribution Date, means the excess, if any, of the Total Monthly Excess Cashflow for such Home Equity Loan Group over the amounts allocated pursuant to clauses (ii)(A) through (ii)(D) above for such Distribution Date.

     "Current Interest" with respect to each class of Class A Certificates means, with respect to any Distribution Date: (i) the aggregate amount of interest accrued at the related Certificate Rate on the Class Principal Balance of the related Class A Certificates plus (ii) the Carry-Forward Amount, if any, with respect to such Class of Class A Certificates; provided, however, that with respect to each Class of Class A Certificates, the amount described in clause
(i) above will be reduced by such Class' pro rata share of any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 ("Civil Relief Act Interest Shortfalls") during the related Due Period.

     The Class A-5 Certificate Rate is subject to the Group I Net WAC Cap and the Class A-7 Certificate Rate is subject to the Class A-7 Available Funds Cap. For a description of the calculation of the Class A-5 Certificate Rate, the Class A-7 Certificate Rate, the Group I Net WAC Cap and the Class A-7 Available Funds Cap see "--Certificate Rate."

     The "Class A Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A Certificates related to such Home Equity Loan Group and (y) the Class A Principal Distribution Amount for such Home Equity Loan Group.

     The "Class A Principal Distribution Amount" with respect to the Class A Certificates of the related Home Equity Loan Group and Distribution Date shall be the lesser of: (a) the related Total Available Funds, minus the related Expense Fee, plus any Insured Payment with respect to the related Class A Certificates, minus the Current Interest for such Distribution Date with respect to the related Class A Certificates; and (b) the excess, if any, of (i) the sum of (without duplication): (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to such Home Equity Loan Group actually received by the Servicer during the related Due Period (exclusive of principal received prior to the Cut-Off Date), and any Prepayments on such Home Equity Loans made by the mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Due Period in each case to the extent such amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date in each case to the extent such amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any Substitution Amounts (i.e., the excess, if any, of the outstanding principal balance of a Home Equity Loan in the related Home Equity Loan Group being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest plus the amount of any Delinquency Advances and Servicing Advances) delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group (to the extent such Substitution Amounts relate to principal) in each case to the extent such amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all Net Liquidation Proceeds (as defined in the Prospectus) actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Due Period (to the extent such Net Liquidation Proceeds relate to principal) in each case to the extent such amounts are received by the Trustee on or prior to the Monthly Remittance Date; (E) the amount of any Subordination Deficit with respect to the related Home Equity Loan Group for such Distribution Date; (F) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust (to the extent such proceeds relate to principal); and (G) the amount of any Subordination Increase Amount (as defined herein) with respect to the related Home Equity Loan Group for such Distribution Date to the extent of any Net Monthly Excess Cashflow available for such purpose over (ii) the amount of any Subordination Reduction Amount (as defined herein) with respect to the related Home Equity Loan Group for such Distribution Date; provided, however, on the Final Maturity Date, the Class A Principal Distribution Amount payable to any class of Class A Certificates shall be no less than the Class Principal Balance for such class of Class A Certificates.

     The "Carry-Forward Amount" with respect to any class of Class A Certificates is the amount as of any Distribution Date, equal to the sum of (i) the amount, if any, by which (x) the Current Interest for such Class for the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution in respect to interest on such class of Class A Certificates made to the Certificateholders of such class of Class A Certificates on such immediately preceding Distribution Date and (ii) interest on such excess for the related Interest Period at the related Certificate Rate for such class of Class A Certificates.

     The "Class A-6 Lockout Distribution Amount" for any Distribution Date will be the product of (i) the applicable Class A-6 Lockout Percentage for such Distribution Date and (ii) the Class A-6 Lockout Pro Rata Distribution Amount for such Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Class Principal Balance of the Class A-6 Certificates or the Class A Principal Distribution Amount applicable to the Group I Certificates for such Distribution Date.

     The "Class A-6 Lockout Percentage" for each Distribution Date will be as follows:

                                                                                               LOCKOUT
DISTRIBUTION DATE                                                                              PERCENTAGE
--------------------------------------------------------------------------------------------   ----------
June 1999--May 2002.........................................................................        0%
June 2002--May 2004.........................................................................       45%
June 2004--May 2005.........................................................................       80%
June 2005--May 2006.........................................................................      100%
June 2006 and thereafter....................................................................      300%

     The "Class A-6 Lockout Pro Rata Distribution Amount" for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of the Group I Certificates immediately prior to such Distribution Date and (y) the Class A Principal Distribution Amount with respect to the Group I Certificates for such Distribution Date.

     The "Class A-8 Lockout Distribution Amount" for any Distribution Date will be an amount equal to the product of (i) the applicable Class A-8 Lockout Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount with respect to the Group II Certificates for such Distribution Date. In no event shall the Class A-8 Lockout Distribution Amount exceed the outstanding Class Principal Balance of the Class A-8 Certificates or the Class A Principal Distribution Amount applicable to the Group II Certificates for such Distribution Date.

     The "Class A-8 Lockout Percentage" for each Distribution Date will be as follows:

DISTRIBUTION DATE                                                                              PERCENTAGE
--------------------------------------------------------------------------------------------   ----------
June 1999--January 2001.....................................................................        0%
February 2001 and thereafter................................................................       75%

     "Available Funds" as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on such Distribution Date net of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group and disregarding the amounts of any Insured Payments to be made on such Distribution Date.

     "Total Available Funds" as to each Distribution Date and a Home Equity Loan Group is the sum of (x) the amount on deposit in the Certificate Account with respect to such Home Equity Loan Group (net of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group) and (y) any amounts of Total Monthly Excess Cashflow with respect to either Home Equity Loan Group to be applied to the related classes of Class A Certificates on such Distribution Date (disregarding the amount of any Insured Payment to be made on such Distribution
Date).

     "Transition Expenses" means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer for a Servicer Termination Event; provided that such amount shall not exceed $50,000.00.

     "Monthly Remittance Date" means the 18th day of each month, or if such day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

     The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Certificateholder of Class A Certificates any Insured Payment from the Certificate Insurer and deposit such amounts into the Certificate Account and
(ii) disburse the same to each Certificateholder of Class A Certificates. The Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Certificateholders of such Class A Certificates the Certificate Insurer will be subrogated to the rights of such Certificateholders of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Agreement, but only from the sources and in the manner provided in the Agreement; such subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Policy.

     The Agreement provides that the term "Available Funds" does not include Insured Payments.

CERTIFICATE RATE

     The "Certificate Rate" on any Distribution Date with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6 and Class A-8 Certificates will be 5.91% per annum, 6.10% per annum, 6.26% per annum, 6.60% per annum, 6.60% per annum and 6.04% per annum, respectively. With respect to any Distribution Date and the Class A-5 Certificates, the "Certificate Rate" will equal the lesser of (A) 7.00% (or 7.50% for each Interest Period occuring after the date on which the Servicer has failed to exercise its right to terminate the Agreement by purchasing all outstanding Home Equity Loans) per annum and (B) the Group I Net WAC Cap for such Distribution Date. With respect to any Distribution Date and the Class A-7 Certificates, the "Certificate Rate" will equal the lesser of (A) the Class A-7 Formula Rate and (B) the Class A-7 Available Funds Cap for such Distribution Date.

     The "Class A-7 Formula Rate" for any Distribution Date is the sum of
(1) One-Month LIBOR and (2) 0.25% (or 0.50% for each Interest Period occurring after the date on which the Servicer has failed to exercise its right to terminate the Agreement by purchasing all outstanding Home Equity Loans) per annum.

     The "Class A-7 Available Funds Cap" with respect to any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the product of (a) the weighted average of the Net Coupon Rates on the Group II Home Equity Loans as of the beginning of the related Due Period and (b) the aggregate Loan Balance of the Group II Home Equity Loans as of the beginning of the related Due Period, minus (ii) the product of (a) the Certificate Rate with respect to the Class A-8 Certificates and (b) the outstanding Class Principal Balance of the Class A-8 Certificates (before giving effect to payments of principal on such Distribution Date), and the denominator of which is the outstanding Class Principal Balance of the Class A-7 Certificates (before giving effect to payments of principal on such Distribution Date) (adjusted to an effective rate reflecting accrued interest calculated on the basis of a 360-day year and the actual number of days elapsed).

     The "Net Coupon Rate" of any Group I Home Equity Loan or Group II Home Equity Loan will be the rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the rate at which the Servicing Fee accrues,
(ii) the rate at which the Trustee Fee accrues, (iii) the applicable Premium Amount (expressed as a per annum percentage of the aggregate principal balance of the Group I Home Equity Loans or Group II Home Equity Loans, as applicable, and (iv) with respect to any Group II Home Equity Loan only, the Minimum Spread. The "Minimum Spread" shall be a percentage per annum equal to 0% for Distribution Dates which occur prior to June 2000 and 0.50% for Distribution Dates which occur in June 2000 or thereafter.

     The "Group I Net WAC Cap" with respect to any Distribution Date will be a rate per annum equal to the weighted average of the Net Coupon Rates on the Group I Home Equity Loans as of the beginning of the related Due Period.

     If on any Distribution Date the Certificate Rate for the Class A-5 Certificates is based on the Group I Net WAC Cap, the Class A-5
Certificateholders will not be entitled to receive any interest carryover on subsequent Distribution Dates.

     If on any Distribution Date the Certificate Rate for the Class A-7 Certificates is based on the Class A-7 Available Funds Cap, the Class A-7 Certificateholders will be entitled to receive on subsequent Distribution Dates the Class A-7 Certificateholders' Interest Index Carryover. The "Class A-7 Certificateholders' Interest Index Carryover" is equal to the sum of (A) the excess of (i) the amount of interest the Class A-7 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class A-7 Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class A-7 Certificates at the Class A-7 Available Funds Cap for such Distribution Date and (B) the Class A-7 Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-7 Certificateholders (including any interest accrued thereon at the Class A-7 Formula Rate). The Policy will not cover any Class A-7 Certificateholders' Interest Index Carryover, and the ratings on the Class A-7 Certificates by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P," and together with Moody's the "Rating Agencies") will not address the likelihood of receipt by the Class A-7 Certificateholders of any amounts in respect
Class A-7 Certificateholders' Interest Index Carryovers. Payment of the
Class A-7 Certificateholders' Interest Index Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under "-- Distributions" above.

     The "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Period" means, with respect to each Distribution Date and the Variable Rate Certificates, is the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date. Interest will accrue on the Variable Rate Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Class A-7 Certificates.

     "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of such Interest Period (or in the case of the first Distribution Date, May 18, 1999). For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Seller and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

CREDIT ENHANCEMENT

     The Policy.

     For an explanation of the Policy, we refer you to "THE POLICY AND THE CERTIFICATE INSURER" in this Prospectus Supplement.

     Overcollateralization Resulting from Cash Flow Structure. The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on such Distribution Date as an accelerated payment of principal on the related classes of Class A Certificates, but only to the limited extent hereafter described.

     The application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. The Net Monthly Excess Cashflow with respect to a Home Equity Loan Group may, to the extent available therefor, be used to make any required accelerated payments of principal on the unrelated classes of Class A Certificates. To the extent that any Net Monthly Excess Cashflow is not so used, the Agreement provides that it will be used (i) with respect to the Net Monthly Excess Cashflow for the Group II Home Equity Loans, to pay the Certificateholders of the Class A-7 Certificates any Class A-7 Certificateholders' Interest Index Carryover, (ii) with respect to the Net Monthly Excess Cashflows for both Home Equity Loan Groups, to reimburse the Servicer and the Trustee with respect to any amounts owing to them, and, thereafter, (iii) with respect to the Net Monthly Excess Cashflow for both Home Equity Loan Groups, to pay the Class X-IO and the Class R Certificateholders, as specified in the Agreement.

     Pursuant to the Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the related Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Class Principal Balances of the related Class A Certificates as of such Distribution Date (after taking into account the payment of the Class A Principal Distribution Amount related to such Home Equity Loan Group (except for any Subordination Reduction Amount or Subordination Increase Amount related to such Home Equity Loan Group) on such Distribution Date). With respect to each Home Equity Loan Group and Distribution Date, the lesser of (i) the related Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the related Class A Distribution Amount on such Distribution Date (except for any such Subordination Increase Amount for such Home Equity Loan Group)) and (ii) the aggregate amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount for each Home Equity Loan Group with respect to a Distribution Date is the "Specified Subordinated Amount." The Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the related Specified Subordinated Amount to decrease or "step down" based on the performance on the Home Equity Loans in the related Home Equity Loan Group with respect to certain tests specified in the Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow for each Home Equity Loan Group will be applied to the payment in reduction of principal of the Class A Certificates during the period that the Home Equity Loans in such Home Equity Loan Group are unable to meet certain tests specified in the Agreement based on delinquency rates and cumulative losses.

     In the event that the Specified Subordinated Amount with respect to a Home Equity Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides that a portion of the principal which would otherwise be distributed to the Certificateholders of the related Class A

Certificates on such Distribution Date shall be distributed to the Class X-IO Certificateholders (to the extent available therefor) over the period specified in the Agreement. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans and of reducing the related Subordinated Amount. With respect to any Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the related Subordinated Amount on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for such Home Equity Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the related classes of Class A Certificates on such Distribution Date shall instead be distributed to the Certificateholders of the Class X-IO Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount for such Home Equity Loan Group and Distribution Date and
(y) the amount available for distribution on account of principal with respect to such Class A Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" with respect to the related Home Equity Loan Group and Distribution Date.

     The Agreement provides generally that, on any Distribution Date all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Due Period will be distributed to the Certificateholders of the related Class A Certificates on such Distribution Date. If any Home Equity Loan became a Liquidated Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to a Home Equity Loan Group, which to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Certificateholders of the Class X-IO and Class R Certificates, as specified in the Agreement, by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which such Certificateholders would otherwise receive.

     A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries.

     Overcollateralization and the Policy. The Agreement defines a "Subordination Deficit" with respect to a Home Equity Loan Group and Distribution Date to be the amount, if any, by which (x) the aggregate Class Principal Balance of the related Class A Certificates with respect to such Distribution Date, after taking into account all distributions to be made on such Distribution Date (except for any Insured Payment or any Subordination Deficit), exceeds (y) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the related Due Period. The Agreement requires the Trustee to make a claim for an Insured Payment under the Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur after giving effect to all other payments of principal on such Distribution Date (except for any Insured Payment) for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on such Distribution Date. The Policy is thus similar to the subordination provisions described above insofar as such Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A

Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policy. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

     Crosscollateralization Provisions. In addition to the use of Total Monthly Excess Spread and Net Monthly Excess Cashflow with respect to a Home Equity Loan Group to cover related Available Funds Shortfalls, Subordination Increase Amounts, Reimbursement Amounts and Subordination Deficits, such Total Monthly Excess Spread and Net Monthly Excess Cashflow will be available to cover such requirements for the other Home Equity Loan Group as described under the caption "DESCRIPTION OF THE CERTIFICATES--Distributions" herein. Additionally, since crosscollateralization of the Available Funds Shortfall for the Group I Certificates and the Group II Certificates occurs prior to the payment of any Subordination Increase Amounts, the amount and timing of payments on the Home Equity Loans in one Home Equity Loan Group may affect the level of overcollateralization provided by the other Home Equity Loan Group.

FINAL SCHEDULED DISTRIBUTION DATES

     The Final Scheduled Distribution Date (as defined in the Prospectus) for each class of Class A Certificates is as set forth on the cover page of this Prospectus Supplement.

     It is expected that the actual last Distribution Date for each class of Class A Certificates will occur significantly earlier than such Final Scheduled Distribution Dates.

     We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" for more detail.

     The Policy will not guarantee full payment of the principal balance of each class of Class A Certificates on its related Final Scheduled Distribution Date or any earlier date. The Policy will guarantee full payment of the principal balance of each of class of Class A Certificates on the Final Maturity Date. "Final Maturity Date" shall mean the Distribution Date occurring in June 2030.

     The Final Scheduled Distribution Dates for the Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates were determined on the basis of the Structuring Assumptions with the exceptions that there are no prepayments on the related Home Equity Loans and no overcollateralization occurs. The Final Scheduled Distribution Dates for the Class A-5, Class A-6, Class A-7 and
Class A-8 Certificates have been calculated by adding thirteen months to the maturity date of the latest maturing Home Equity Loan in the related Home Equity Loan Group as of the Cut-Off Date.

SERVICING FEE

     As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth of such annual rate of the then outstanding principal balance of such Home Equity Loan serviced as of the first day of each Due Period, provided, however, that if a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be such amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Home Equity Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option, purchase such Home Equity Loan from the Trust at the Loan Purchase Price for such Home Equity Loan; provided, however,
(i) the Servicer must first purchase the Home Equity Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Home Equity Loans that have been delinquent lesser periods, and (ii) the Servicer may not purchase delinquent Home Equity Loans in the Trust that, together with all previously purchased delinquent Home Equity Loans in the Trust, have an aggregate principal balance in excess of 5.00% of the aggregate principal balance of the Home Equity Loans on the Cut-Off Date without the consent of the Certificate Insurer.

INITIAL TERM OF SERVICER AND EXTENSIONS OF TERM

     Following the receipt of notice by the Servicer that it has failed to satisfy certain loss or delinquency tests relating to the Home Equity Loans, established by the Certificate Insurer, the Servicer will continue to act as Servicer for an initial term from the date of receipt of such notice to the date that the end of the calendar quarter during which such notice is received, which term will be extendible by the Certificate Insurer for successive terms of three months thereafter, until the termination of the Trust. Each notice of extension (a "Servicer Extension Notice") will be delivered by the Certificate Insurer to the Trustee and the Servicer. The Servicer will, upon its receipt of any such Servicer Extension Notice, become bound for the duration of the term covered by such Servicer Extension Notice to continue as Servicer in accordance with the Agreement. If as of the 15th day prior to the last day of any term of the Servicer, the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. In addition, the Certificate Insurer will have certain rights to terminate the Servicer for Servicer Termination Events as described in the Prospectus and in the Agreement.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, has been named Trustee pursuant to the Agreement.

     The Trustee may have normal banking relationships with the Depositor, the Seller and the Servicer.

     As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Depositor and, in certain instances, the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer (such Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has received the Certificate Insurer's prior written consent (unless a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing) and has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

     The Trustee (based on information provided to the Trustee by the Servicer) may make available each month, to any interested party, the monthly statement to Certificateholders through the Trustee's website, electronic bulletin board and its fax-on-demand service. The Trustee's website will be located at "www.ctslink.com". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling
(301) 815-6610.

                     THE POLICY AND THE CERTIFICATE INSURER

THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Trustee.

     Simultaneously with the issuance of the Class A Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of each Class A Certificateholder. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Certificates and (ii) the amount of any Scheduled Payment which subsequently is voided in whole or in part as a preference payment under applicable law.

     "Scheduled Payments" means the sum of (i) Current Interest on each class of Class A Certificates, plus (ii) the Subordination Deficit with respect to each Home Equity Loan Group, plus (iii) without duplication of clause (ii) the outstanding Class Principal Balance of each class of Class A Certificates on the Final Maturity Date after giving effect to distributions thereon on such Distribution Date, determined in accordance with the original terms of the Class A Certificates when issued and without regard to any subsequent amendment or modification of the Class A Certificates; payments which become due on an accelerated basis do not constitute "Scheduled Payments," unless the Certificate Insurer elects, in its sole discretion, to pay such principal due upon acceleration, together with any accrued interest to the date of acceleration.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class A Certificates.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return principal or interest paid on the Class A Certificates during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Class A Certificates against the Trust or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received," with respect to the Policy, shall mean actual delivery to the Certificate Insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of Texas, the State of Maryland or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest under the Class A Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Policy not to assert, and waives, for the benefit of each Certificateholder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument. The Policy may not be canceled or revoked prior to payment in full of the Class A Certificates. The Policy is not covered by the property/casualty insurance security fund specified in
Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

     Insurance Agreement. The Depositor, the Seller and the Certificate Insurer will enter into the Insurance Agreement pursuant to which the Seller will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Policy. The Seller will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Amounts owing by the Seller under the Insurance Agreement will be secured by, and payable solely from, the Trust. An "event of default" under the Insurance Agreement will constitute a Servicer Termination Event under the Agreement. An "event of default" under the Insurance Agreement includes
(i) the Trust's failure to pay when due any amount payable on the Class A Certificates, (ii) the Seller's failure to pay when due any amount owed under the Insurance Agreement or the Agreement or certain other documents, (iii) the occurrence of any Servicer Termination Event under the Agreement or certain other documents, (iv) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Seller in the Insurance Agreement, the Agreement or certain other documents, (v) the Seller's failure to perform or to comply with any material covenant or agreement in the Insurance Agreement, the Agreement or certain other documents (in certain cases only if such failure remains unremedied 30 days after notice thereof), (vi) a finding or a ruling by a governmental authority or agency that the Insurance Agreement, the Agreement or certain other material documents are not binding on the Seller, (vii) a denial by the Seller of any liability or obligation under the Insurance Agreement, the Agreement or certain other material documents and (viii) the Seller's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller.

THE CERTIFICATE INSURER

     The following information has been supplied by Financial Security Assurance Inc. (the "Certificate Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.

GENERAL

     The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the Certificate Insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential home equity loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligation of state and local governments. The Certificate Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

RATINGS

     The Certificate Insurer's insurance financial strength is rated "Aaa" by Moody's. The Certificate Insurer's insurer financial strength is rated "AAA" by each of Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. The Certificate Insurer's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "RATINGS" herein.

CAPITALIZATION

     The following table sets forth the capitalization of the Certificate Insurer and its subsidiaries on the basis of generally accepted accounting principles as of March 31, 1999:

                                                                                           MARCH 31, 1999
                                                                                           --------------
                                                                                            (UNAUDITED)
                                                                                           (IN THOUSANDS)

Deferred Premium Revenue (net of prepaid reinsurance premiums)..........................     $  512,383

Surplus Notes...........................................................................        120,000

Minority Interest.......................................................................         20,973

Shareholder's Equity:

  Common Stock..........................................................................         15,000

  Additional Paid-In Capital............................................................        706,117

  Accumulated Other Comprehensive Income (net of deferred income taxes).................         25,879

  Accumulated Earnings..................................................................        391,745

Total Shareholder's Equity..............................................................      1,138,741
                                                                                             ----------

Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder's
  Equity................................................................................     $1,792,097
                                                                                             ----------
                                                                                             ----------

     For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. The Certificate Insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commision (the "Commission") by Holdings and may be viewed at the EDGAR website maintained by the Commission and at the Holdings website at http://www.FSA.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Certificate Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1998 and (b) the Quarterly Report on Form 10-Q for the period ended March 31, 1999.

     All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

INSURANCE REGULATION

     The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addtion, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Seller.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following section in conjunction with the section in the Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates. No portion of the "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" or "FEDERAL INCOME TAX CONSEQUENCES" sections of the Prospectus Supplement or Prospectus constitutes an opinion of counsel, other than the opinion set forth in the second paragraph of "--REMIC Elections" below and in clause (ii) of "FEDERAL INCOME TAX CONSEQUENCES--Opinions" in the Prospectus.

REMIC ELECTIONS

     Two separate elections will be made to treat certain assets of the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes, creating a two-tiered REMIC structure. The Class A and Class X-IO Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R-1 and Class R-2 Certificates each will be designated as the residual interest in a REMIC (the "Residual Certificates" or the "REMIC Residual Certificates").

     Qualification as a REMIC requires ongoing compliance with certain conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Seller and the Depositor, is of the opinion that, for federal income tax purposes, assuming
(i) the appropriate REMIC elections are made, and (ii) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Class A and Class X-IO Certificates will be considered "regular interests" in a REMIC, and the Residual Certificates will be considered the sole class of "residual interests" in each REMIC.

     Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Offered Certificates may be subject to the original issue discount provisions.

     We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for more detail.

     In addition, certain Classes of Offered Certificates may be treated as issued with a premium.

     We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for more detail.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 120% Prepayment Assumption with respect to the Group I Home Equity Loans and 28% CPR with respect to the Group II Home Equity Loans. See "Prepayment and Yield Considerations" herein for a description of the prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur.

     The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and "real estate assets" for real estate investment trusts (REITs), subject to the limitations described in "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Similarly, interest on such Class A Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.

                        CERTAIN STATE TAX CONSIDERATIONS

     Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Class A Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Class A Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

     An investment in Class A Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Class A Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Class A Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Class A Certificate.

     The U.S. Department of Labor has granted to Lehman Brothers Inc. an administrative exemption (Prohibited Transaction Exemption 91-14, as amended, Exemption Application No. D-7958, 56 Fed. Reg. 7413 (1991)) (the "Exemption") from certain of the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates if Lehman Brothers Inc. or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates include the following:

          (i) The acquisition of the Class A Certificates by a Plan is on terms (included the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          (ii) The rights and interest evidenced by a class of Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

          (iii) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S&P or Fitch IBCA, Inc. ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pool have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the Class A Certificates.

          (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for distributing the Class A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value for such Home Equity Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

          (v) The Trustee must not be an affiliate of any member of the Restricted Group as defined blow.

     In addition, it is a condition that the Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     The Exemption does not apply to Plans sponsored by the Seller, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any Mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Class A Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Class A Certificates may exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such class of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Class A Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

     The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     We refer you to "ERISA CONSIDERATIONS" in the Prospectus for more detail.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Class A Certificates will be rated in the highest rating category of the Rating Agencies, the Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates.

     We refer you to "LEGAL INVESTMENT" in the Prospectus for more detail.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated May 12, 1999 (the "Underwriting Agreement"), among the Depositor and the Underwriters named below (the "Underwriters") the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Class A Certificates set forth opposite their respective names. The Class A Certificates will be offered by the Underwriters when as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part.

                                                       PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF
                                                         CLASS A-1              CLASS A-2              CLASS A-3
                    UNDERWRITER                         CERTIFICATES           CERTIFICATES           CERTIFICATES
----------------------------------------------------   -------------------    -------------------    -------------------
Lehman Brothers Inc.................................       $58,743,000            $10,694,000            $24,949,000
NationsBanc Montgomery Securities LLC...............       $ 7,342,000            $ 1,336,000            $ 3,118,000
Salomon Smith Barney Inc............................       $ 7,342,000            $ 1,336,000            $ 3,118,000

                                                       PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF
                                                         CLASS A-4              CLASS A-5              CLASS A-6
                    UNDERWRITER                         CERTIFICATES           CERTIFICATES           CERTIFICATES
----------------------------------------------------   -------------------    -------------------    -------------------
Lehman Brothers Inc.................................       $23,934,000            $15,606,000            $14,880,000
NationsBanc Montgomery Securities LLC...............       $ 2,991,000            $ 1,950,000            $ 1,860,000
Salomon Smith Barney Inc............................       $ 2,991,000            $ 1,950,000            $ 1,860,000

                                                       PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF
                                                         CLASS A-7              CLASS A-8
                    UNDERWRITER                         CERTIFICATES           CERTIFICATES
----------------------------------------------------   -------------------    -------------------
Lehman Brothers Inc.................................       $67,200,000            $12,000,000
NationsBanc Montgomery Securities LLC...............       $ 8,400,000            $ 1,500,000
Salomon Smith Barney Inc............................       $ 8,400,000            $ 1,500,000

     The Underwriters have informed the Depositor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     No Class A Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as a broker or purchase and sell Class A Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Class A Certificates or liquidity in the secondary market if one does develop.

     From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

     NationsBanc Montgomery Securities LLC has informed the Depositor that it expects its name to change, on or about May 17, 1999, from NationsBanc Montgomery Securities LLC to Banc of America Securities LLC.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York and for the Seller and Servicer by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters with respect to the Class A Certificates will be passed upon for the Underwriters by Thacher Proffitt & Wood, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by S&P and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Class A-7 Certificateholders' Interest Index Carryover or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERMS                                                                                                         PAGE
-----------------------------------------------------------------------------------------------------------   ----
2/28 Adjustable Rate Loans.................................................................................   S-28
Accredited Investor........................................................................................   S-65
Aggregate Class A Principal Balance........................................................................   S-46
Aggregate Risks............................................................................................   S-63
Agreement..................................................................................................   S-45
Appraised Values...........................................................................................   S-19
Authorized Rating Agencies.................................................................................   S-65
Available Funds............................................................................................   S-52
Available Funds Shortfall..................................................................................   S-48
Balloon Loans..............................................................................................   S-39
Book-Entry Certificates....................................................................................   S-46
Business Day...............................................................................................   S-47
Carry-Forward Amount.......................................................................................   S-52
Cede.......................................................................................................   S-46
Cedel......................................................................................................   S-46
Certificate Account........................................................................................   S-47
Certificate Insurer........................................................................................   S-45
Certificate Insurer Default................................................................................   S-50
Certificate Rate...........................................................................................   S-48
Certificate Register.......................................................................................   S-47
Certificate Registrar......................................................................................   S-47
Certificateholder..........................................................................................   S-46
Certificateowners..........................................................................................   S-46
Certificates...............................................................................................   S-45
Citibank...................................................................................................   S-46
Civil Relief Act Interest Shortfalls.......................................................................   S-51
Class A Certificates.......................................................................................   S-45
Class A Distribution Amount................................................................................   S-51
Class A Principal Distribution Amount......................................................................   S-51
Class A-1 Certificates.....................................................................................   S-45
Class A-2 Certificates.....................................................................................   S-45
Class A-3 Certificates.....................................................................................   S-45
Class A-4 Certificates.....................................................................................   S-45
Class A-5 Certificates.....................................................................................   S-45
Class A-6 Certificates.....................................................................................   S-45
Class A-6 Lockout Distribution Amount......................................................................   S-52
Class A-6 Lockout Percentage...............................................................................   S-52
Class A-6 Lockout Pro Rata Distribution Amount.............................................................   S-52
Class A-7 Available Funds Cap..............................................................................   S-53
Class A-7 Certificateholders' Interest Index Carryover.....................................................   S-54
Class A-7 Certificates.....................................................................................   S-45
Class A-7 Formula Rate.....................................................................................   S-53
Class A-8 Certificates.....................................................................................   S-45
Class A-8 Lockout Distribution Amount......................................................................   S-52
Class A-8 Lockout Percentage...............................................................................   S-52
Class Principal Balance....................................................................................   S-46
Class R Certificates.......................................................................................   S-45
Class X-IO Certificates....................................................................................   S-45
Closing Date...............................................................................................   S-19
Code.......................................................................................................   S-63
Commission.................................................................................................   S-62

TERMS                                                                                                         PAGE
-----------------------------------------------------------------------------------------------------------   ----
Compensating Interest......................................................................................   S-10
Coupon Rate................................................................................................   S-20
CPR........................................................................................................   S-39
Current Interest...........................................................................................   S-51
Cut-Off Date...............................................................................................   S-19
Cut-Off Date Loan Balance..................................................................................   S-19
Definitive Certificate.....................................................................................   S-47
Depositary Services........................................................................................   S-47
Depositor..................................................................................................   S-19
Disqualified Persons.......................................................................................   S-64
Distribution Date..........................................................................................   S-47
DOL........................................................................................................   S-64
DTC........................................................................................................   S-46
Due Period.................................................................................................   S-50
Equity Interest............................................................................................   S-65
ERISA......................................................................................................   S-64
Euroclear..................................................................................................   S-46
European Depositaries......................................................................................   S-47
Event of Default...........................................................................................   S-60
Excess Subordinated Amount.................................................................................   S-56
Excluded Plan..............................................................................................   S-65
Exemption..................................................................................................   S-65
Expense Fee................................................................................................   S-48
Final Maturity Date........................................................................................   S-57
Group I....................................................................................................   S-46
Group I Home Equity Loans..................................................................................   S-19
Group I Net WAC Cap........................................................................................   S-54
Group II...................................................................................................   S-46
Group II Home Equity Loans.................................................................................   S-19
Holdings...................................................................................................   S-61
Home Equity Loan Group.....................................................................................   S-19
Home Equity Loans..........................................................................................   S-19
Industry...................................................................................................   S-47
Insured Payment............................................................................................   S-48
Interest Period............................................................................................    S-6
LIBOR Determination Date...................................................................................   S-54
Liquidated Loan............................................................................................   S-56
Loan Balances..............................................................................................   S-20
London business day........................................................................................   S-54
Maximum Rates..............................................................................................   S-28
Minimum Rates..............................................................................................   S-28
Minimum Spread.............................................................................................   S-53
Monthly Remittance Date....................................................................................   S-53
Moody's....................................................................................................   S-54
Morgan.....................................................................................................   S-46
Mortgaged Properties.......................................................................................   S-19
Net Coupon Rate............................................................................................   S-53
Net Monthly Excess Cashflow................................................................................   S-51
Non-Offered Certificates...................................................................................   S-45
Notes......................................................................................................   S-19
Offered Certificates.......................................................................................   S-45
One-Month LIBOR............................................................................................   S-54
Order......................................................................................................   S-59

TERMS                                                                                                         PAGE
-----------------------------------------------------------------------------------------------------------   ----
Original Combined Loan-to-Value Ratio......................................................................   S-20
Parties in Interest........................................................................................   S-64
Percentage Interest........................................................................................   S-48
Plan.......................................................................................................   S-64
Plan Assets................................................................................................   S-64
Policy.....................................................................................................   S-45
Premium Amount.............................................................................................   S-48
Prepayment Assumption......................................................................................   S-39
Prepayments................................................................................................   S-37
Prohibited Transactions....................................................................................   S-64
Rating Agencies............................................................................................   S-54
Realized Loss..............................................................................................   S-56
Record Date................................................................................................   S-47
Reference Banks............................................................................................   S-55
Regular Certificates.......................................................................................   S-63
Regulation.................................................................................................   S-64
Relevant Depositary........................................................................................   S-47
REMIC Regular Certificates.................................................................................   S-63
REMIC Residual Certificates................................................................................   S-63
REMICs.....................................................................................................   S-63
Residual Certificates......................................................................................   S-63
Restricted Group...........................................................................................   S-65
S&P........................................................................................................   S-54
Scheduled Payments.........................................................................................   S-59
Securities Act.............................................................................................   S-67
Securitized Loans..........................................................................................   S-36
Seller.....................................................................................................   S-19
Servicer...................................................................................................   S-45
Servicer Extension Notice..................................................................................   S-58
Servicing Fee..............................................................................................   S-57
Single Risks...............................................................................................   S-63
Six-Month Adjustable Rate Loans............................................................................   S-28
SMMEA......................................................................................................   S-66
Specified Subordinated Amount..............................................................................   S-55
Structuring Assumptions....................................................................................   S-39
Subordinated Amount........................................................................................   S-55
Subordination Deficiency Amount............................................................................   S-49
Subordination Deficit......................................................................................   S-56
Subordination Increase Amount..............................................................................   S-55
Subordination Reduction Amount.............................................................................   S-56
Systems....................................................................................................   S-47
Telerate Page 3750.........................................................................................   S-55
Total Available Funds......................................................................................   S-52
Total Monthly Excess Cashflow..............................................................................   S-48
Total Monthly Excess Spread................................................................................   S-50
Trust......................................................................................................   S-19
Trust Estate...............................................................................................   S-45
Trustee....................................................................................................   S-45
Trustee Fee................................................................................................   S-58
Underwriters...............................................................................................   S-67
Underwriting Agreement.....................................................................................   S-67
Weighted Average Life......................................................................................   S-39
Year 2000 problems.........................................................................................   S-47

                      [This page intentionally left blank]

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Centex Home Equity Loan Asset-Backed Certificates, Series 1999-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the

                                     A-I-1

31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

             (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                     A-I-2

             (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

             (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (as defined below) (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding clause (iv), to the extent provided in the regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons shall also be a U.S. Person. Entities not considered U.S. Persons shall be considered non-U.S. Persons.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-3

PROSPECTUS

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                            ------------------------

                       CHEC ASSET RECEIVABLE CORPORATION
                                  (DEPOSITOR)
                           CENTEX CREDIT CORPORATION
                                     D/B/A
                         CENTEX HOME EQUITY CORPORATION
                             (SELLER AND SERVICER)
                            ------------------------

    The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series (each a "Series") of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement. Certain capitalized terms used herein are defined in "INDEX OF DEFINED TERMS" beginning on page 83.

    FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 15 IN THE PROSPECTUS. The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by CHEC Asset Receivable Corporation (the "Depositor") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include (a) Home Equity Loans, which may include one or more pools of closed-end home equity loans (the "Home Equity Loans"), secured by first or second mortgages on one- to four-family residential or mixed use properties, (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") net of certain amounts payable to Centex Credit Corporation d/b/a Centex Home Equity Corporation, as servicer (the "Servicer" or in its capacity as seller, the "Seller") of the Home Equity Loans, (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Home Equity Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Home Equity Loans and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The Seller, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of one or more Classes of Securities by purchasing all or part of the Home Equity Loans remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Home Equity Loans relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage, not more than 25%, specified in the related Prospectus Supplement.

    We refer you to "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" for more detail.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Home Equity Loans. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption.

    If specified in the related Prospectus Supplement, one or more elections may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

    We refer you to "FEDERAL INCOME TAX CONSEQUENCES" for more detail.

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue.

    See "RISK FACTORS" beginning on page 15 for material risks to be considered in purchasing the Securities.
                            ------------------------

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT
  GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE TRUSTEE,
     THE SERVICER, THE SELLER OR BY ANY OF THEIR RESPECTIVE AFFILIATES.
      THE ONLY OBLIGATIONS OF THE SELLER OR THE DEPOSITOR WITH RESPECT
        TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN
        REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED
        AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                                  SUPPLEMENT.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS
       SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS MAY 12, 1999.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Home Equity Loans; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance related to the Home Equity Loans; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Securities; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Home Equity Loans, the length of the Pre-Funding Period (as defined herein) and the criteria for determining which additional Home Equity Loans may become part of the Trust Fund; (x) additional information with respect to the plan of distribution of such Securities; and (xi) whether one or more REMIC elections will be made with respect to some or all of the Trust Fund for such Series and if so, the designation of the Securities offered hereunder as regular interests or residual interests in a REMIC.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreements to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants.

     We refer you to "THE AGREEMENTS--Reports to Holders" for more detail.

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Seller. The address of such Internet Web site is (http://www.sec.gov).

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor and the Seller intend to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "INDEX OF DEFINED TERMS" beginning on page 83.

Securities Offered................. Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes
                                    (the "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each
                                    Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related
                                    Prospectus Supplement. Notes are issuable from time to time in a
                                    Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of
                                    Compound Interest Securities, Planned Amortization Class ("PAC")
                                    Securities, Variable Interest Securities, Zero Coupon Securities,
                                    Principal Only Securities, Interest Only Securities, Senior Securities
                                    or Subordinate Securities (each of which is generally described in the
                                    "INDEX OF DEFINED TERMS"). Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution
                                    Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related
                                    Prospectus Supplement. If so specified in the related Prospectus
                                    Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only. The related
                                    Prospectus Supplement will set forth whether there will be an application to list any Class of Securities on an exchange or to quote the securities in the automated quotation system of a registered securities association.
Issuer............................. The Trust Fund created pursuant to the applicable Pooling and
                                    Servicing Agreement or Trust Agreement, as applicable.
Depositor.......................... CHEC Asset Receivable Corporation, a Nevada corporation, with its principal executive offices located at 2728 N. Harwood Street, Dallas,
                                    Texas 75201 and a telephone number of (214) 981-5000.
                                    We refer you to "THE DEPOSITOR" for more detail.
Servicer and Seller................ Centex Credit Corporation d/b/a Centex Home Equity Corporation (in its
                                    capacity as seller of the Home Equity Loans, the "Seller" and in its capacity as servicer of the Home Equity Loans, the "Servicer," a
                                    Nevada corporation with its principal executive offices located at
                                    2728 N. Harwood Street, Dallas Texas 75201 and a telephone number of
                                    (214) 981-5000.
                                    We refer you to "SELLER AND SERVICER" for more detail.
Interest Payments.................. Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                    Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Home Equity Loans and/or as prepayments occur with respect to such Home Equity Loans. Interest Only Securities may be assigned a
                                    "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions

                                    allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a
                                    Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement.
                                    We refer you to "DESCRIPTION OF THE SECURITIES--Payments of Interest"
                                    for more detail.
Principal Payments................. All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                    Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                    Securities of any such Class, all as specified in the related
                                    Prospectus Supplement.
Final Scheduled Distribution
Date of the Securities............. The Final Scheduled Distribution Date with respect to each Class of
                                    Notes is the date no later than the date on which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related
                                    Prospectus Supplement. The Final Scheduled Distribution Date of a
                                    Class may equal the maturity date of the Home Equity Loan in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus
                                    Supplement.
                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Home Equity Loans in the related Trust Fund. In general, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Home Equity
                                    Loans. The rate of payments on the Home Equity Loans, in the Trust
                                    Fund for a Series will depend on a variety of factors, including certain characteristics of such Home Equity Loans and the prevailing level of interest rates from time to time, economic, demographic, tax and legal factors and servicing decisions. No assurance can be given as to the actual prepayment experience with respect to a Series.
                                    We refer you to "RISK FACTORS--Yield May Vary" and "DESCRIPTION OF THE
                                    SECURITIES--Weighted Average Life of the Securities" for more detail.
Optional Termination............... At its option, the Servicer (or, if so specified in the related
                                    Prospectus Supplement, the Enhancer, if any, if the Servicer fails to exercise such option) may on any Monthly Remittance Date when the aggregate outstanding loan balance of the Home Equity Loans is 10% or less of the sum of the loan balances of all the Home Equity Loans in the Trust as of the date such Home Equity Loans were transferred to the Trust, purchase from the Trust Fund all (but not fewer than all)
                                    remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Fund, and pay to the Holders the portion of the purchase price allocable to each such

                                    class of Securities, which will equal an amount up to the sum of
                                    (i) 100% of the then outstanding principal balance of the related
                                    Securities thereof, plus (ii) one month's interest on the then outstanding principal balance of the related Securities thereof at the then applicable Pass-Through Rate for such class, plus any previously accrued but unpaid interest thereon, such sum payable in accordance with the priorities described under "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in the related Prospectus Supplement and thereby effect early retirement of the Securities.
Securities Involve Risks........... An investment in the Securities of any Series involves material risks and should only be considered by investors which, either alone or together with their investment advisors, have the ability to understand such risks.
                                    We refer you to "RISK FACTORS" beginning on page 15 herein for more detail.
The Trust Fund..................... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                    Supplement.
A. Home Equity Loans............... The Home Equity Loans for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                    Prospectus Supplement.
     Home Equity Loans............. Home Equity Loans for a Series will consist, in whole or in part, of
                                    "closed-end" home equity loans secured by first or second mortgages
                                    (the "Home Equity Loans"). The Home Equity Loans may, as specified in the related Prospectus Supplement, have various payment
                                    characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate. Some Home Equity Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. The Home Equity Loans will be originated by the Seller, an affiliate of the Seller or a broker for simultaneous assignment to the Seller in the ordinary course of their business. The Home Equity Loans will be
                                    nonconventional loans. Additional Home Equity Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset tests are met, all as described herein under
                                    "THE TRUST FUNDS" and in the related Prospectus Supplement. The Home
                                    Equity Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on such
                                    Mortgaged Property, as described herein under "THE TRUST FUNDS" and in the related Prospectus Supplement. The related Prospectus Supplement will describe certain characteristics of the Home Equity Loans for a
                                    Series, including, without limitation, and to the extent relevant:
                                    (a) the aggregate unpaid principal balance of the Home Equity Loans;
                                    (b) the range and weighted average Home Equity Loan Rate on the Home
                                    Equity Loans and in the case of adjustable rate Home Equity Loans, the range and weighted average of the Current Home Equity Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Home Equity Loans; (d) the weighted average original and remaining term-to-stated maturity of the
                                    Home Equity Loans and the range of original and remaining terms-
                                    to-stated maturity, if applicable; (e) the range of Combined Loan-to-
                                    Value Ratios of the Home Equity Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement

                                    relating to the Home Equity Loans; (h) the geographic distribution of the Mortgaged Properties securing the Home Equity Loans; (i) the use and type of each Mortgaged Property securing a Home Equity Loan;
                                    (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Home Equity Loans.

     B. Collection, Certificate and
          Distribution Accounts.... All payments on or with respect to the Home Equity Loans for a Series, net of amounts permitted to be retained by the Servicer pursuant to the Agreement, will be remitted by the Servicer directly to an account
                                    (the "Collection Account" or the "Certificate Account") to be
                                    established for such Series. The Trustee will be required to apply a portion of the amount in the Collection Account or the Certificate
                                    Account, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the
                                    Prospectus Supplement, and to deposit a portion of the amount in the
                                    Collection Account into one or more separate accounts (each, a
                                    "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus
                                    Supplement. All amounts deposited in such Distribution Account (or, if there is no Distribution Account, amounts remaining in the Certificate
                                    Account) will be available for (i) application to the payment of principal of and interest on such Series of Securities (or such Class or Classes specified in the related Prospectus Supplement) on the next
                                    Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account or the Certificate Account as
                                    described above, any funds remaining in such Accounts may be paid over to the Servicer, the Seller, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                    Supplement.

     C. Pre-Funding and Capitalized
          Interest Accounts........ A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") for the related Series. On the closing date for such a Series, a portion of the proceeds of the sale of the
                                    Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Home Equity Loans during the period of time, not to exceed six months, specified in the Agreement and described in the related
                                    Prospectus Supplement (the "Pre-Funding Period"). The Home Equity
                                    Loans to be so purchased will be required to have certain
                                    characteristics specified in the related Prospectus Supplement. If any
                                    Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the
                                    Classes of Notes and/or the Certificates of the applicable Series specified in the related Prospectus Supplement. The amount initially deposited in a Pre-Funding Account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities. If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established for the related Series. On the closing date for such
                                    Series, a portion of the proceeds of the sale of the Securities of such Series may be deposited in the
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                                    Capitalized Interest Account and used to fund the excess, if any, of
                                    (x) the sum of (i) the amount of interest accrued on the Classes of
                                    Securities of such Series specified in the related Prospectus
                                    Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Home Equity Loans in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus
                                    Supplement.
Special Payment Features........... A portion of the aggregate principal balance of the Home Equity Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7,
                                    10, or 15 years after origination.
                                    We refer you to "RISK FACTORS--Risk of Higher Default Rates for Home
                                    Equity Loans with Balloon Loans" for more detail.
Revolving Period and
Amortization Period;
Retained Interest.................. If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of
                                    Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period")
                                    during which limited or no principal payments will be made to one or more Classes of Notes and/or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional
                                    Home Equity Loans which satisfy the criteria described under "THE
                                    TRUST FUNDS" and the criteria set forth in the Agreement and described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to
                                    Securityholders, (iii) applied to those Notes or Certificates for such
                                    Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied to another Series if specified in the related Prospectus Supplement.
                                    An "Amortization Period" is the period during which an amount of principal is payable to Holders of Securities which, during the
                                    Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization
                                    Period all or a portion of principal collections on the Home Equity
                                    Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related
                                    Prospectus Supplement as then being entitled to payments of principal.
                                    In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more
                                    Classes of Notes or Certificates for such Series
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                                    may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or
                                    Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization
                                    Period.
                                    Each Series which has a Revolving Period may also issue to the Seller or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the related Trusts, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.
Enhancement........................ If and to the extent specified in the related Prospectus Supplement, enhancement with respect to a Series or any Class of Securities may include any one or more of the following: a financial guaranty insurance policy, overcollateralization, a letter of credit, a cash reserve fund, insurance policies, one or more Classes of Subordinate
                                    Securities, derivative products or other forms of credit enhancement, or any combination thereof (collectively, "Enhancement"). The
                                    Enhancement with respect to any Series or any Class of Securities may be structured to provide protection against delinquencies and/or losses on the Home Equity Loans, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Forms of Enhancement may provide for one or more Classes of Securities to be paid in foreign currencies.
                                    Any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related
                                    Prospectus Supplement. Further information regarding any Enhancer, including financial information when material, will be included in the related Prospectus Supplement.
                                    We refer you to "ENHANCEMENT" for more detail.
                                    With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.
                                    Enhancement for a Series may include one or more of the following types of Enhancement or such other type of Enhancement specified in the related Prospectus Supplement.
     A. Financial Guaranty
          Insurance Policy......... Issued by a monoline insurance company and which, subject to the terms of such policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal, of the applicable Class or Classes of Securities.
     B. Overcollateralization...... Overcollateralization equals the excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Securities. Overcollateralization may take the form of the initial or subsequent deposit of Home Equity Loans to create such excess or may build over time from the application of certain excess cash amounts generated by the Home Equity Loans to accelerate the amortization of the applicable Class or Classes of Securities.
     C. Letter of Credit........... Issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Home Equity Loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types
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                                    of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.
     D. Cash Reserve Fund.......... Partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the Home
                                    Equity Loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit.
     E. Insurance Policies......... Insure a portion of the Home Equity Loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies.
     F. Subordinate Securities..... Securities may be subordinated in the right to receive distributions to one or more other Classes of Securities of the same Series, some or all of which may themselves be subordinated to other Classes of such
                                    Series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the Home Equity Loans may be allocated to one or more Classes of the Subordinate Securities prior to the allocation thereof to other Classes of Subordinate Certificates and/or the Senior
                                    Securities of the applicable Series. As a result, holders of
                                    Subordinate Securities have a greater risk of loss and consequently a diminution in yield.
     G. Derivative Products........ May include a swap to convert floating or fixed rate payments, as applicable, on the Home Equity Loans into fixed or floating rate payments, as applicable, on the Securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the Home Equity Loans and/or the Securities.
Credit Quality of Home Equity
Loans.............................. Throughout its operating history, the Seller has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories.
                                    We refer you to "RISK FACTORS--Underwriting Standards May Affect
                                    Performance" and "THE SELLER AND MASTER SERVICER" herein for more detail.
                                    The Sellers have in the past and will in the future change their underwriting guidelines and procedures when, in their business judgment, competition or other conditions in their market so warrant.
                                    As a result, Home Equity Loans originated at different times may reflect different underwriting guidelines and be of different credit quality. However, any such differences will be reflected in the levels of Enhancement for the related Series of Securities.
Servicing.......................... The Servicer will be responsible for servicing, managing and making collections on the Home Equity Loans for a Series. The Servicer may
                                    enter into sub-servicing agreements with such entities that meet the requirements set forth in the related Agreement. Such sub-servicing arrangements will not relieve the Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into. Advances with respect to delinquent payments of principal and/or interest on a Home Equity Loan ("Delinquency Advances") will be made by the Servicer or a sub-servicer if and only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and will be reimbursable to the extent specified in the related Prospectus Supplement, from scheduled payments of principal and/or interest, late collections, or from the proceeds of liquidation of the related Home Equity Loans or from other recoveries relating to such
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                                    Home Equity Loans (including any insurance proceeds or payments from other credit support) or, to the extent specified in the related
                                    Prospectus Supplement, from payments or proceeds from other Home
                                    Equity Loans. If and to the extent specified in the related Prospectus
                                    Supplement, the Servicer or a sub-servicer will be entitled to advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Home Equity Loan or related Mortgaged
                                    Property (the "Servicer Advances").
                                    We refer you to "SERVICING OF HOME EQUITY LOANS--Advances and
                                    Limitations Thereon" for more detail.
                                    The Servicer or such sub-servicer will be entitled to be reimbursed for any such Servicer Advances as specified in the related Prospectus
                                    Supplement. In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar Home Equity Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified in the related Prospectus Supplement, receive certain additional compensation. The Servicer will pay any fees due the sub-servicers from the Servicing Fee.
                                    We refer you to "SERVICING OF HOME EQUITY LOANS--Servicing
                                    Compensation and Payment of Expenses" for more detail.
Federal Income Tax
Consequences
     A. Debt Securities and
       REMIC Residual
       Securities.................. The federal income tax consequences to Securityholders will vary depending upon whether one or more elections are made to treat the
                                    Trust Fund or specified portions thereof as a REMIC under the provisions of the Internal Revenue Code of 1986, as amended (the
                                    "Code"). The Prospectus Supplement for each Series of Securities will specify whether such an election will be made. If a REMIC election is made, Securities representing regular interests in a REMIC (a "Regular
                                    Interest") will generally be taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.
                                    Securities that are Compound Interest Securities, Zero Coupon
                                    Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a
                                    Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.
                                    If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust Fund or certain assets of the related Trust Fund, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with, Stroock & Stroock & Lavan LLP, special tax counsel to the Seller ("Federal Tax Counsel") is of the opinion that (a) each segregated pool
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                                    of assets specified as a REMIC in such Agreement will constitute a
                                    REMIC for federal income tax purposes, (b) the Class or Classes of
                                    Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the
                                    Class of Securities of the related Series which is designated as the
                                    "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests (a
                                    "Residual Interest"). In certain circumstances, the Holder of a
                                    Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a
                                    Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                    Interests will not be recognized for federal income tax purposes.
                                    Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC.
                                    We refer you to "FEDERAL INCOME TAX CONSEQUENCES" for more detail.
                                    To the extent the material federal income tax consequences differ from those disclosed herein, Federal Tax Counsel will file a tax opinion and related consent with the Commission.
     B. Non-REMIC Pass-Through
          Securities............... If a Prospectus Supplement indicates that a Trust Fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement,
                                    Federal Tax Counsel is of the opinion that (a) the Trust Fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter
                                    J of the Code and will not be considered to be an association taxable as a corporation and (b) a Holder of the related Certificates will be treated for federal income tax purposes as the owner of an undivided interest in the Home Equity Loans included in the Trust Fund. If so provided in the Prospectus Supplement, holders of Securities of such
                                    Series ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Home Equity Loans held in the Trust Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.
     C. Owner Trust Securities..... If a Prospectus Supplement indicates that one or more Classes of non-
                                    REMIC Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, Federal Tax
                                    Counsel is of the opinion that the Securities so designated will be considered indebtedness for federal income tax purposes, and that for federal income tax purposes
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                                    the Trust Fund will not be treated as an association, taxable mortgage pool, or a publicly traded partnership taxable as a corporation. Each
                                    Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund for Federal tax purposes as a partnership in which such Certificateholder is a partner if there is more than one
                                    Certificateholder for federal income tax purposes, or to disregard the
                                    Trust as an entity separate from the Certificateholder if there is only one Certificateholder for federal income tax purposes.
                                    Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.
                                    We refer you to "FEDERAL INCOME TAX CONSEQUENCES" for more detail.
                                    Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under "FEDERAL
                                    INCOME TAX CONSEQUENCES." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the related Prospectus
                                    Supplement.
                                    We refer you to "FEDERAL INCOME TAX CONSEQUENCES" for more detail.
ERISA Considerations............... Subject to the considerations discussed under "ERISA CONSIDERATIONS"
                                    herein and in the related Prospectus Supplement, the Notes may be eligible for purchase by employee benefit plans subject to the
                                    Employee Retirement Income Security Act of 1974, as amended ("ERISA").
                                    We refer you to "ERISA CONSIDERATIONS" herein and in the related
                                    Prospectus Supplement for more detail.
Legal Investment................... Securities of each Series offered by this Prospectus and the related
                                    Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of
                                    1984 ("SMMEA").
                                    We refer you to "LEGAL INVESTMENT" for more detail.
Ratings............................ It will be a requirement for issuance of any Series that each Class of
                                    Securities offered by this Prospectus and the related Prospectus
                                    Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related
                                    Prospectus Supplement will be as set forth in the related Prospectus
                                    Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. In general, a securities rating addresses the likelihood that Holders will receive the distributions to which they are entitled. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Home Equity
                                    Loans for a Series may have on the yield to investors in the
                                    Securities of such Series. There is no assurance that the rating initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agency. In the event the rating initially
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                                    assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement in addition to the Enhancement, if any, specified in the related
                                    Prospectus Supplement.
                                    We refer you to "RISK FACTORS--Ratings Are Not Recommendations" for
                                    more detail.
Registration of Securities......... Securities may be represented by global certificates and notes registered in the name of Cede & Co. ("Cede"), as nominee of the
                                    Depository Trust Company ("DTC") or another nominee. In such case,
                                    Securityholders will not be entitled to receive definitive certificates and/or notes representing such interests, except in certain circumstances described in the related Prospectus Supplement.
                                    We refer you to "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY SECURITIES"
                                    herein for more detail.
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                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

     Lack of Secondary Market Limits Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Further, if the Securities of a Series are not listed on an exchange or quoted in the automated quotation system of a registered securities association, investors may have limited liquidity.

     We refer you to "PLAN OF DISTRIBUTION" for more detail.

     Home Equity Loans Are Only Source of Repayment. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities and any related Enhancement. There will be no recourse to the Depositor, the Seller, the Servicer or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, certain Home Equity Loans and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus
Supplement, may be promptly released or remitted to the Depositor, the Seller, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Home Equity Loans and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Home Equity Loans and other assets constituting the related Trust
Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor, the Seller, the Servicer. There is no assurance that the market value of the Home Equity Loans or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, the Enhancer, if any, and any other service provider specified in the related
Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities.
Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities. As a result Holders may suffer losses.

     We refer you to "ENHANCEMENT" for more detail.

     Underwriting Standards May Affect Performance.  As described herein under
"THE SELLER AND SERVICER--Underwriting Guidelines Applicable to the Home Equity
Loans," the Seller's underwriting standards generally are less stringent than those of traditional Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude the Seller from making a loan; however, it generally will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Seller is willing to make. As a result of this approach to underwriting, the Home Equity Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

     Subordination. The rights of holders of the Subordinate Securities, if any, of a Series to receive distributions with respect to collections on the Home Equity Loans will be subordinate to the rights of the holders of certain more senior Classes of Securities. Accordingly, the yields to maturity of the Subordinate Securities, if any, will be sensitive, in varying degrees, to defaults on the Home Equity Loans (and the timing thereof).

                                       15
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Investors should fully consider the risks associated with an investment in the
Subordinate Securities, if any, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the related Home Equity Loans. The Subordinate Securities may not be entitled to any principal distributions until the date specified in the related Prospectus
Supplement. As a result, the weighted average lives of the Subordinate
Securities will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Senior and Subordinate
Securities. As a result of the longer weighted average lives of the Subordinate
Securities, the Subordinate Securities have a greater risk of suffering a loss on their investments.

     Junior Liens Create Additional Risk of Loss.  If the Home Equity Loans in a
Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Home Equity Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or deeds of trust or make payments due to the senior mortgagees or beneficiaries.

     Property Values May Be Insufficient. There are several factors that could adversely affect the value of the Mortgaged Properties such that the outstanding balance of the related Home Equity Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged
Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Home Equity Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general.

     Yield May Vary. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Home
Equity Loans. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Home Equity Loans; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related
Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination.

     We refer you to "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" for more detail.

     The rate of prepayments may be affected by the characteristics of the Home
Equity Loans, such as the loans-to-value ratios, interest rates and purposes of such loans, the prevailing level of interest rates, demographic, tax, and legal factors and servicing decisions. Prepayments may also result from repurchases of Home Equity Loans, due to material breaches of the Seller's representations and warranties and amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution
Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate.

     We refer you to "DESCRIPTION OF THE SECURITIES--Payments of Interest" for more detail.

                                       16

     Prepayments From Pre-Funding Account May Adversely Affect Yield. The ability of a Trust Fund to invest in additional Home Equity Loans during the related Pre-Funding Period will be dependent on the ability of the Sellers to originate Home Equity Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Seller to originate such Loans will be affected by a variety of factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions. If the principal balance of additional Home Equity Loans delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment will shorten the average life and may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     Potential Liability for Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Consumer Protection Laws May Affect Home Equity Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Home Equity Loan to damages and administrative enforcement.

     The Home Equity Loans are also subject to federal laws, including:

          (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Home Equity Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Home Equity Loan. If the Trust Fund includes Home Equity Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Home Equity Loan in question. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the Servicer's ability to collect the principal of or interest on the Home Equity Loans and also would affect the interests of the Securityholders in such Home Equity Loans if such laws result in the Home Equity Loans being uncollectible.

     We refer you to "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS" for more detail.

     Risk of Higher Default Rates for Home Equity Loans with Balloon Loans. A portion of the aggregate principal balance of the Home Equity Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

     Insolvency of Seller May Cause Losses. The Seller intends that its transfer of the Home Equity Loans to the Depositor and the Depositor intends that its subsequent transfer of the Home Equity Loans to a Trust Fund will each constitute a sale, and the Depositor, the Seller and the Trust Fund will agree to treat each such transfer as a sale. In the event of the insolvency of Seller, the trustee in bankruptcy or the Seller (as applicable), as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the Trust Fund to the Depositor or the Seller, as applicable, secured by the pledge of the related Home Equity Loans. If such an attempt were to be successful, Holders of Securities could receive a prepayment of all or part of their Securities. Any such prepayment would adversely affect the yield on such Securities and could result in a loss. Even if such an attempt were to be unsuccessful, Holders of Securities could experience delays in distributions which would adversely affect the yield on the related Securities.

     Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that each Class be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Home Equity Loans and any Enhancement with respect to such Series. In general, a securities rating addresses the likelihood that Holders will receive the distributions to which they are entitled. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor and does not address the likelihood of prepayments or the possibility that investors may receive a lower than anticipated yield. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Home Equity Loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt. Any such reduction or withdrawal in the rating assigned to the Securities may adversely affect the liquidity of and yield on such Securities.

     Book-Entry Registration. Because transfers and pledges of the Securities may be effected only through book entries at a clearing agency through clearing agency participants, the liquidity of the secondary market for Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of clearing agency participants and the ability to pledge Securities may be limited due to lack of a physical certificate. Holders, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the clearing agency who will then forward payment to the clearing agency participants who will thereafter forward payment to Holders. In the event of the insolvency of the clearing agency or of a clearing agency participant in whose name Securities are recorded, the ability of Holders to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Securities may be impaired.

                                 THE DEPOSITOR

     CHEC Asset Receivable Corporation (the "Depositor") was incorporated in the State of Nevada on May 28, 1998, and is a wholly-owned subsidiary of the Seller. The Depositor maintains its principal offices at 2728 N. Harwood Street, Dallas, Texas 75201. Its telephone number is (214) 981-5000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                          THE SELLER AND THE SERVICER

GENERAL

     The Seller and Servicer, Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, directly through four major origination sources. The Seller was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the Seller's operations were moved to Dallas, Texas and the Seller underwent a reorganization and the hiring of a new management team. In April of 1997, the Seller's name was changed to Centex Credit Corporation d/b/a Centex Home Equity Corporation. The Seller is a wholly-owned subsidiary of Centex Financial Services, Inc., a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $2 billion and is primarily engaged in the home building, financial services, contracting and construction services industries. The Seller is also affiliated with CTX Mortgage Company, a Nevada corporation ("CTX Mortgage"), which originates home equity loans conforming to Fannie Mae and/or Freddie Mac guidelines. Since inception, the Seller has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The Seller's home equity loans to these borrowers are made for such purposes as debt consolidation, refinancing, home improvement or educational expenses. Substantially all of the Seller's home equity loans are secured by first or second mortgage liens on one-to four-family residences, and have amortization schedules ranging from five years to 30 years.

     The Seller is currently licensed to do business in 47 states plus the District of Columbia and employs approximately 960 people located in 130 offices in 38 states. The Seller originates home equity loans through its retail branch network of 62 branch offices located in 32 states. In addition, the Seller originates home equity loans through a broker referral network from six division offices with a total of 20 regions. A third production source for the Seller is referral of home equity loans from its affiliate conforming mortgage company, CTX Mortgage. The final source of origination of home equity loans is the Seller's direct sales unit which sources loans through telemarketing and direct mail efforts. All home equity loans are originated in the name of Centex Home Equity Corporation, in the name of an affiliate of Centex Home Equity Corporation or in the name of a broker for simultaneous assignment to Centex Home Equity Corporation. The Seller's strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

     The Seller has centralized its underwriting, servicing and quality control functions in its Dallas headquarters.

     The Seller's headquarters are located at 2728 North Harwood Street, Dallas, Texas, 75201 and its telephone number is (214) 981-5000.

UNDERWRITING GUIDELINES APPLICABLE TO THE HOME EQUITY LOANS

     The Pre-Underwriting Process. The Seller's home equity loan application process is conducted by the Seller's branch officers and approved mortgage brokers who compile information necessary for the Seller's underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers usually sent by facsimile transmission to the processing department at one of the Seller's offices. Branch personnel communicate with the Seller's centralized underwriting staff, located in Dallas, Texas, which consists of approximately 22 underwriters. The Seller also employs 19 other underwriters in six divisional offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant's credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given the Seller's underwriting guidelines. A credit report from one approved repository is required for pre-approval and at least two reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower's mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing, and funding of the loan.

     The Standard Non-Conforming Program. The Home Equity Loans were originated under the Seller's Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans, which, for credit reasons do not conform to "traditional lenders" underwriting guidelines such as those employed by savings and loans and commercial banks. The Seller began underwriting home equity loans in accordance with such standards in May, 1997.

     The Seller's underwriting standards under the Standard Non-Conforming Program are primarily intended to assess creditworthiness of the mortgagor, the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the home equity loan. While the Seller's primary consideration in underwriting a home equity loan is the borrower's employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property.

     The Seller currently employs approximately 41 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. The Seller does not delegate underwriting authority to any broker or correspondent. The Seller's underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and are not compensated on commission.

     The Seller's policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting supervisor.

     The Seller has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings "A+" through "D". Terms of loans made by the Seller as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

     The home equity loans underwritten under the Seller's Standard Non-Conforming Programs are adjustable and fixed rate loans. Except for Balloon Loans, the fixed rate home equity loans originated by the Seller have amortization schedules ranging from 5 years to 30 years, and generally require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate Balloon Loans, originated by the Seller, generally provide for scheduled amortization over 30 years, with a maturity date and a balloon payment at the end of the fifteenth year. The Seller originates adjustable rate loan products that bear interest at rates which adjust based on Six-Month LIBOR, with the initial rate adjustment date being either six months after the date of origination of such loan ("Six-Month ARMs") or 24 months after the date of origination of such loan ("2/28 ARMs"). The Six-Month ARMs and the 2/28 ARMs are collectively referred to herein as "ARMs." The Six-Month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.00%. The maximum adjustment over the life of a Six-Month ARM is capped at 7.00% above the initial interest rate of such loan and the minimum interest rate is generally equal to the gross margin. The 2/28 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 24 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 2/28 ARMs adjust every six months, allow for a maximum periodic interest rate adjustment of 1.00%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of such loan and allow for a minimum rate generally equal to the gross margin of such loan. The Seller does not currently originate ARMs with a balloon feature. The principal amounts of the home equity loans originated by the Seller generally range from a minimum of $5,000 to a maximum of $500,000. The collateral securing loans originated by the Seller are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law, and such properties may or may not be occupied by the owner. It is the Seller's policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. The Seller generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

     The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the "Full Documentation" residential loan program (the "Full Documentation Program"), the "Limited Documentation" residential loan program (the "Limited Documentation Program") or the "Stated Income" residential loan program (the "Stated Income Program"). Under each of these programs, the Seller reviews the home equity loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with the Seller's standards. In determining an applicant's ability to repay a (i) Six-Month ARM, the Seller uses a rate equal to Six-Month LIBOR plus a margin and (ii) 2/28 ARM, the Seller uses a rate equal to the initial interest rate on the home equity loans (Six-Month LIBOR plus a gross margin up to 2.50%) (each of the rates referred to in clauses (i) and (ii) being a "Qualifying Rate"). It is the policy of the Seller for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department and (i) a separate appraisal review by the Seller's appraisal review department on home equity loans with a loan-to-value ratio of 85% or greater, and, (ii) a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by the Seller's staff appraiser and generally conforming to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

     The Seller's underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is the policy of the Seller that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the home equity loan application. Current tax return or six months of current bank statements and a signed profit and loss statement are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, and verification with directory assistance to ensure existence of the business.

     Verification of the source of funds (if any) required by the applicant is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, the Seller may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the Seller. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the Seller's operating procedures. Title insurance that insures the Seller's interest as mortgagee and evidence of adequate homeowner's insurance naming the Seller and its assignees as an additional insured party are required on all loans. The general criteria used by the Seller's Underwriting staff in classifying loan applicants are set forth below.

     Credit Insurance. The Seller is currently underwriting some, but not all, of its home equity loans with credit insurance that is underwritten by an unrelated third party. One such type of credit insurance is credit life insurance which provides for the payment of indebtedness upon the death of the insured. Such insurance may be underwritten as either joint insurance(covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The Seller offers "Truncated Decreasing Insurance", through the same unrelated third party, that is in effect for five years. The maximum coverage amount of the credit life insurance is $100,000 and is based upon a net payoff basis. A second type of credit insurance is involuntary unemployment insurance. This type of insurance pays the scheduled monthly payment obligation of an insured creditor in cases where the debtor has become unemployed involuntary. The maximum monthly benefit is $750 with the term of the insurance being limited to five years.

     Land Home Loans. Centex Finance Company, a Nevada corporation and an affiliate of the Seller, originates Land Home Loans. A "Land Home Loan" is a loan that is secured by a multi-section manufactured home and the related real estate. Centex Finance Company is in the first lien position on all of the Land Home Loans. All of the manufactured homes are new and there are no refinances of seasoned manufactured home loans. All of the Centex Finance Company Land Home Loans are underwritten pursuant to Centex Finance Company guidelines which are separate from, and different than, the underwriting guidelines used for the home equity loans originated by Seller. Critical aspects of Centex Finance Company underwriting requirements include: (1) the manufactured home must be used as the borrower's primary or secondary residence, and must meet minimum down payment requirements; (2) all manufactured homes securing the Land Home Loans are considered to be real property and title insurance policies are acquired on all Land Home Loans; (3) loan-to-value ratios with regard to the Land Home Loans are calculated by dividing the amount financed by the total sales price of the real estate and the manufactured home together; (4) the maximum amount financed is limited to the value of the real estate (as determined by the lesser of the sales price of the land and an independent fee appraisal performed by a company approved appraiser at the time of origination) plus the sales price of the manufactured home (which is limited to 30% over the wholesale cost of the home) plus site improvements such as utilities hook up, septic and driveway (which is limited to 25% of the wholesale cost of the home); (5) Land Home Loans are underwritten using a system that manually evaluates the borrower's credit history and employment stability and significantly relies on FICO scores; and
(6) the borrower's income is verified and debt ratios are carefully evaluated.

UNDERWRITING CRITERIA OF THE SELLER

     "A+" Risk. Under the "A+" risk category, the prospective borrower must have repaid installment or revolving consumer debt according to its terms with no 30-day late payments within the last 12 months and within the prior 12 month period no 30-day late payments are permitted on an existing home equity loan. No collection accounts, unpaid charge-offs, judgments or a derogatory public record is permitted within the past two years (except medical collections under $500.00). No bankruptcy or foreclosure may have occurred during the preceding seven years commencing from the date of discharge or the date the foreclosure was filed. No State or Federal Tax liens (paid or unpaid) and no delinquent property taxes are permitted. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (85% for Limited Documentation Program or 80% if the home equity loan is originated under the Stated Income Program) is permitted for a home equity loan of less than $500,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a home equity loan originated under the Full Documentation Program (75% for Limited Documentation Program or 70% if the home equity loan is originated under the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%.

     "A-1" Risk. Under the "A-1" risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 60-day late payments within the last 12 months. A maximum of one 30-day late payment is acceptable in the last 12 months on an existing home equity loan. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Minor derogatory items are allowed as to non-mortgage credit. No collection accounts, charge-offs or judgments over $500 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding five years. A maximum loan-to-value ratio of up to 90% (85% for Limited Documentation Program or 80% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for Limited Documentation Program or 70% for home equity loan originating under the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $500,000 for a 1-4 family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a 1-4 family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the Seller on a limited basis.

     "A-2" Risk. Under the "A-2" risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 90-day late payments on such obligations within the last 12 months. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing home equity loan. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $1,000 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding three years. A maximum loan-to-value ratio of up to 90% (80% for Limited Documentation Program or 80% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a 1-4 family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for Limited Documentation Program or 65% for mortgage loans originated under the Stated Income Program) is permitted for a home equity loan on anon-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $500,000 for a 1-4 family property under the Full Documentation Program. The maximum loan amount is $350,000,000 for a mortgage loan on a 1-4 family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the Seller on a limited basis.

     "B" Risk. Under the "B" risk category the prospective borrower must have generally repaid consumer debt according to its terms with no 120-day late payments on such obligations within the last 12 months. A maximum of three 30-day late payments within the last 12 months is acceptable on an existing home equity loan on the subject property. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 24 months less than $2,500 are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 24 months. A maximum loan-to-value ratio of 85% (80% for Limited Documentation Program or 75% for Stated Income Program) is permitted for a home equity loan on a 1-4 family owner occupied property. A maximum loan-to-value ratio of 75% (70% for Limited Documentation Program or 65% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $500,000 for a 1-4 family property under the Full Documentation Program. The maximum loan amount is $250,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program.

     "C-1" Risk. Under the "C-1" risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of four 30-day late payments and one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There maybe open collections or charge-offs not to exceed $2,500 and up to $5,000 in isolated circumstances. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80%(75% on Limited Documentation Program or 70% for home equity loans originated under the Stated Income Program) is permitted for a home equity loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of 70% (65% on Limited Documentation Program) is permitted for a home equity loan on anon-owner-occupied property. The debt service-to-income ratio is generally

50% or less based on the Qualifying Rate. The maximum loan amount is $350,000 for a home equity loan on a 1-4 family owner-occupied or non-owner occupied property. The maximum loan amount is $250,000 on the Limited Documentation Program.

     "C-2" Risk. Under the "C-2" risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $5,000 and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 6 months. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the Qualifying Rate. The maximum loan amount is $350,000.

     "D" Risk. Under the "D" risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, such home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. Such existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a 1-4 family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied 1-4 family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate.

     Exceptions. As described above, the Seller uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: reduced loan-to-value ratio; good property maintenance; mortgage history consistent with the risk category upgrade; stable employment; disposable income and the length of residence in the subject property. Accordingly, the Seller may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

SERVICING

     The Servicer has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage, which is primarily a conforming seller/servicer. The Servicer or one of its affiliates originates all of the loans it services. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, investor reporting, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure, and liquidation of the underlying collateral. As of April 30, 1999, the Servicer was servicing a portfolio of approximately $1.2 billion.

     The Servicer services all loans in its Dallas, Texas headquarters facility using a mid-range AS-400 based servicing platform ("LSAMS") for which the Servicer purchased a separate user license in August of 1997. The LSAMS system is also employed by other large, nonconforming servicers in the subprime industry. The company has purchased an additional servicing system from London Bridge Corporation ("FORTRACS"), an event-tracking system with separate modules for foreclosure, bankruptcy, and REO Property. FORTRACS has generally increased the Servicer's ability to track and monitor loans in the default process.

     The Servicer's operating and compliance policies and procedures are published and updated to comply with state and federal, legal and regulatory requirements.

     The Servicer's default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower's situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

     Borrowers are mailed a monthly billing statement approximately three weeks prior to their due date. Collection activity on an account begins as soon as five (5) days after the scheduled due date if a payment is not made. A "First Notice" is generated by LSAMS and mailed to the mortgagor generally on the 8th day after the due date. Loans on which one of the initial three payments on a new loan have not been received will generally be called on the first day of default to ensure that all terms of the new loan are understood by the borrower(s) and to determine if any serious problems exist which will affect prompt repayment of the loan.

     The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution, and to attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the "queue" for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

     Generally, when a loan appears in the LSAMS default management auto queue, the collector will telephone the borrower(s) to discuss the past due payment situation. Standard collection form letters, approved by the Servicer's legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower(s). Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history, and all previous collection notes, to assist in the collection of a past due account. The policy of the Servicer is that managers in the collection department are required to monitor collectors' work on LSAMS and to offer guidance and training to their employees.

     It is the policy of the Servicer to send out a notice of demand at the 45th day of delinquencies. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days' notice of the Servicer's intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

     Prior to any foreclosure action, and intermittently updated throughout the process, the Servicer performs an in-depth market value analysis on all defaulted loans. This analysis includes a current appraisal or broker price opinion ("BPO") conducted by an independent vendor from the Servicer's approved network of appraisers or real estate brokers. In addition, all property evaluations are reviewed by an internal staff appraiser in order to ensure that the most accurate value is known. It is this value which will determine its strategy for bidding, repairs, and sale of the property.

     If the Servicer acquires title to a property at a foreclosure sale or through other means, the REO Property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

     If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings. Once it has listed a foreclosed property, the REO Property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

     The Servicer outsources the tracking and follow up on homeowner's insurance and property taxes. Expiration lists on homeowner insurance are provided on a biweekly basis to the Servicer by the service provider. When insurance policies lapse, a letter is mailed to the borrower, advising that coverage has lapsed and in the absence of a new policy, that the Servicer will obtain a force-placed insurance policy at the borrower's expense. The Servicer has a master policy with the force-placed provider which protects against errors and omissions with a blanket policy covering the Servicer's balance on the loan.

     Notwithstanding any of the foregoing, the Servicer will be required to service the Home Equity Loans in accordance with the servicing standards and other terms set forth in the Agreement.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Seller, the Servicer and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The following summaries describe the material provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities or Interest Only Securities (each of which is generally described in the "INDEX OF DEFINED TERMS"). A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the related Prospectus Supplement(which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Home Equity Loans for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited into the Collection Account or the Certificate Account as specified in the related Agreement. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See "THE TRUST FUNDS--Collection, Certificate and Distribution Accounts."

BOOK-ENTRY SECURITIES

     If specified in the related Prospectus Supplement, one or more Classes of Securities may be issued in book-entry form (the "Book-Entry Securities").Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Owners") will hold their Securities through The Depository Trust Company("DTC") in the United States, or Cedelbank ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class or Classes of Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank N.A. ("Citibank") will act as depository for Cedel and The Chase Manhattan Bank ("Chase") will act as depository for Euroclear (in such capacities, individually the "Relevant Depository" and collectively the "European Depositories"). Except as described below, no person acquiring a Book-Entry Security will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Certificateholder" or Noteholder, as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC(or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn he recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Certificate Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interest.

     Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives)own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Owners that it represents.

     Under a book-entry format, Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the applicable Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such Owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Definitive Securities will be issued to Owners, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Owners owning a majority in principal amount of the applicable Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all applicable Owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Certificateholders or Noteholders, as applicable, under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Seller, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

VALUATION OF THE HOME EQUITY LOANS

     If specified in the related Prospectus Supplement for a Series of Notes, each Home Equity Loan included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Generally, the related Agreement will specify that at any time the Asset Value of the Home Equity Loans will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Home Equity Loans, net, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Home Equity Loans. Generally, the related Agreement will specify that, the initial Asset Value of the Home Equity Loans will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (which is generally calculated, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Home Equity Loans included in the related Trust Fund and/or as prepayments occur with respect to such Home Equity Loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority set forth in the related Prospectus Supplement. The Holders of one or more Classes of Securities may have the right to request that principal distributions allocable to such Holder's Class of Securities be distributed to such Holder. If the requests of Holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the Trustee will select random lots of $1,000 each to receive such principal distribution. Thus, some Holders of the applicable Class of Securities may receive no principal distributions or a disproportionate amount

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
of such principal distributions. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class maybe different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date on which the principal thereof will be fully paid and with respect to each Class of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Home Equity Loans will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, as a result of delinquencies, defaults and liquidations of the Home Equity Loans in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Home Equity Loans relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of a Class of the Securities will be influenced by the rate at which the amount financed under the Home Equity Loans included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each Class of Securities of such Series, and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Home Equity Loans included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Home Equity Loans included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Home Equity Loans either from time to time or over the lives of such Home Equity Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Home Equity Loans for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Home Equity Loans. If any Home Equity Loans for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include (i) the Home Equity Loans, (ii) amounts available from the reinvestment of payments on such Home Equity Loans at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement or the rights thereto, (iv) any Mortgaged Property that secured a Home Equity Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Pre-Funding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, will serve as collateral only for that Series of Securities unless the related Prospectus Supplement specifies that such assets will serve as collateral for another Series. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor, Seller or the related Trust Fund not pledged to secure such Notes.

     The Home Equity Loans for a Series will be transferred by the Seller to the Depositor and from the Depositor to the Trust Fund. Home Equity Loans relating to a Series will be master serviced by the Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") between the Depositor, the Seller, the Trust Fund, the and the Servicer, with respect to a Series that includes Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Seller and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Home Equity Loans and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     An Agreement may provide that additional Home Equity Loans may be added to the Trust Fund if such Home Equity Loans were originated by the Seller in the ordinary course of its business, the inclusion of such Home Equity Loans will maintain or increase the level of overcollateralization and the inclusion of such Home Equity Loans will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series. In addition, an Agreement may provide that Home Equity Loans may be removed from a Trust Fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and such removal will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series.

THE HOME EQUITY LOANS

     The Home Equity Loans for a Series may consist, in whole or in part, of closed-end home equity loans (the "Home Equity Loans") secured by first or second mortgages primarily on Single Family Mortgaged Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Home Equity Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

     The full principal amount of a Home Equity Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Home Equity Loan Rate thereon and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Interest on Home Equity Loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date therefor will not affect the relative applications of principal and interest. The Home Equity Loans for a Series may include Home Equity Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The original terms to stated maturity of Home Equity Loans will generally not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and may include mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The Mortgaged Properties also may include module or manufactured homes which are treated as real estate under local law. Except for Condominium Units and Cooperative Dwellings, each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related Home Equity Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Home Equity Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for determining that a given percentage of the Home Equity Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of an oral representation by the Mortgagor at origination of the Home Equity Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's or the applicable Sub-Servicer's records. The Mortgaged Properties also may include non-owner occupied investment properties and vacation and second homes.

     Additional Information. The related Prospectus Supplement for each Series will provide information with respect to the Home Equity Loans that are Home Equity Loans as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans (b) the range and weighted average Home Equity Loan Rate on the Home Equity Loans, and, in the case of adjustable rate Home Equity Loans, the range and weighted average of the current Home Equity Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Home Equity Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios for the Home Equity Loans; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates;
(g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Home Equity Loans; (h)the geographic distribution of the Mortgaged Properties securing the Home Equity Loans; (i) the percentage of Home Equity Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Home Equity Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Home Equity Loans for a Series. No more than 5% of the aggregate Home Equity Loans as they will be constituted on the Closing Date will deviate in any respect from the Home Equity Loan pool characteristics that are described herein in the Prospectus Supplement.

     If information of the nature described above respecting the Home Equity Loans is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

     A separate Collection Account or Certificate Account will be established for each Series of Securities for receipt of all amounts received on or with respect to the Home Equity Loans. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, may be deposited in one or more Distribution Accounts. Funds in the Collection, Certificate and Distribution Accounts generally will be invested in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account and the Certificate Account, than the day preceding the next Distribution Date for the related Series of Securities.

     We refer you to "--Eligible Investments" below for more detail.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Home Equity Loans during the period of time not to exceed six months specified in the related Prospectus Supplement (the "Pre-Funding Period"). Pending the purchase of such additional Home Equity Loans, funds deposited in the Pre-Funding Account will be invested in Eligible Investments. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     Each additional Home Equity Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Home Equity Loans were included as part of the initial Home Equity Loans, the credit quality of such assets would be consistent with the initial rating the Securities of such Series. The eligibility criteria will apply to the pool of Home Equity Loans, including the subsequent Home Equity Loans, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average Combined Loan-to-Value Ratio. Depending on the composition of the original Home Equity Loans and the type of Enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of Home Equity Loans such as Balloon Loans or loans secured by other than primary residences. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Home Equity Loans, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Home Equity Loans to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Home Equity Loans to the Trust Fund, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Home Equity Loans will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Home Equity Loans to the Trust Fund, the aggregate characteristics of the Home Equity Loans then held in the Trust Fund may vary from those of the initial Home Equity Loans of such Trust Fund. As a result, the additional Home Equity Loans may adversely affect the performance of the related Securities.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Home Equity Loans in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

ELIGIBLE INVESTMENTS

     Each Agreement generally will define Eligible Investments to include the following:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause
     (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category;

          (iii) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their highest short-term rating categories;

          (v) short-term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest rating category of long-term unsecured debt; and

          (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.; provided that no instrument described above may evidence either the right to receive
     (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a priceless than its purchase price prior to its stated maturity.

     To the extent any such investment would require registration of the Trust Fund as an investment company, such investment will not constitute an Eligible Investment.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

     If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Home Equity Loans which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

     An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Home Equity Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

     Each Series which has a Revolving Period may also issue to the Depositor or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Depositor. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

                                  ENHANCEMENT

     The amounts and types of credit enhancement ("Enhancement") arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

     If and to the extent provided in the related Prospectus Supplement, Enhancement may include one or more of the following or any combination thereof:

          A Financial Guaranty Insurance Policy, which will be issued by a monoline insurance company and which, subject to the terms of such policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable Class or Classes of Securities;

          Overcollateralization, which will equal the excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Securities. Overcollateralization may take the form of the initial or subsequent deposit of Home Equity Loans to create such excess or may build over time from the application of certain excess cash amounts generated by the Home Equity Loans to accelerate the amortization of the applicable Class or Classes of Securities;

          A Letter of Credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Home Equity Loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

          Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the Home Equity Loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

          Insurance Policies, which may insure a portion of the Home Equity Loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

          Subordinate Securities, which will be subordinated in the right to receive distributions to one or more other Classes of Securities of the same Series, some or all of which may themselves be subordinated to other Classes of such Series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the Home Equity Loans may be allocated to one or more Classes of the Subordinate Securities prior to the allocation thereof to other Classes of Subordinate Certificates and/or the Senior Securities of the applicable Series; or

          Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the Home Equity Loans into fixed or floating rate payments, as applicable, on the Securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the Home Equity Loans and/or the Securities.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Forms of Enhancement may provide for one or more Classes of Securities to be paid in foreign currencies. The Enhancement for a Class of Securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

GENERAL

     At the time of issuance of the Securities of a Series, the Seller will transfer, convey and assign to the Depositor and the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Seller and the Depositor, respective in the Home Equity Loans and other property to be transferred to the Depositor and Trust Fund, respectively, for a Series. Such assignment will include all principal and interest due or received on or with respect to the Home Equity Loans after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING HOME EQUITY LOANS

     Pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Enhancer, if any, the Servicer, any Sub-Servicer, any Holder, the Custodian (as defined below) or the Trustee that the representations and warranties are untrue in any material respect as of the Closing Date with the result that the interests of the Holders or of the Enhancer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

     Upon the earliest to occur of the Seller's discovery or receipt of notice of breach of a representation or warranty made by it with respect to a Home Equity Loan from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Holders or the Enhancer, if any, in such Home Equity Loan, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date (as defined below) next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the related Pooling and Servicing Agreement or Sale and Servicing Agreement) and deliver an amount equal to the excess, if any, of the outstanding principal balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan plus accrued and unpaid interest and plus the amount of any Delinquency Advance and Servicing Advance (the "Substitution Amount"), to the Trustee (to be deemed part of the collections remitted by the Servicer on such Monthly Remittance Date) or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below)thereof. Notwithstanding any provision of the related Pooling and Servicing Agreement or Sale and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is reasonably foreseeable, no such repurchase or substitution will be made unless the Seller obtains for the Trustee and any Enhancer, if any, an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Enhancer, if any, to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such (a "REMIC Opinion"), addressed to the Trustee and any Enhancer and acceptable to the Trustee and any Enhancer. The Seller shall also deliver an Officer's Certificate to the Trustee and any Enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the related Pooling and Servicing

Agreement or Sale and Servicing Agreement) upon the earlier of (a) the occurrence of a default or reasonably foreseeable default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Enhancer, if any, of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller agrees that it shall, at its expense, furnish the Trustee and the Enhancer, if any, either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of any such repurchase or substitution. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Holders and the Trustee.

     "Loan Purchase Price" means an amount equal to the aggregate principal balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the coupon rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan,
(ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances and Servicing Advances to the extent that such reimbursement is not made from the Mortgagor.

     "Monthly Remittance Date" means the date specified in the related Prospectus Supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

     "Remittance Period" means with respect to any Monthly Remittance Date, the calendar month preceding such Monthly Remittance Date. Assignment of Home Equity Loans.

ASSIGNMENT OF HOME EQUITY LOANS

     Pursuant to the related Pooling and Servicing Agreement or related Sale and Servicing Agreement, the Seller will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Holders all right, title and interest of the Seller in and to each such Home Equity Loan and all its right, title and interest in and to principal received and interest due on each such Home Equity Loan on and after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal received (including Prepayments) and interest due on each Home Equity Loan prior to the Cut-Off Date. Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer of the Home Equity Loans, is a sale, the Seller will also be deemed to have granted to the Depositor and the Depositor will also be deemed to have granted to the Trustee a security interest in the Trust Fund in the event that the transfer of the Home Equity Loans is deemed to be a loan and not a sale.

     In connection with the transfer and assignment of the Home Equity Loans, the Seller will be required to:

          (i) deliver without recourse to the Trustee or an affiliate or agent of the Trustee (the "Custodian") on behalf of the Trustee on the date such Home Equity Loans are assigned to the Trust Fund, identified in the Schedule of Home Equity Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) (1) if the original title insurance policy is not available, the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (2) if title insurance is not available in the applicable state, the attorney's opinion of title,
     (C)subject to clause (ii) below, originals or copies of all intervening assignments, if any, certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Trustee, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any, (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to Seller from the applicable recording office)or a copy (if such original Mortgage has not been returned to Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing attorney or officer of the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office, and (F) the original assignments of Mortgages in recordable form;

          (ii) cause, within 60 days following the date such Home Equity Loans are assigned to the Trust Fund, assignments of the Mortgages to the Trustee to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not been received, until such time as such information has been received from the recording office; provided, further, that (except as provided in the related Pooling and Servicing Agreement or Sale and Servicing Agreement) the Seller shall not be required to record an assignment of a Mortgage if the Seller furnishes to the Trustee, any Enhancer and the Rating Agencies, on or before the date such Home Equity Loans are assigned to the Trust Fund, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Trustee, any Enhancer and the Rating Agencies); and

          (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the date such Home Equity Loans are assigned to the Trust Fund).

     The Trustee will agree, for the benefit of the Holders, to cause the Custodian to review each File within 45 days after the date such Home Equity Loans are assigned to the Trust Fund (or the date of receipt of any documents delivered to the Trustee after the Closing Date), to ascertain that all required documents (or certified copies of documents) have been executed and received.

     If the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian shall promptly notify the Trustee, and, concurrently with such notice shall on behalf of the Trustee notify the Depositor, the Seller, the Holders and the Enhancer, if any. The Seller will agree in the related Pooling and Servicing Agreement or Sale and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Holders or any Enhancer, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee (to be deemed part of the collections remitted by the Servicer on such Monthly Remittance Date) or
(ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date. However, such substitution or purchase must occur within 90 days of the notice of defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage (as such term is defined in the Pooling and Servicing Agreement), and no substitution or purchase of a Home Equity Loan that is not in default or as to which no default is reasonably foreseeable shall be made unless the Seller obtains for the Trustee and any Enhancer a REMIC Opinion, addressed to and acceptable to the Trustee and any Enhancer.

     In addition to the foregoing, the Custodian on behalf of the Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall provide to Enhancer, if any, no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

SERVICING AND SUB-SERVICING

     Unless otherwise set forth in the related Prospectus Supplement, the Seller will also serve as the Servicer of each Home Equity Loan. The Servicer will be entitled to a periodic fee as compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicer may not assign its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and any Enhancer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     The Securities will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Trustee, the Seller, the Servicer except as described herein, or any of their affiliates.

     The Servicer (other than the Servicer as successor Servicer) will be required to service the Home Equity Loans in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement and the terms of the respective Home Equity Loans.

     The Servicer may retain from the interest portion of each monthly payment, the related Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and similar items.

     When a borrower prepays all of a Home Equity Loan, the borrower pays interest on the amount prepaid only to the date of prepayment and accordingly, an interest shortfall (a "Prepayment Interest Shortfall") may result. In order to mitigate the effect of any such shortfall in interest distributions to Holders on any Payment Date, the aggregate Servicing Fee otherwise payable to the Servicer for such month shall, to the extent of the aggregate of such shortfalls, be deposited by the Servicer in the Principal and Interest Account for distribution to Holders on such Payment Date. Any such deposit by the Servicer will be reflected in the distributions to the Holders made on the related Payment Date.

     The Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the related Pooling and Servicing Agreement or Sale and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in FNMA's Servicing Guide (the "FNMA Guide"). Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived (if such waiver or permission is occasioned by the default or reasonable foreseeable default of a Home Equity Loan or is consistent with the continued treatment of the Homes Equity Loan as a Qualified Mortgage (as such term is defined in the related Pooling and Servicing Agreement or Sale and Servicing Agreement)) any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT AND CERTIFICATE ACCOUNT

     Pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will be required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the related Pooling and Servicing Agreement or Sale and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding

Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

     The Servicer will be required to deposit, or cause to be deposited, to the Principal and Interest Account, within one business day following receipt, all principal received and interest due on the Home Equity Loans on and after the related Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds") and, any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (a) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation, (c) any Realized Losses during the related Remittance Period, and
(d) other reimbursements to the Servicer (i.e., unreimbursed servicing advances), (ii) principal (including Prepayments)collected and interest due on the Home Equity Loans prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances and Servicing Advances to the extent provided below, and
(iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

     The Servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

          (i) on each Monthly Remittance Date, to pay itself the Servicing Fee to the extent not otherwise retained;

          (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

          (iv) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) and for any excess interest collected from a mortgagor; and

          (v) to clear and terminate the Principal and Interest Account following the termination of the Trust. The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period, the Loan Purchase Price and Substitution Amounts not later than the related Monthly Remittance Date.

ADVANCES; COMPENSATING INTEREST

     On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Payment Date occurring during the month in which such advance is made (which shall be reimbursed by the Servicer on or before any subsequent Monthly Remittance Dates on which such amounts are required to be part of the monthly remittance amount) any delinquent payment of interest with respect to each delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, amounts recovered on the related Home Equity Loan or from the Certificate Account as provided in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the related Pooling and Servicing Agreement or the Sale and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above or may withdraw such amounts from the Principal and Interest Account. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Trustee and the Enhancer, if any, and may withdraw such amounts from the Principal and Interest Account.

     The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii)the cost of the management and liquidation of Property (including broker's fees) acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances." The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Certificate Account as provided in the related Pooling and Servicing Agreement or the Sale and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

     A full month's interest at the coupon rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a partial prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the monthly remittance amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

     Subject to certain limitations contained in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to any Enhancer and the Trustee, at the Servicer's expense a REMIC Opinion. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

HAZARD INSURANCE

     The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

GENERAL SERVICING STANDARD

     The Servicer will have the right under the related Pooling and Servicing Agreement or Sale and Servicing Agreement (upon receiving the prior written consent of the Enhancer, if any) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii)removal, demolition or division of Properties. No application for approval maybe considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of such Note on the Cut-Off Date and any increase in the loan-to-value ratio shall not exceed 5% unless approved in writing by the Enhancer, if any; and (iii) the lien priority of the related Mortgage is not affected.

     The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the last scheduled payment date of the Home Equity Loans in the related Trust Fund. Notwithstanding anything set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

SUB-SERVICING ARRANGEMENTS

     The Servicer, with the prior written consent of any Enhancer will be permitted under the related Pooling and Servicing Agreement or Sale and Servicing Agreement to enter into servicing agreements (the "Sub-Servicing Agreements") with other qualified servicers (the "Sub-Servicers") for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

     The Servicer will be required (i) to provide notice of the appointment of any Sub-Servicer to the Trustee, Certificateholders, any Enhancer and the Rating Agency and (ii) to obtain confirmation from the Rating Agency that such appointment of a Sub-Servicer will not result in any withdrawal or downgrade of the then-current ratings on the Class A Certificates without taking the Policy into effect. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer has agreed to indemnify and hold the Trustee and any Enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and any Enhancer may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the related Pooling and Servicing Agreement or the Sale and Servicing Agreement except as may be limited in the related Pooling and Servicing Agreement or the Sale and Servicing Agreement. The Servicer shall immediately notify the Trustee and any Enhancer if a claim is made by a third party with respect to the related Pooling and Servicing Agreement or the Sale and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Enhancer, if any, in respect of such claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Residual

Interest Securities for the related Series for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the related Pooling and Servicing Agreement or the Sale and Servicing Agreement. The indemnification provisions shall survive the termination of the related Pooling and Servicing Agreement or the Sale and Servicing Agreement and the payment of the outstanding Certificates.

     The Servicer will be required to deliver to the Trustee, the Enhancer, if any, and the Rating Agencies on or before July 31 of each year: (1) an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the related Pooling and Servicing Agreement or the Sale and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement or the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Enhancer, if any, stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF SERVICER

     The Enhancer, if any, (or, the Holders, with the consent of the Enhancer, if any) will have the right, pursuant to the related Pooling and Servicing Agreement or the Sale and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the related Pooling and Servicing Agreement or the Sale and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loans); or (c) the failure to cure material breaches of the Servicer's representations in the related Pooling and Servicing Agreement or the Sale and Servicing Agreement or
(d) certain other events specified in the related Pooling and Servicing Agreement or the Sale and Servicing Agreement.

     The Servicer is not permitted to resign from the obligations and duties imposed on it under the related Pooling and Servicing Agreement or the Sale and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the related Pooling and Servicing Agreement or the Sale and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Trustee and any Enhancer.

     Upon removal or resignation of the Servicer, the Trustee (A) may solicit bids for a successor servicer as described in the related Pooling and Servicing Agreement or the Sale and Servicing Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the related Pooling and Servicing Agreement or the Sale and Servicing Agreement, shall serve in the capacity of successor Servicer. The Enhancer, if any, may appoint a successor Servicer other than the Trustee. If an Enhancer does not appoint a successor Servicer, the Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or FNMA, having net equity of not less than $5,000,000, and acceptable to any Enhancer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     No removal or resignation of the Servicer will become effective until the Trustee or another successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the related Pooling and Servicing Agreement or the Sale and Servicing Agreement.

THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, Norwest Bank Minnesota, National Association having its principal corporate trust office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, will be named as Trustee under the related Pooling and Servicing Agreement or the Sale and Servicing Agreement.

REPORTING REQUIREMENTS

     On each Payment Date the Trustee will be required to report in writing(based on information provided to the Trustee by the Servicer) to each Holder, the Rating Agencies and the Enhancer, if any:

          (i) the amount of the principal and interest distribution with respect to each Class of Securities (based on a Security in the original principal amount of $1,000);

          (ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included therein (based on a Security in the original principal amount of $1,000) and any Subordination Increase Amount (as defined in the related Pooling and Servicing Agreement or the Sale and Servicing Agreement);

          (iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Security in the original principal amount of $1,000);

          (iv) if the distribution (net of any payment by any Enhancer) to the Holders of any Class of Securities on such Payment Date was less than the amounts distributable to such Holders on such Payment Date, the related Carry-Forward Amount resulting therefrom;

          (v) the amount of any payment by any Enhancer included in the amounts distributed to the Holders of Class of Securities on such Payment Date;

          (vi) the Principal Balance of each Class of Securities (based on a certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

          (vii) the amount of any Subordinated Amount, Specified Subordinated Amount and Subordination Deficit, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

          (viii) the aggregate loan balance of all Home Equity Loans and the aggregate loan balance of the Home Equity Loans in each Home Equity Loan Pool, in each case after giving effect to any payment of principal on such Payment Date;

          (ix) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution; (x) the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group and in the aggregate;

          (xi) such other information as the Certificate Insurer or any Owner may reasonably request with respect to delinquent Home Equity Loans;

          (xii) the largest Home Equity Loan Balance in each Home Equity Loan Group;

          (xiii) the Pass-Through Rate on any Securities subject to an available funds or weighted average coupon limitation;

          (xiv) during any Funding Period, the Loan Balance of the Subsequent Home Equity Loans added to the Trust during the related Due Period; and

          (xv) during the Funding Period, the remaining Pre-Funded Amount as of the last day of the Due Period and

          (xvi) and other information specified in the related Prospectus Supplement and/or related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     Certain obligations of the Trustee to provide information to the Holders are conditioned upon such information being received from the Servicer.

     In addition, on each Payment Date the Trustee will be required to distribute to each Holder, the Enhancer, if any, and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose:

          (a) the number and aggregate principal balances of Home Equity Loans
     (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date, (iv) the number and aggregate Loan Balances of all Home Equity Loans as of such Payment Date, after giving effect to any payment of principal on such Payment Date, as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date, and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

          (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date;

          (c) the number of mortgagors and the loan balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date and (ii) Home Equity Loans that are "balloon" loans;

          (d) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last day of the Remittance Period immediately preceding the Payment Date;

          (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date;

          (f) the realized losses incurred on Home Equity Loans for related Remittance Period and the cumulative realized losses incurred on the Home Equity Loans from the Closing Date to and including the Remittance Period immediately preceding the Payment Date; and

          (g) the amount of net liquidation proceeds realized on the Home Equity Loans during the Remittance Period immediately preceding the Payment Date.

REMOVAL OF TRUSTEE FOR CAUSE

     The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; or (4) failure to meet the standards of Trustee eligibility as set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     If any such event occurs and is continuing, then and in every such case (i) the Enhancer, if any, or (ii) with the prior written consent of any Enhancer (which is required not to be unreasonably withheld), the Depositor and the Holders or, if there are no Securities then outstanding, by the Residual Interest Securities may appoint a successor trustee.

GOVERNING LAW

     The Agreements and each Security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

AMENDMENTS

     The Trustee, the Depositor, the Seller and the Servicer with the consent of the Enhancer may, at any time and from time to time and without notice to or the consent of the Holders, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving REMIC Opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Interest Security to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein, or (v) for any other purpose, provided that in the case of clause (v), (A) the Seller delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Holders and (B) such amendment will not result in a withdrawal or reduction of the rating of the Securities of a Series without regard to any Financial Guaranty Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Holder without the consent of the Holder, (b) change the percentages which are required to consent to any such amendments, without the consent of the Holders of all Securities of the Class or Classes affected then Outstanding or (c) which affects in any manner the terms or provisions of any Financial Guaranty Insurance Policy.

     The Trustee will be required to furnish written notification of the substance of any such amendment to each Holder in the manner set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

TERMINATION OF THE TRUST FUND

     Unless otherwise specified in the related Prospectus supplement, the related Pooling and Servicing Agreement or Sale and Servicing Agreement will provide that the Trust will terminate upon the payment to the Holder from amounts other than those available under any Financial Guaranty Insurance Policy of all amounts required to be paid to such Holders upon the later to occur of
(a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and
(c) at any time if a purchase by the Servicer or any Enhancer is effected as described below under "--Optional Termination." To effect a termination pursuant to clause (c) above, the Holders will be required to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Enhancer, if any, and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

OPTIONAL TERMINATION

     By Servicer or Enhancer. At its option, the Servicer (or, if so specified in the related Prospectus Supplement, the Enhancer, if any, if the Servicer fails to exercise such option) may on any Monthly Remittance Date when the aggregate outstanding loan balance of the Home Equity Loans is 10% or less of the sum of the loan balances of all the Home Equity Loans in the Trust as of the date such Home Equity Loans were transferred to the Trust, purchase from the Trust Fund all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Fund, and pay to the Holders the portion of the purchase price allocable to each such class of Securities, which will equal an amount up to the sum of (i) 100% of the then outstanding principal balance of the related Securities thereof, plus (ii) one month's interest on the then outstanding principal balance of the related Securities thereof at the then applicable Pass-Through Rate for such class, plus any previously accrued but unpaid interest thereon, such sum payable in accordance with the priorities described under "Description of the Certificates--Distributions" in the related Prospectus Supplement and thereby effect early retirement of the Securities.

     Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Enhancer, if any, or the Holders with the consent of the Enhancer, if any, may direct the Trustee on behalf of the Trust Fund to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

     Events of Default; Termination Under Indenture. Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series;
(ii) failure to perform any other covenant of the Trust Fund in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Seller or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Seller or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such

Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

     The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Seller or an affiliate of the Seller.

                 CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the Home Equity Loans are situated.

MORTGAGES

     The Home Equity Loans for a Series will be secured by either mortgages, deeds of trust, deeds to secure debt or similar security instruments (such Home Equity Loans are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

     Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

     Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

     There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

     The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

     A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

     We refer you to "--Due-on-Sale Clauses in Home Equity Loans" below for more detail.

     Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the judicial foreclosure or trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior mortgage or deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

     The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "--Deficiency Judgments" below.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default

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
was excusable or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment can be obtained. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In many states, there is no right to redeem property after a trustee's sale under a deed of trust, unless a deficiency judgment is sought by the lender.

     When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Home Equity Loans included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior

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
mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust Fund may be or become subject to liens for real estate taxes and other obligations. Although the Seller generally does not cure defaults under a senior deed of trust or other lien, it is the Seller's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in the Seller's best interests to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the Seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

     Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The

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
purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Home Equity Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

DUE-ON-SALE CLAUSES IN HOME EQUITY LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges

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
on mortgage loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

ENVIRONMENTAL LEGISLATION

     A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable Trust Fund) if it promptly marketed the foreclosed property for resale. In the event that a Trust Fund acquired title to a property securing a Mortgage Home Equity Loan and cleanup costs were incurred in respect of the property, the holders of the Securities might incur a delay in the payment if such costs were required to be paid by such Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Home Equity Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations has not been materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Home Equity Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Seller nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Home Equity Loans included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Home Equity Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Home Equity Loans had such interest shortfall not occurred unless the related Prospectus Supplement allocates such shortfalls to particular Classes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to establish any Reserve Fund, Pre-Funding Account or Capitalized Interest Account, (ii) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, and (iii) to acquire the Home Equity Loans from the Seller, who in turn will use such proceeds for general corporate purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series; or (iv) for federal income tax purposes the Trust Fund relating to a particular Series of Certificates is classified as a partnership or is disregarded as an entity separate from its owner. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

OPINIONS

     Federal Tax Counsel is of the opinion that:

          (i) If a Prospectus Supplement indicates that one or more Classes of non-REMIC Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related Trust Fund will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

          (ii) If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust Fund, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with (a) each segregated pool of assets specified as a REMIC in such Agreement will constitute a REMIC for federal income tax purposes, (b) the Class or Classes of Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Securities of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

          (iii) If a Prospectus Supplement indicates that a Trust Fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, (a) the Trust Fund will be a grantor trust under Subpart E, Part I of Subchapter J of the Code and will not be an association taxable as a corporation and
     (b) a Holder of the related Certificates will be treated for federal income tax purposes as the owner of an undivided interest in the Home Equity Loans included in the Trust Fund; and

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
     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service ("IRS") or any third-party.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

     Interest and Acquisition Discount. Securities representing regular interest in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount ("OID")) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. It is unclear whether the terms and conditions of the debt instruments underlying the Debt Securities or of the Debt Securities themselves are determinative of whether the likelihood of late payment or non-payment is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether the interest with respect to a Debt Security is qualified stated interest, and consequently whether a Debt Security has OID as a result of the failure of such interest to be treated as qualified stated interest.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

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     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount."

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such OID. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Home Equity Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Home Equity Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Home Equity Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Home Equity Loans will be prepaid at that rate or at any other rate.

     The Seller may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Home Equity Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as

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will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Home Equity Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Home Equity Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Home Equity Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trust Fund intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in clause (i) above.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average

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value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), OID is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in clause (ii) above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the OID rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such OID

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and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation.

     The IRS has issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the Trustee intends to base its computation of OID on Pay-Through Securities as described in this Prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Home Equity Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Home Equity Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Home Equity Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Home Equity Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Home Equity Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the

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Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Current treasury regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

TAXATION OF THE REMIC AND ITS HOLDERS

     Status of Regular Interest Securities. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets" to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Home Equity Loans, the REMIC's assets will include payments on Home Equity Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Home Equity Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Home Equity Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section
7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Home Equity Loan exceeds the value of the property securing the Home Equity Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Home Equity Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC

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Regulations provide that amounts paid on loans and held pending distribution to
Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under either of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Home Equity Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Home Equity Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability. For taxable years

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beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules.

     We refer you to "Taxation of Debt Securities (Including Regular Interest Securities)" above for more detail.

     A REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Home Equity Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any

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discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations.

     We refer you to "Tax Treatment of Foreign Investors" for more detail.

     The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates held by thrift institutions since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year

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cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

     We refer you to "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below for more detail.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a 'noneconomic residual interest' unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor

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conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees.

     We refer you to "Tax Treatment of Foreign Investors" for more detail.

     Mark to Market Rules. Treasury regulations provide that any REMIC Residual Interest acquired after January 3, 1995 is not a security and cannot be marked to market under Section 475.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further described below, each Holder of a Security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the Home Equity Loans that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust Fund that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Home Equity Loans and received or accrued directly its share of the payments on the Home Equity Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust Fund when those amounts are received, incurred or accrued by the Trust Fund.

     A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the prescribed amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Home Equity Loans. As a result, the Trust Fund will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

     Status of the Pass-Through Securities. The Pass-Through Securities will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust Fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the

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value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are Securities ("Stripped Securities") subject to the "stripped bond" rules of section 1286 of the Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Home Equity Loans and should be characterized for federal income tax purposes as an ownership interest in the Home Equity Loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Home Equity Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

     If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgages, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events)," Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Home Equity Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Home Equity Loans will prepay at that rate or at any other rate.

     If a Home Equity Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Home Equity Loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Taxation of Pass-Through Securities If Stripped Bond Rules Do Not
Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Home Equity Loans in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method

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taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Home Equity Loans. However, OID could arise with respect to a Home Equity Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

     The Taxpayer Relief Act of 1997 amended the OID provisions of the Code to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," OID is to be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made regarding the actual rate at which prepayments will occur.

     If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Home Equity Loan, to the amount of principal on such Home Equity Loan received by the Trust Fund in that month. Because the Home Equity Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Home Equity Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Home Equity Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Home Equity Loans remaining at the time of purchase of the Pass-Through Security.

     If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Home Equity Loan under a constant yield method based on the yield of the Home Equity Loan to such Holder, provided that such Home Equity Loan was originated after September 27, 1985. Premium allocable to a Home Equity Loan originated on or before that date should be allocated among the principal payments on the Home Equity Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the Home Equity Home Equity Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

     If a Home Equity Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Home Equity Loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN");
(ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not

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
apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Investors (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds which are treated as partnerships for federal income tax purposes unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Foreign Investor, such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. For this purpose, a Foreign Investor is any Holder that is not (i) a citizen or resident of the United States; (ii) a corporation or partnership organized in or under the laws of the United States (unless, in the case of a partnership, future Treasury regulations provide otherwise); (iii) an estate the income of which is includible in gross income regardless of its source; or (iv) a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders." Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the Home Equity Loans were originated on or before July 18, 1984.

     Interest and OID of a Foreign Investor are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and the Holder timely provides an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All Foreign Investors should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

     Payments to Holders of Residual Interest Securities who are Foreign Investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

     Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Investor transfers a Residual Interest Security to a United States person (that is, a person that is not a Foreign Investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.

     We refer you to "Taxation of Holders of Residual Interest
Securities--Excess Inclusions" for more detail.

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP OR DIVISION

     If a Trust Fund is intended to be a partnership for federal income tax purposes the applicable Agreements will provide that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates will be structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Trust Fund as a partnership (such as election to treat the Trust Fund as a corporation for federal income tax purposes). If, however, the Trust Fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust Fund as a corporation for federal income tax purposes.

     Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust Fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust Fund which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust Fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on Federal Tax Counsel's conclusion that either the number of classes of debt obligations issued be the Trust Fund, or the nature of the assets held by the Trust Fund will exempt the Trust Fund from treatment as a taxable mortgage pool.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to Foreign Investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be "unrelated business taxable income," and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Seller will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership, or if there is a single Certificateholder for federal income tax purposes, to disregard the Trust Fund as an entity separate from the Certificateholder. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Generally, provided such Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Home Equity Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Home Equity Loans. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Home Equity Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Home Equity Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Home Equity Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     If Notes are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Home Equity Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Home Equity Loans will not have been issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Home Equity Loans may be greater or less than the remaining principal balance of the Home Equity Loans at the time of purchase. If so, the Home Equity Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Home Equity Loan by Home Equity Loan basis.)

     If the Trust Fund acquires the Home Equity Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Home Equity Loans or to offset any such premium against interest income on the Home Equity Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Home Equity Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the

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
Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Investors because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to Certificateholders that are Foreign Investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

     Each Certificateholder that is a Foreign Investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign Investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates such status.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code. The Seller, the related Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Fund and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust Fund between the Seller, the related Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the assets of the Trust Fund would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

     With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III. B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III. B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property, (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1)--(5) above. If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (2) the Seller, (3) the Servicer (or any other servicer),
(4) the related Trustee, (5) any obligor with respect to Home Equity Loans constituting more than 5 percent of the aggregate unamortized principal balance of the Home Equity Loans as of the date of initial issuance, (6) any insurer and
(7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Home Equity Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

     If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund and the assets of the Trust Fund.

     The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust Fund;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Rating Agencies");

     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined above);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the Seller pursuant to the assignment of the loans to the Trust Fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     (7) The Trust Fund must also meet the following requirements:

          (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

     (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust Fund, which terms and conditions have been approved by each Rating Agency.

     (3) The transfer of such Additional Loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from any Rating Agency upon termination of the Pre-Funding Period than the ratings that were obtained at the time of the initial issuance of the Certificates by the Trust Fund.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust Fund on the Closing Date.

     (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to each Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement ("Pooling Agreement"). In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

     (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

     (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by each Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by each Rating Agency ("Permitted Investments").

     (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust Fund; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

     (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust Fund and the assets of the Trust Fund as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the assets of the Trust Fund were deemed to be assets of a Plan. Under the Plan Assets Regulation, the assets of the Trust Fund would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust Fund and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust Fund, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust Fund and the assets of the Trust Fund, if so specified in the related Prospectus Supplement.

     Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the related Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

     Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

     The Securities will not constitute "mortgage-related securities" within the meaning of SMMEA unless the related Prospectus Supplement specifies that the Securities will constitute "mortgage related Securities." Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust Fund, the Depositor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the

Depositor, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

     Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, New York, New York.

                             INDEX OF DEFINED TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" or "Index of Defined Terms" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms; however the definitions included herein are materially correct. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date on which accrued interest on such Securities becomes payable currently.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Sale and Servicing Agreement, as the context requires and with respect to a Series of Notes and Certificates, the relevant combination of Agreements for such Series.

     "Appraised Value" means, with respect to property securing a Home Equity Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Home Equity Loan or sales price of such property at such time.

     "Asset Group" means, with respect to the Home Equity Loans and other assets comprising the Trust Fund of a Series, a group of such Home Equity Loans and other assets having the characteristics described in the related Prospectus Supplement.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificates" means the Asset-Backed Certificates.

     "Certificate Account" or "Collection Account" means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Home Equity Loans.

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     "Combined Home Equity Loan-to-Value Ratio" or "CLTV" means, with respect to a Home Equity Loan, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the original principal amount of such Home Equity Loan at the date of origination thereof and (ii) the outstanding principal amount of any senior loan on the Mortgaged Property at the time of origination of such Home Equity Loan, and the denominator of which is the Appraised Value of such Mortgaged Property at such date of origination.

     "Commission" means the Securities and Exchange Commission.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Home Equity Loan" means a Home Equity Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Home Equity Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Home Equity Loan during a specified period over the amount of interest required to be paid by an obligor on such Home Equity Loan on the related Due Date.

     "Delinquency Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Home Equity Loan to the extent specified in the related Prospectus Supplement.

     "Depositor" means CHEC Asset Receivable Corporation.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Account" means, with respect to a Series, the account or accounts established for the deposit of remittances from the Collection Account for distribution to Securityholders.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Home Equity Loan pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described herein under "THE TRUST FUNDS--Eligible Investments."

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
     "Enhancement" means a mechanism or instrument which is intended to provide limited protection to Holders of the applicable Class or Classes of Securities against losses on the related Home Equity Loans or other shortfalls in funds necessary to make required distributions on such Class or Classes of Securities.

     "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Servicer for a Home Equity Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "Event of Default" means any one or more of the events described as Events of Default under "The Agreements--Servicer Termination Events; Events of Default. "

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" or "Freddie Mac" means the Federal Home Equity Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" or "Fannie Mae" means the Federal National Mortgage Association.

     "Holder" or "Securityholder" means the person or entity in whose name a Security is registered.

     "Home Equity Loan" means a closed-end home equity loan secured by a Mortgaged Property.

     "Home Equity Loan Rate" means, the interest rate borne by a Home Equity
Loan.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Home Equity Loans.

     "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Home Equity Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "Lifetime Rate Cap" means the lifetime limit if any, on the Home Equity Loan Rate during the life of each adjustable rate Home Equity Loan.

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Home Equity Loan, net of liquidation expenses.

     "Minimum Rate" means the lifetime minimum Home Equity Loan Rate during the life of each adjustable rate Home Equity Loan.

     "Mixed-Use Properties" means structures of no more than three stories, which include one to four residential dwelling units and 50% or less of the space in which is used for retail, professional or other commercial uses including doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other uses intended to cater to individual customers.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgaged Property" means the real property and improvements thereon securing a Home Equity Loan.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Home Equity Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset-Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "OTS" means the Office of Thrift Supervision.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Home Equity Loans.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Seller, the Servicer and the Trustee.

     "Principal Balance" means, with respect to a Home Equity Loan and as of a Due Date, the original principal amount of the Home Equity Loan, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Home Equity Loan prior to such Due Date and applied to principal in accordance with the terms of the Home Equity Loan.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Seller to rate the Securities upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property" means real property which secured a defaulted Home Equity Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, a segregated trust account into which funds may be deposited on the Closing Date and/or over time in order to provide a source of funds to provide limited protection to the Holders of one or more Classes of Securities against losses on the related Home Equity Loans or other shortfalls in amounts necessary to make required distributions to such Holders.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Home Equity Loan, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Home Equity Loan.

     "Securities" means the Notes or the Certificates.

     "Seller" means Centex Credit Corporation d/b/a Centex Home Equity Corporation.

     "Senior Securityholder" means a holder of a Senior Security.

     "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means Centex Credit Corporation d/b/a Centex Home Equity Corporation.

     "Servicer Termination Event" means any one or more of the events described as Servicer Termination Events under "The Agreements--Servicer Termination Events; Events of Default."

     "Servicing Fee" means the fee payable to the Servicer on a periodic basis for servicing and administering the Home Equity Loans in a Trust Fund and calculated at the rate and on the basis set forth in the related Prospectus Supplement.

     "Single Family Property" means property securing a Home Equity Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Stripped Securities" means Pass-Through Securities representing interests in Home Equity Loans with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities or other Classes of securities which are themselves subordinate to other Classes, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Home Equity Loans (except any Retained Interests), rights to all amounts in the Distribution Account Collection Account, Certificate Account, Pre-Funding Account, Capitalized Interest Account or Reserve Funds, if any, distributions on the Home Equity Loans (net of servicing fees), and reinvestment earnings on such net distributions and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "UCC" means the Uniform Commercial Code.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Variable Interest Securities" means a Class of Securities on which interest will accrue at a per annum rate that will vary from Distribution Date to Distribution Date based on changes in the weighted average of the interest rates borne by the related Home Equity Loans or changes in the level of an index used to calculate such per annum rate of interest.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                  $285,000,000

                      CENTEX HOME EQUITY LOAN TRUST 1999-2

                                [Centex Logo]

                            CENTEX HOME EQUITY LOAN
                    ASSET-BACKED CERTIFICATES, SERIES 1999-2

                           CENTEX CREDIT CORPORATION
                                     D/B/A

                        CENTEX HOME EQUITY CORPORATION,
                             AS SELLER AND SERVICER

                       CHEC ASSET RECEIVABLE CORPORATION,
                                  AS DEPOSITOR

                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------

                                LEHMAN BROTHERS
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              SALOMON SMITH BARNEY

                                  MAY 12, 1999